                                 SCHEDULE 14A
                                (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO. 2)

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:
[X]    Preliminary Proxy Statement      [ ]  Confidential, for Use of the
[ ]    Definitive Proxy Statement            Commission Only (as permitted
[ ]    Definitive Additional Materials       by Rule 14a-6(e)(2))
[ ]    Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                      AMERICAN INDUSTRIAL PROPERTIES REIT
               (Name of Registrant as Specified in Its Charter)

                                Not Applicable
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]    No fee required.
[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

       (1) Title of each class of securities to which transaction applies:
--------------------------------------------------------------------------------
       (2) Aggregate number of securities to which transaction applies:
--------------------------------------------------------------------------------
       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
--------------------------------------------------------------------------------
       (4) Proposed maximum aggregate value of transaction:
--------------------------------------------------------------------------------
       (5)  Total fee paid:
--------------------------------------------------------------------------------
[ ]    Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

       (1)  Amount Previously Paid:

       (2) Form, Schedule or Registration Statement No.:

       (3)  Filing Party:

       (4)  Date Filed:

                      AMERICAN INDUSTRIAL PROPERTIES REIT
                                _______________

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD JUNE 30, 1997
                                _______________

TO THE SHAREHOLDERS OF AMERICAN INDUSTRIAL PROPERTIES REIT:

     You are cordially invited to attend the Annual Meeting of Shareholders of American Industrial Properties REIT to be held at 2200 Ross Avenue, 40th Floor, Dallas, Texas 75201, on Monday, June 30, 1997, at 9:00 a.m. (Dallas time), for the following purposes:

     1. To approve the authorization of an additional 490,000,000 Shares of Beneficial Interest ("Common Shares").

     2. To approve the adoption of the Third Amended and Restated Declaration of Trust which includes provisions limiting share ownership, dealing with business combinations, allowing dividends to be paid in cash and shares and allowing the Trust Managers to take any action necessary to preserve the Trust's status as a real estate investment trust.

     3.   To approve the authorization of 50,000,000 preferred shares.

     4.   To approve a proposal to eliminate cumulative voting.

     5. To approve a transaction which would allow the conversion of debt by USAA Real Estate Company into Common Shares, and, if proposal one is not approved, an increase in the number of authorized Common Shares to enable such conversion to occur.

     6. To approve a transaction which would allow the conversion of debt by MS Real Estate Special Situations, Inc. and certain clients of Morgan Stanley Asset Management, Inc. into Common Shares and, if proposal one is not approved, an increase in the number of authorized Common Shares to enable such conversion to occur.

     7. To approve the issuance by the Trust of up to $15 million of additional senior convertible debt securities and, if proposal one is not approved, an increase in the number of authorized Common Shares to enable such conversion to occur.

     8.   To approve the Employee and Trust Manager Incentive Share Plan.

     9.   To elect five Trust Managers.

     10. To ratify the selection of Ernst & Young LLP as independent auditors for the year ended December 31, 1996.

     11. To approve the postponement or adjournment of the Annual Meeting for the solicitation of additional votes, if necessary.

     12. To transact such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

     Only holders of record of Shares of Beneficial Interest of the Trust on May 12, 1997 will be entitled to notice of, and to vote at, the Annual Meeting or any postponements or adjournments thereof.

     In connection with the election of Trust Managers, shareholders may cumulate their votes by giving written notice of their intention to cumulate votes to the Trust Managers at the Trust's principal executive office, on or before 5:00 p.m. Dallas time on Sunday, June 29, 1997. Faxed notices to (972) 550-6037 will be accepted.

     A copy of the Proxy Statement relating to the Annual Meeting accompanies this Notice of Annual Meeting of Shareholders. Each shareholder is urged to read the Proxy Statement in its entirety.

                             YOUR VOTE IS IMPORTANT

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING REGARDLESS OF THE NUMBER OF SHARES OF BENEFICIAL INTEREST YOU HOLD. YOU ARE INVITED TO ATTEND THE ANNUAL MEETING IN PERSON BUT WHETHER OR NOT YOU PLAN TO ATTEND, YOU MAY ENSURE YOUR REPRESENTATION BY COMPLETING, SIGNING, DATING AND PROMPTLY RETURNING THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY, IF YOU PREFER, REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

                                        By Order of the Trust Managers



                                                Marc A. Simpson
                                        Secretary and Chief Financial Officer
6220 North Beltline
Suite 205
Irving, Texas 75063
(972) 550-6053
May 12, 1997

                      AMERICAN INDUSTRIAL PROPERTIES REIT
                              6220 NORTH BELTLINE
                                   SUITE 205
                             IRVING, TEXAS  75063
                                (972) 550-6053

                               ----------------

                                PROXY STATEMENT

                               ----------------

                        ANNUAL MEETING OF SHAREHOLDERS
                             MONDAY, JUNE 30, 1997

                               -----------------

     This Proxy Statement is furnished in connection with the solicitation of Proxies by the Trust Managers of American Industrial Properties REIT, a Texas real estate investment trust (the "Trust"), for use at the Annual Meeting of Shareholders to be held at 2200 Ross Avenue, 40th Floor, Dallas, Texas 75201 at 9:00 a.m. Dallas time on Monday, June 30, 1997. Accompanying this Proxy Statement is the Proxy for the Annual Meeting, which you may use to indicate your vote as to each of the proposals described in this Proxy Statement. This Proxy Statement and the accompanying Proxy are first being mailed to shareholders on or about May 14, 1997. The Annual Report outlining the Trust's operations for the fiscal year ended December 31, 1995 (the "1995 Annual Report") was mailed to shareholders on or about August 5, 1996 and the Annual Report for the fiscal year ended December 31, 1996 was mailed to shareholders on or about March 13, 1997 (the "1996 Annual Report").

     The close of business on May 12, 1997 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. As of the record date, the Trust had outstanding 10,000,000 shares of beneficial interest, $0.10 par value, the only outstanding security of the Trust (the "Common Shares").

     At the Annual Meeting, action will be taken to: (i) approve the authorization of an additional 490,000,000 Common Shares; (ii) approve the adoption of the Third Amended and Restated Declaration of Trust (the "Amended Declaration of Trust") which includes provisions limiting share ownership, dealing with business combinations, allowing dividends to be paid in cash and shares and allowing the Trust Managers to take any action necessary to preserve the Trust's status as a real estate investment trust ("REIT"); (iii) approve the authorization of 50,000,000 preferred shares; (iv) approve a proposal to eliminate cumulative voting; (v) approve a transaction which would allow the conversion of the Trust's debt by USAA Real Estate Company ("USAA REALCO") into Common Shares, and, if proposal one is not approved, an increase in the number of authorized Common Shares to enable such conversion to occur; (vi) approve a transaction which would allow the conversion of the Trust's debt by MS Real Estate Special Situations, Inc. ("MSRE") and certain clients of Morgan Stanley Asset Management, Inc. ("MSAM") (collectively, the "Purchasers") into Common Shares and, if proposal one is not approved, an increase in the number of authorized Common Shares to enable such conversion to occur; (vii) approve the issuance by the Trust of up to $15 million of additional senior convertible debt securities and, if necessary, an increase in the number of authorized Common Shares to enable such conversion to occur; (viii) approve the Employee and Trust Manager Incentive Share Plan; (ix) to elect five Trust Managers to hold office until their successors, if any, are duly elected and qualified at the next annual meeting of shareholders; (x) ratify the selection of Ernst & Young LLP as independent auditors for the Trust for the fiscal year ended December 31, 1996 (the "1996 Fiscal Year"); (xi) approve the postponement or adjournment of the Annual Meeting for the solicitation of additional votes, if necessary; and (xii) to transact such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

     Management of the Trust believes the approval of proposals one and three are necessary to improve the Trust's capital structure to enable the Trust the ability to attempt to raise capital through the public and/or private equity or convertible debt markets. The increase in authorized Common Shares and Preferred Shares will also allow the Trust the ability to attempt to acquire properties by issuing securities to the owners of such properties. Each issuance of additional Common Shares or securities convertible into Common Shares will result in dilution in the percentage ownership of the Trust by its current shareholders. The authorization of additional securities may also have the effect of discouraging a third party from making an acquisition proposal for the Trust. See "PROPOSAL ONE --

AUTHORIZATION OF ADDITIONAL COMMON SHARES" and "PROPOSAL THREE -- AUTHORIZATION OF PREFERRED SHARES -- DETRIMENTS."

     The shareholders are being asked to approve the Amended Declaration of Trust which contains provisions which may have the effect of discouraging a third party from making an acquisition proposal for the Trust, allowing dividends to be paid in shares or cash, and eliminating the requirement that the Board of Trust Managers consist of a majority of independent Trust Managers. Management believes the proposed amendments are necessary, in certain instances, to comply with the Texas REIT Act and to conform to industry standards. See "PROPOSAL TWO --ADOPTION OF THE THIRD AMENDED AND RESTATED DECLARATION OF TRUST."

     Management has proposed the elimination of cumulative voting for the election of Trust Managers. Management believes the elimination of this provision will enable the Trust to conform to industry standards, thereby making the Trust a more attractive investment. There can be no assurance, however, that elimination of this provision will attract new investors. Generally, cumulative voting provides minority shareholders the opportunity to elect a trust manager to a trust's board of trust managers. The elimination of cumulative voting will have the effect of eliminating the minority shareholders' ability to elect a representative to the Board of Trust Managers. See "PROPOSAL FOUR --ELIMINATION OF CUMULATIVE VOTING."

     Management believes proposal five offers the advantage of allowing a creditor to convert the Trust's debt into Common Shares thus enhancing the Trust's financial position. The elimination of this debt should afford the Trust the opportunity to borrow additional funds at more favorable interest rates to acquire additional properties. Further it will eliminate the restriction on the Trust from paying dividends on its Common Shares. By converting the debt, USAA REALCO will be able to purchase Common Shares at a discount to its current market price per share. If USAA REALCO had converted the debt on April 1, 1997 at $2.00 per share and the aggregate principal balance of the Modified Note was $5,449,618, it would have received 2,724,809 Common Shares upon conversion, representing a $0.625 per share discount ($1,703,006 aggregate discount) from the closing price of $2.625 per share on March 31, 1997. See "PROPOSAL FIVE -- CONVERSION OF USAA REALCO DEBT INTO COMMON SHARES."


     As with proposal five, management believes proposal six offers the Trust the ability to enhance its financial position. If proposal six is approved, all debt securities issued to the Purchasers will automatically be converted into Common Shares. If the Purchasers had converted $20 million of debt on April 1, 1997 at $2.45 per share, it would have received 8,163,265 Common Shares upon conversion, representing a $0.175 per share discount ($1,428,571 aggregate discount) from the closing price of the Common Shares on March 31, 1997. The conversion into Common Shares will result in ownership dilution to current shareholders. See "PROPOSAL SIX -- CONVERSION OF ADDITIONAL DEBT INTO COMMON SHARES."

     Proposal seven gives the Trust the flexibility to issue up to an additional $15 million of convertible debt securities on terms no more favorable than the convertible debt issued to the Purchasers. The proceeds from any such issuance would be used to purchase additional properties. The conversion of any debt issued under proposal seven would result in ownership dilution to current shareholders. See "PROPOSAL SEVEN -- ISSUANCE OF ADDITIONAL CONVERTIBLE DEBT SECURITIES."

     Management believes the approval of proposal eight is necessary for the Trust to attract and retain qualified employees and Trust Managers and to align their interests with those of the Trust and its shareholders. The issuance of Common Shares under the incentive plan will result in ownership dilution to current shareholders. See "PROPOSAL EIGHT -- EMPLOYEE AND TRUST MANAGER INCENTIVE SHARE PLAN."

     A shareholder is entitled to cast one vote for each Common Share held on the record date on all matters to be considered at the Annual Meeting; however, the Trust's current Declaration of Trust (the "Current Declaration of Trust") provides that if the Trust becomes aware than any person beneficially owns 30% or more of the Trust's outstanding Common Shares, there shall be cumulative voting for the election of Trust Managers. USAA REALCO, as of the record date, beneficially owns 31.82% of the Trust's outstanding Common Shares. Accordingly, all shareholders entitled to vote at the Annual Meeting may cumulate their votes for the election of Trust Managers. See "PROPOSAL NINE: ELECTION OF TRUST MANAGERS." Any shareholder desiring to cumulate votes must give written notice of their intention to do so, addressed to the Board of Trust Managers at the Trust's principal executive office, on or before 5:00 p.m. Dallas time on Sunday, June 29, 1997. Faxed notices to (972) 550-6037 will be accepted.

     Shareholders are urged to sign the accompanying Proxy, and after reviewing the information contained in this Proxy Statement to return the Proxy in the envelope enclosed for that purpose. Valid Proxies will be voted at the Annual Meeting and at any adjournments thereof in the manner specified therein. If no direction is given, but the Proxy is validly executed, such Proxy will be voted FOR each of the eleven proposals. IN THEIR DISCRETION, THE PERSONS AUTHORIZED UNDER THE PROXIES WILL VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

     A shareholder may revoke his, her or its Proxy at any time before it is voted either by filing with the Secretary of the Trust at its principal executive office a written notice of revocation, by submitting a duly executed Proxy bearing a later date, or by attending the Annual Meeting and expressing a desire to vote his, her or its Common Shares in person.

     The holders of a majority of the Common Shares issued and outstanding and entitled to vote, present in person or represented by Proxy (5,000,001 Common Shares), shall constitute a quorum for the transaction of business at the Annual Meeting. If such quorum should not be present at the Annual Meeting, the Annual Meeting may be adjourned from time to time without notice, other than announcement at the Annual Meeting, until a quorum shall be present.

     If necessary, the Annual Meeting may be postponed or adjourned for the solicitation of additional votes. Adoption of the proposal to adjourn or postpone the Annual Meeting for the solicitation of additional votes requires approval by the holders of a majority of the Common Shares present in person or represented by proxy, and entitled to vote at the Annual Meeting.

     Abstentions and broker non-votes (where a nominee holding Common Shares for a beneficial owner has not received voting instructions from the beneficial owner with respect to a particular matter and such nominee does not possess or choose to exercise discretionary authority with respect thereto) will be included in the determination of the number of Common Shares present at the Annual Meeting for quorum purposes. Abstentions and broker non-votes will have the same effect as a vote against the proposals. Failure to return the Proxy or failure to vote at the Annual Meeting will have the same effect as a vote against the proposals.

     The Trust's principal executive offices are located at 6220 North Beltline, Suite 205, Irving, Texas 75063.

                                  PROPOSAL ONE

                   AUTHORIZATION OF ADDITIONAL COMMON SHARES



     In order to afford greater flexibility with respect to the future capitalization of the Trust, it is proposed that the Trust be authorized to issue up to 490,000,000 Common Shares in addition to the 10,000,000 Common Shares presently authorized and outstanding for a total authorization of 500,000,000 Common Shares. Common Shares may be automatically deemed "Excess Securities" under certain circumstances described below under "PROPOSAL TWO -- ADOPTION OF THE THIRD AMENDED AND RESTATED DECLARATION OF TRUST."

DESCRIPTION OF COMMON SHARES


     Subject to the preferential rights of any other shares or series of shares and to the provisions of the Amended Declaration of Trust regarding Excess Securities, holders of Common Shares are entitled to receive dividends on the Common Shares if, as and when authorized and declared by the Board out of assets legally available therefor and to share ratably in the assets of the Trust legally available for distribution to its shareholders in the event of its liquidation, dissolution or winding-up after payment of, or adequate provision for payment of, all known debts and liabilities of the Trust.

     Subject to the provisions of the Amended Declaration of Trust regarding Excess Securities, each outstanding Common Share entitles the holder to one vote on all matters submitted to a vote of shareholders, including the election of Trust Managers, and, except as otherwise required by law or except as provided with respect to any other class or series of shares, the holders of Common Shares possess the exclusive voting power.

     Subject to the provisions of the Amended Declaration of Trust regarding Excess Securities, Common Shares have equal dividend, distribution, liquidation and other rights and will have no preference, appraisal or exchange rights. Holders of Common Shares have no conversion, sinking fund, redemption or preemptive rights to subscribe for any securities of the Trust.

     As discussed below under "PROPOSAL FIVE: CONVERSION OF USAA REALCO DEBT INTO COMMON SHARES," if proposal five is approved by the shareholders, then certain debt of the Trust owned by USAA REALCO may be converted to Common Shares pursuant to an agreement between the Trust and USAA REALCO. Additionally, as discussed under "PROPOSAL SIX -- CONVERSION OF ADDITIONAL DEBT INTO COMMON SHARES" and "PROPOSAL SEVEN -- ISSUANCE OF ADDITIONAL SENIOR CONVERTIBLE DEBT," if proposals six and seven are approved by the shareholders, then certain other debt securities of the Trust will be converted into Common Shares. The Trust currently has no other agreements for issuance of additional Common Shares. Nevertheless, the Trust may, in the future, pursue a variety of transactions that involve such an issuance, whether in exchange for cash or real properties, on such terms and conditions as are to be determined by the Board. Accordingly, it is currently not possible to predict the precise terms of any such transactions, or whether such transactions will be consummated. No further shareholder approval would be sought in connection with these transactions, unless shareholder approval is required under the Texas REIT Act or by the rules of the New York Stock Exchange ("NYSE") or any other national securities exchange on which securities of the Trust may become listed.

BENEFITS AND DETRIMENTS

     The Trust Managers believe the proposed increase in the number of authorized Common Shares is necessary to continue the Trust's strategy of pursuing the opportunities available in today's real estate and capital markets. Management believes these opportunities include the ability to acquire and develop additional properties at investment yields in excess of the Trust's cost of capital, in order to achieve positive spread investing and increased cash flow to the Trust. There can be no assurance that such investments will be available, however, or if available, that such investments will result in investment yields in excess of the Trust's cost of capital. The following potential benefits and detriments should be considered when determining whether to vote for or against proposal one which includes an increase in the number of authorized Common Shares:

     Improved Capital Structure.  On October 23, 1993, the shareholders of the
     --------------------------
     Trust approved a modification to the Declaration of Trust which had the effect of converting the Trust from a finite life entity with a maximum term of 15 years of existence into an infinite life entity with no predetermined date of termination. The finite life status of the Trust had limited the Trust's access to more competitively priced sources of capital. Consistent with the removal of the finite life limitation on the Trust, the increase in the number of authorized Common Shares provides a capital structure under the proposed Amended Declaration of Trust which is expected to allow the Trust improved access to the capital markets which should enable it to adapt to changing capital market conditions while expanding and diversifying its investment portfolio. The Current Declaration of Trust authorizes the issuance of only 10,000,000 Common Shares, all such Common Shares being equal in rights and preferences. As of May 1, 1997, all 10,000,000 Common Shares were outstanding. The Amended Declaration of Trust will authorize the Trust to issue a total of 500,000,000 Common Shares and, if proposal three is adopted, 50,000,000 Preferred Shares. Among other things, this greater number of authorized Common Shares and Preferred Shares provides the Trust with greater flexibility to issue shares, options or warrants to raise capital for the Trust. Also, the Trust would not have to amend its Declaration of Trust to increase the authorized capital stock of the Trust each time it proposes to enter into a transaction involving the issuance of securities. The time and expense required to obtain such approvals would likely cause such transactions to be impracticable.

     Purchase of Property With Securities.  Under the Amended Declaration of
     ------------------------------------
     Trust, the Trust would have a greater number of authorized Common Shares and other securities, which could be used by the Trust to acquire additional properties which meet the investment objectives and policies of the Trust. The availability of these additional Common Shares or other securities allows for additional flexibility in negotiating and structuring an acquisition from a potential seller. There can be no assurance, however, that the Trust will be able to acquire properties through the issuance of Common Shares or other securities.

     Ownership Dilution.  The approval of proposals one and three will result in
     ------------------
     a substantially greater number of authorized shares than the Trust has under the Current Declaration of Trust. Under the Amended Declaration of Trust, the Trust's additional authorized Common Shares may be offered in capital raising transactions on behalf of the Trust. Such transactions would result in ownership dilution to then-current shareholders. The authorized but unissued Common Shares or Preferred Shares of the Trust under the Amended Declaration of Trust may be issued for any corporate purpose, including the purchase of additional properties and the investment in, or acquisition of, interests in other entities, including other corporations, REITs or limited partnerships whose assets consist of investments suitable for the Trust. Authorized and unissued Common Shares or Preferred Shares could also be issued in one or more transactions which would make it more difficult, and therefore less likely, to effect a takeover of the Trust. Any such issuance of additional Common Shares or Preferred Shares could have the effect of diluting the earnings per share, book value per share, voting power of existing Common Shares and the ownership of persons seeking to obtain control of the Trust.

     Anti-takeover Effects.  The authorization of additional Common Shares,
     ---------------------
     including the authorization of the Preferred Shares, may have the effect of discouraging a third party from making an acquisition proposal for the Trust and may thereby inhibit a change in control of the Trust under circumstances that could give shareholders the opportunity to realize a premium over the then-prevailing market prices of Common Shares. Furthermore, the ability of the Trust's shareholders to effect a change in management control of the Trust would be substantially impeded by such anti-takeover provisions.

SHAREHOLDER VOTE

     The affirmative vote of the holders of two-thirds of the outstanding Common Shares (6,666,667 Common Shares) is required to approve an increase in the number of authorized Common Shares. Abstentions and broker non-votes will have the same effect as a vote against the proposal. The Trust Managers have unanimously approved and adopted the proposed amendment to increase the number of authorized Common Shares, subject to the approval of the shareholders, and intend to vote Common Shares held by them in favor of proposal one. The Trust Managers and the executive officers of the Trust own a total of 117,250 Common Shares (1.17%). Additionally, USAA REALCO owns a total of 3,182,206 Common Shares (31.82%). USAA REALCO has expressed its intent to vote Common Shares held by it in favor of proposal one.

     USAA REALCO has advised the Trust that if proposal one is not approved by the shareholders, it is highly doubtful that it would convert the Modified Notes (as defined below) into Common Shares. SEE "PROPOSAL FIVE--CONVERSION OF USAA REACLO DEBT INTO COMMON SHARES."

RECOMMENDATION OF THE TRUST MANAGERS

     THE TRUST MANAGERS UNANIMOUSLY RECOMMEND THAT THE SHAREHOLDERS VOTE FOR PROPOSAL ONE.

                                  PROPOSAL TWO

                   ADOPTION OF THE THIRD AMENDED AND RESTATED
                              DECLARATION OF TRUST


BACKGROUND

     As noted in the discussion that follows, certain proposed amendments to the Current Declaration of Trust are specifically drafted to comport to industry standards and with corresponding sections of the Texas Real Estate Investment Trust Act (the "Texas REIT Act"), which was amended effective September 1, 1995. The proposed addition of Articles Nineteen and Twenty-One to the Trust's charter is proposed pursuant to the terms of the Settlement Agreement entered into by the Trust in connection with the settlement of the litigation involving the Trust, Pure World, Inc. and Robert Strougo (the "Settlement Agreement"). This summary is not intended to be complete and is subject to, and qualified in its entirety by, reference to the proposed Amended Declaration of Trust, a copy of which is attached hereto as Appendix A.
                            ----------


 FEATURES OF THIRD AMENDED AND RESTATED DECLARATION OF TRUST

     Set forth below is a discussion of the proposed material amendments to the Current Declaration of Trust.

     ELIMINATION OF 15-YEAR MAJOR CAPITAL IMPROVEMENTS RESTRICTION. Article Three of the Current Declaration of Trust is proposed to be eliminated because it is no longer required by the Texas REIT Act. The prior Section 3.1(A)(3) of the Texas REIT Act mandated that a REIT organized under the Texas REIT Act include in its declaration of trust a provision requiring the REIT to make major capital improvements to any real property acquired by such REIT within 15 years of purchasing the real property. If such major capital improvements were not made within the 15-year period, the REIT was required to sell the property. The Texas REIT Act also afforded a private right of action to any citizen of Texas to enforce the 15-year major capital improvements provision. This provision was rescinded by the Texas legislature when the Texas REIT Act was amended effective September 1, 1995.

     Article Three of the Current Declaration of Trust was adopted when the Trust had a finite life and in order to comply with the former Texas REIT Act's 15-year major capital improvements requirement. The Trust Managers believe this provision should be removed because it unnecessarily and unreasonably restricts the Trust's investment policy and operations, particularly in light of the Trust's infinite life, and potentially exposes the Trust to private rights of action that are no longer sanctioned by the Texas REIT Act. As a result, the Amended Declaration of Trust removes the 15-year major capital improvements requirement in its entirety. The general effect of the proposed provision is to allow the Trust greater flexibility in investing in, holding, selling and improving real property.

     CONSIDERATION FOR TRUST SHARES. Article Eight of the proposed Amended Declaration of Trust has been revised to comport to amendments made by the Texas legislature to the Texas REIT Act providing that consideration for shares in a REIT formed thereunder may be in forms other than money paid or property received. The amended Texas REIT Act provisions regarding consideration the Trust may accept in exchange for its shares now allows the Trust to accept any tangible or intangible benefit to the Trust, including cash, promissory notes, services performed, contracts for services to be performed or other securities of the Trust. The proposed Article Eight comports with these amendments to the Texas REIT Act. Among other things, the proposed provision will afford the Trust greater flexibility in financing its operations and raising capital.

     BUSINESS COMBINATIONS. Article Thirteen of the proposed Amended Declaration of Trust establishes special voting and procedural requirements designed to deter certain partial or "two-step" tender offers. The Current Declaration of Trust does not contain any similar provision.

     The Amended Declaration of Trust will require that, except in certain circumstances, a Business Combination (as defined below) between the Trust and a Related Person (as defined below) be approved by the affirmative vote of the holders of 80% of the outstanding Common Shares and Preferred Shares, including the vote of the holders of not less than 50% of the Common Shares and Preferred Shares not owned by the Related Person.

     The Amended Declaration of Trust provides that a "Business Combination" is:
(i) any merger or consolidation, if and to the extent permitted by law, of the Trust or a subsidiary with or into a Related Person; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition, of more than 35% of the book value of the total assets of the Trust as of the end of the last fiscal year, to or with a Related Person; (iii) the issuance or transfer by the Trust (other than by way of a pro rata dividend to all shareholders) of any securities of the Trust or a subsidiary to a Related Person; (iv) any reclassification of securities (including a reverse share split) or recapitalization by the Trust that would increase the voting power of the Related Person; (v) the adoption of any plan or proposal for the liquidation or dissolution of the Trust proposed by or on behalf of a Related Person which involves any transfer of assets or any other transaction in which the Related Person has any direct or indirect interest (except proportionately as a shareholder); (vi) any series or combination of transactions having, directly or indirectly, substantially the same effect as the foregoing; and (vii) any agreement, contract or other arrangement providing, directly or indirectly, for any of the foregoing.

     A "Related Person" generally is defined in the Amended Declaration of Trust to include any individual, corporation, partnership or other person and their affiliates and associates which, individually or together, is the beneficial owner in the aggregate of more than 50% of the outstanding shares of the Trust, except that an individual, corporation, partnership or other person which, individually or together, beneficially owns or upon conversion of debt securities (owned or with regard to which such individual, corporation, partnership or other person is committed to purchase as of the date of adoption of the Amended Declaration of Trust) would own in excess of 20% of the Trust's Common Shares at the time the Amended Declaration of Trust is adopted by the shareholders will become a Related Person only at such time as his, her, its or their beneficial ownership exceeds 80% of the outstanding shares of the Trust.

     The voting requirements outlined above will not apply, however, if: (i) the Board by a vote of not less than 80% of the Trust Managers then holding office
(a) have expressly approved in advance the acquisition of shares that caused the Related Person to become a Related Person, or (b) have expressly approved the Business Combination prior to the date on which the Related Person involved in the Business Combination shall have become a Related Person; or (ii) the Business Combination is solely between the Trust and an entity, 100% of the voting shares of which is owned directly or indirectly by the Trust; or (iii) the Business Combination is proposed to be consummated within one year of the consummation of a Fair Tender Offer (as defined below) by the Related Person in which Business Combination the cash or the Fair Market Value (as defined below) of the property, securities or other consideration to be received per share by all remaining holders of shares in the Business Combination is not less than the price offered in the Fair Tender Offer; or (iv) the Rights (as defined below) shall have become exercisable; or (v) all of the following conditions shall have been met: (a) the Business Combination is a merger or consolidation, consummation of which is proposed to take place within one year of the date of the transaction pursuant to which such person became a Related Person and the cash or Fair Market Value of the property, securities or other consideration to be received per share by all remaining holders of shares in the Business Combination is not less than the highest per share price paid by the Related Person in acquiring any of its holdings of shares, determined as of the date of consummation of such Business Combination (a "Fair Price"); (b) the consideration to be received by such holders is either cash or, if the Related Person shall have acquired the majority of its holdings of shares for a form of consideration other than cash, in the same form of consideration with which the Related Person acquired such majority; (c) after such person has become a Related Person and prior to consummation of such Business Combination (1) except as approved by a majority of the Trust Managers continuing in office, there shall have been no reduction in the annual rate of dividends, if any, paid per share on the shares except any reduction proportionate with any decline in the Trust's net income, and (2) such Related Person shall not have received the benefit, directly or indirectly, of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Trust prior to the consummation of such Business Combination (other than in connection with financing a Fair Tender Offer); and (d) a proxy statement that conforms in all respects with the provisions of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), shall be mailed to shareholders of the Trust at least 30 days prior to the consummation of the Business Combination for the purpose of soliciting shareholder approval of the Business Combination.

     If a person has become a Related Person and within one year after the date (the "Acquisition Date") of the transaction pursuant to which the Related Person became a Related Person (x) a Business Combination meeting all of the requirements of clause (v) above regarding the applicability of the 80% voting requirement shall not have been consummated, and (y) a Fair Tender Offer shall not have been consummated, and (z) the Trust shall not have been dissolved and liquidated, then, in such event, the beneficial owner of each share (not including shares beneficially owned by the Related Person) (each such beneficial owner being hereinafter referred to as a "Holder") shall have the right (individually a "Right" and collectively the "Rights"), which may be exercised subject to certain conditions, commencing at the opening of business on the one-year anniversary date of the Acquisition Date and continuing for a period of 90 days thereafter (the "Exercise Period"), to sell to the Trust one share upon the exercise of such Right. At 5:00 p.m., Dallas, Texas time, on the last day of the Exercise Period, each Right not exercised shall become void, and, except as otherwise provided in the Amended Declaration of Trust, the certificates representing shares beneficially owned by a Holder shall no longer represent Rights. The purchase price for a share upon exercise of an accompanying Right generally shall be equal to the then-applicable Fair Price paid by the Related Person pursuant to the exercise of the Right relating thereto.

     The Fair Price provision is designed to prevent a purchaser from utilizing two-tier pricing and similar tactics in an attempted takeover of the Trust, and it may have the overall effect of making it more difficult to acquire and exercise control of the Trust. The Fair Price provision may provide the Trust Managers with enhanced ability to block any proposed acquisition of the Trust and to retain their positions in the event of a takeover bid. In certain situations, the Fair Price provision may require a Related Person to pay a higher price for shares or structure his, her or its transaction differently than would be the case in the absence of the Fair Price provision. For example, in order to comply with the fair price provision's minimum price criteria, the Related Person may be required to pay a price for shares that does not necessarily reflect current market prices. In certain cases, the Fair Price provision's minimum price provision, while providing objective pricing criteria, could be arbitrary and not indicative of value. In addition, a Related Person may be unable, as a practical matter, to comply with all of the procedural requirements of the Fair Price provision. In these circumstances, unless a potential purchaser were willing to purchase 80% of the shares as the first step in a Business Combination (or unless a potential purchaser were assured of obtaining the affirmative votes of at least 80% of the shares), the purchaser would be required either to negotiate with the Board and offer terms acceptable to it or to abandon the proposed Business Combination.

     The foregoing provisions are designed to deter partial or "two-step" tender offers. The first step in this technique is a tender offer made by another person or entity seeking control of the target entity at a price that often substantially exceeds the market value of the target entity's stock or comparable interest. After acquiring a controlling number of shares, the acquirer will then effectuate the second step: a business combination with the target entity designed to eliminate the then-remaining shareholders' interest in the target. The terms of the second step business combination may not reflect arm's length bargaining and therefore may not assure proper treatment of the
shareholders remaining after the first-step tender offer.   Although it may,
under certain circumstances, have the effect of discouraging unilateral tender offers or other takeover proposals and enhance the ability of the Trust Managers to retain their positions in the event of a takeover bid, inclusion of the Business Combination provision in the Amended Declaration of Trust may assure, to some degree, fair treatment of all shareholders in the event of a two-step takeover attempt.

     SHARE DIVIDENDS. Article Fourteen of the proposed Amended Declaration of Trust has been revised to allow for dividends of the Trust to be paid in shares of the Trust, cash and property, rather than only cash and property as currently provided. The general effect of the proposed provision is to afford the Trust greater flexibility in the means by which it pays distributions to its shareholders.

     REDEMPTION OF TRUST SHARES. Article Fifteen of the proposed Amended Declaration of Trust allows the Trust to purchase or acquire its own shares, subject to the limitations of the Texas REIT Act. The Texas REIT Act allows REITs formed thereunder to redeem or purchase shares unless (i) after giving effect thereto, the Trust would be insolvent, or (ii) the amount paid therefor exceeds the surplus of the Trust. The term "surplus" is defined by reference to the Texas Business Corporation Act as the excess of the net assets of a corporation over its stated capital. Moreover, if the net assets of the Trust are not less than the proposed distribution, the Trust may make a distribution to purchase or redeem any of its shares if the purchase or redemption is made, for example, to effect the purchase or redemption of redeemable shares in accordance with the Texas REIT Act. The proposed provision comports with the requirement of Section 3.30(A)(2) of the Texas REIT Act that requires rights of redemption to be enumerated by a Texas REIT in its operative declaration of trust. The proposed provision affords the Trust a means of distributing assets of the Trust by acquiring outstanding shares, as well as the ability to redeem shares in transactions in which such a redemption may be beneficial to the Trust and its shareholders.

     INDEMNIFICATION. The Trust Managers are accountable to the Trust as fiduciaries and, consequently, must exercise good faith and integrity in handling its affairs. Pursuant to the Texas REIT Act, the proposed Amended Declaration of Trust provides that the Trust shall indemnify every Indemnitee (as defined below) against all judgments, penalties, fines, amounts paid in settlement and reasonable expenses actually incurred by the Indemnitee in connection with any Proceeding (as defined in Article Sixteen of the Amended Declaration of Trust) in which such Indemnitee was, is or is threatened to be named as a defendant or respondent or called as a witness, by reason of his or her serving or having served in various capacities for the Trust if it is determined that the Indemnitee conducted himself or herself in good faith, reasonably believed that his or her conduct was in the Trust's best interests (or, in certain cases, not opposed to the Trust's best interests) and, in the case of any criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful. For purposes of the Amended Declaration of Trust, "Indemnitee" means: (i) any present or former Trust Manager or officer of the Trust; (ii) any person who while serving in any of the capacities referred to in clause (i) hereof served at the Trust's request as a trust manager, director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another REIT or foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise; and (iii) any person nominated or designated by (or pursuant to authority granted by) the Trust Managers or any committee thereof to serve in any of the capacities referred to in clauses (i) or (ii) hereof.

     The substantive provisions of proposed Article Sixteen of the Amended Declaration of Trust do not materially differ from the indemnification provisions contained in the Current Declaration of Trust, which provisions also provide for indemnification to the fullest extent lawful. The Trust Managers believe that proposed Article Sixteen better enumerates the persons to whom the Trust's indemnification provisions apply, as well as the terms and conditions of such indemnification within the scope of the Texas REIT Act.

     RESCISSION OF MAJORITY INDEPENDENT TRUST MANAGER PROVISION. The Current Declaration of Trust contains certain provisions that require a majority of the Trust Managers to be "Independent Trust Managers," which means a Trust Manager who: (i) does not perform any services for the Trust (except in the capacity as a Trust Manager) whether as an agent, advisor, consultant, employee, property manager, or in any other capacity whatsoever (other than as Trust Manager); and
(ii) is not an Affiliate of any person or entity that performs any services for the Trust (other than as a Trust Manager). For purposes of the Current Declaration of Trust, "Affiliate" means any individual, corporation, partnership, trust, unincorporated organization, association or other entity that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with any person or entity that performs any services for the Trust (other than as a Trust Manager).

     On October 22, 1993, the holders of over 80% of the Common Shares of the Trust voted to adopt the Current Declaration of Trust and perpetuate the Trust's existence beyond its original finite life. The Trust is no longer affiliated with the organizer of the Trust and, as a result, the Trust Managers do not believe the provision of the Current Declaration of Trust requiring that a majority of the Trust Managers be Independent Trust Managers serves the purpose for which it was originally intended (i.e., to maintain a governing body of the
Trust that is independent of the organizer of the Trust).   The Trust Managers
also believe that because all Trust Managers must be elected by a majority of the outstanding Common Shares, the shareholders themselves are able to determine whether any particular person nominated to serve as a Trust Manager, regardless of whether such person would qualify as an Independent Trust Manager or not, should serve in that capacity. Although the NYSE requires the Trust to have two independent Trust Managers, to the knowledge of management of the Trust, a provision requiring a majority of independent Trust Managers contained in the declaration of trust or articles of incorporation is not common in the REIT industry.

     NUMBER AND TERM OF TRUST MANAGERS. Consistent with the Texas REIT Act, Article Eighteen of the proposed Amended Declaration of Trust provides that the number of Trust Managers shall be fixed by the Board as provided in the Bylaws of the Trust. Proposed Article Eighteen also states, in conformity with the Texas REIT Act, that each Trust Manager serves until his or her successor is elected and qualified or until his or her death, retirement, resignation or removal. If a Trust Manager is serving to fill a position on the Board created by an increase in the number of Trust Managers, or if a Trust Manager is serving at a time when the authorized number of Trust Managers is decreased, then he or she will continue to serve until his or her death, retirement, resignation or removal. The substantive provisions of proposed Article Eighteen are compelled by the Texas REIT Act and the provision allowing the Board to fix the number of Trust Managers is identical to the comparable Bylaw provision that is presently operative and which was adopted in accordance with the Texas REIT Act.

     REMOVAL OF TRUST MANAGERS AND VACANCIES ON THE BOARD OF TRUST MANAGERS. Consistent with the Texas REIT Act, Article Eighteen of the proposed Amended Declaration of Trust also provides that any Trust Manager may be removed from office at any time, but only by the affirmative vote of the holders of two-thirds of the then-outstanding shares entitled to vote generally in the election
of Trust Managers, voting together as a single class.   Under the Trust's
Bylaws, vacancies resulting from death, resignation, retirement, or removal may be filled by the affirmative vote of a majority of the Trust Managers or by the affirmative vote of the holders of at least a majority of the outstanding Common Shares at an annual or special meeting. The Bylaws also provide that Trust Managers selected by the Board to fill vacancies serve until the next annual meeting of shareholders and until their successors are elected and qualified. The general effect of the proposed provision is to allow for the removal of Trust Managers by shareholders of the Trust, as well as to enumerate the provisions governing the period during which Trust Managers are deemed to serve under the Texas REIT Act.

     RESCISSION OF SPECIFIED INDEPENDENT TRUST MANAGER DUTIES. Consistent with the elimination of the requirement for Independent Trust Managers, as discussed above, the proposed Amended Declaration of Trust eliminates the enumeration of specific duties to Independent Trust Managers. As a matter of law, all of the Trust Managers, not only Independent Trust Managers, are accountable to the Trust as fiduciaries and must exercise good faith and integrity in handling its affairs. The duties enumerated in the Current Declaration of Trust include duties to annually review the Trust's investment policies to ensure they are followed in the best interests of the shareholders, to ensure that an annual report is prepared, to oversee the termination and compensation of advisors and property managers, to approve aggregate borrowings of the Trust to exceed an amount equal to 300% of the Trust's net assets, and determinations as to whether independent appraisers should be utilized when acquiring a property and whether investments in junior mortgage loans are sufficiently secured. As with the Independent Trust Manager provision discussed above, these provisions were originally adopted to ensure that certain decisions of the Trust were made by a governing body that was independent of the organizer of the Trust. Because the Trust is no longer affiliated with its organizer and all of the Trust Managers owe fiduciary obligations with respect to all of the decisions they make and actions they take, the enumeration of specific duties of Independent Trust Managers is unnecessarily limited. As a result, the Trust Managers recommend that such provisions be eliminated.

     LIMITATION ON OWNERSHIP. For the Trust to qualify as a REIT under the Internal Revenue Code of 1986, as amended (the "Code"), among other things, not more than 50% in value of its outstanding shares may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year, and such shares must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year.

     Because the Board believes it is essential for the Trust to continue to qualify as a REIT, the Amended Declaration of Trust, subject to certain exceptions, provides that no holder may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% (the "Percentage Limit") of the aggregate value of any class of shares or 9.8% of the total number of outstanding shares of any class of shares. Any transfer of shares or change in capital structure (such as a redemption of shares by the Trust) that would (i) create a direct or indirect ownership of shares in excess of the Percentage Limit, (ii) result in the shares being owned by fewer than 100 persons, (iii) result in the Trust being "closely held" within the meaning of Section 856(h) of the Code, (iv) result in the Trust constructively owning 10% or more of the ownership interests in any tenant or subtenant of the Trust's real property within the meaning of the relevant provisions of the Code, or (v) result in the disqualification of the Trust as a REIT, shall be null and void, and the intended transferee will acquire no rights to such shares. The Percentage Limit does not apply to: (i) acquisitions of Securities (defined to include all shares and any Trust securities that are convertible into shares) by a person who has made a tender offer for all outstanding Securities in conformity with federal securities laws; (ii) acquisitions of Securities by an underwriter in connection with the distribution of such Securities; (iii) acquisitions of Securities pursuant to the exercise of employee share options; or (iv) acquisitions of Securities made pursuant to an exception granted by the Board.

     The proposed Amended Declaration of Trust provides that shares owned, or deemed to be owned, or transferred to a shareholder in excess of the Percentage Limit will automatically be deemed to be "Excess Securities" and as such will be transferred, by operation of law, to the Trust as trustee of a trust for the exclusive benefit of the transferee(s) to whom such shares may be ultimately transferred without violating the Percentage Limit. While the Excess Securities are held in trust, the holder will not be entitled to vote such Excess Securities, nor will such Excess Securities be considered for purposes of any shareholder vote or the determination of a quorum for such vote, and no dividends or other distributions will be paid to the holder. Any dividend or distribution paid to a proposed transferee of Excess Securities prior to the discovery by the Trust that shares have been transferred in violation of the provisions of the Trust's Amended Declaration of Trust must be repaid to the Trust upon demand. The Excess Securities are not treasury shares. The original transferee-shareholder may, at any time the Excess Securities are held by the Trust in trust, transfer the interest in the trust representing the Excess Securities to any individual whose ownership of the shares that have been deemed to be Excess Securities would be permitted under the Percentage Limit, at a price not in excess of the price paid by the original transferee-shareholder for the shares that were exchanged into Excess Securities. Immediately upon the transfer to the permitted transferee, the transferee will automatically be entitled to exercise all of the rights of shares of the class underlying such Excess Securities. If the foregoing transfer restrictions are determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the intended transferee-shareholder of any Excess Securities may be deemed, at the option of the Trust, to have acted as an agent on behalf of the Trust in acquiring the Excess Securities and to hold the Excess Securities on behalf of the Trust.

     In addition to the foregoing transfer restrictions, the Trust will have the right, for a period of 90 days during the time any Excess Securities are held by the Trust in trust, to purchase all or any portion of the Excess Securities from the original transferee-shareholder at the lesser of the price paid for the shares by the original transferee-shareholder and the market price (as determined in the manner set forth in the Amended Declaration of Trust) of the shares on the date the Trust exercises its option to purchase. The 90-day period begins on the later of the date of the violative transfer or the date the Board determines that a violative transfer has been made.

     Each shareholder shall upon demand be required to disclose to the Trust in writing any information with respect to the direct, indirect, and constructive ownership of beneficial interests as the Board deems necessary to comply with the provisions of the Code applicable to REITs, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.

     The Percentage Limit may have the effect of precluding acquisition of control of the Trust unless the Board and the shareholders determine that maintenance of REIT status is no longer in the best interests of the Trust.

     The Trust has historically operated as a REIT and maintained its qualification as a REIT under the Code. Although management of the Trust believes that the Trust will continue to be organized and will operate in such a manner, no assurance can be given that the Trust will remain qualified as a REIT. Qualification as a REIT involves the application of highly technical and complex Code provisions for which there are only limited judicial or administrative interpretations. The determination of various factual matters and circumstances not entirely within the Trust's control may affect the Trust's ability to qualify as a REIT. If in any taxable year the Trust were to fail to qualify as a REIT, it would be taxed as a corporation and distributions to shareholders would not be deductible by the Trust in computing its taxable income. Failure to qualify for even one taxable year will disqualify it from taxation as a REIT for the next four taxable years. In addition, dividends would no longer be required to be paid. As a result, the funds available for distribution to the Trust's shareholders would be reduced for each of the years involved. The Excess Securities provision of proposed Article Nineteen of the Amended Declaration of Trust are designed to avoid the adverse consequences of a failure to qualify as a REIT under the Code.

     USAA REALCO presently beneficially owns 31.82% of the Trust's outstanding Common Shares. For purposes of determining whether the Trust is closely held within the meaning of Section 856(h) of the Code, the rules of attribution set forth in Section 544 of the Code must be applied (subject to certain limited exceptions under Section 856(h) of the Code). Such rules of attribution generally result in stock owned by a corporation being attributed to its shareholders (and with regard to shareholders that are corporations, such ownership once again being attributed to their respective shareholders). Prior to USAA REALCO acquiring its Common Shares, Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P., counsel to the Trust, orally advised the Board that based upon such Code provisions (and the Treasury Regulations thereunder) neither USAA REALCO nor its parent, United Services Automobile Association ("USAA") would be treated as an individual holder under the relevant attribution rules of the Code and, as a result, USAA REALCO's ownership of Common Shares would not threaten the Trust's qualification as a REIT under the Code. Accordingly, the Board voted to waive provisions in the currently operative Bylaws that are equivalent to the proposed Excess Securities provisions as they relate to USAA REALCO. For the same reasons, the proposed Excess Securities provisions will be waived as to USAA REALCO if the Recapitalization Plan is approved by the shareholders of the Trust. However, if USAA REALCO or USAA were treated as an individual holder under the relevant attribution provisions of the Code, and such attribution resulted in the Trust being "closely held" within the meaning of Section

856(h) of the Code, it would lose REIT status which would result in the Trust being subject to federal income taxation on its taxable income at regular corporate rates (without a deduction for dividends paid to shareholders). Further, unless it were entitled to relief under certain statutory provisions, the Trust would also be disqualified from treatment as a REIT for the four taxable years following the year in which the Trust lost its qualification as a REIT.

     PROTECTION OF REIT STATUS. Article Twenty of the proposed Amended Declaration of Trust provides that the Board is to use its best efforts and take such actions as it may deem desirable to preserve the Trust's status as a REIT under the Code. While proposed Article Nineteen of the Amended Declaration of Trust is believed to adequately protect the Trust's status as a REIT under the Code, in the event that such provisions prove insufficient, proposed Article Twenty affords the Board the discretion that may be necessary to ensure that the Trust and its shareholders continue to receive the federal income tax benefits that arise from the Trust's continued qualification as a REIT under the Code.

     SPECIAL SHAREHOLDER MEETINGS. Article Twenty-One of the proposed Amended Declaration of Trust allows for the holders of 5% of the Trust's voting shares to call a special meeting. The provisions of proposed Article Twenty-One were specifically adopted in light of the Trust's Excess Securities provisions, as discussed above and set forth in proposed Article Nineteen of the Amended Declaration of Trust, which generally limit the ownership of Trust shares by persons to 9.8% of the Trust's outstanding shares. The Texas REIT Act provides that holders of 10% of the shares entitled to vote may call a special meeting of a REIT formed under the Texas REIT Act unless the declaration of trust for such REIT provides for a number of shares greater than or less than 10% of the shares entitled to vote. Without the adoption of proposed Article Twenty-One, the Texas REIT Act might prevent special meetings from ever being called by shareholders of the Trust in light of the Excess Securities provision, which itself is necessary to protect the Trust's continued qualification as a REIT.

     AMENDMENTS TO THE AMENDED DECLARATION OF TRUST. Article Twenty-Two of the proposed Amended Declaration of Trust provides, in accordance with the Texas REIT Act, that the affirmative vote of the holders of at least two-thirds of the Trust's outstanding voting shares is required in order to amend the Amended Declaration of Trust; provided, however, that any amendment to the provisions in the Amended Declaration of Trust relating to (i) the prohibition against engaging in non-real estate investment trust businesses, (ii) the restrictions on certain Business Combinations discussed above, (iii) restrictions on certain share ownership and transfers and (iv) the amendment of the provisions in the Amended Declaration of Trust regarding amendments thereto shall each require the affirmative vote of the holders of at least 80% of the outstanding voting shares. The provisions of proposed Article Twenty-Two ensure that the various provisions of the Amended Declaration of Trust that require a vote in excess of a simple majority of shares entitled to vote and represented at a shareholder meeting are not amended except by a vote at least equal to the voting requirement of such provisions.

     SEVERABILITY. Article Twenty-Three of the proposed Amended Declaration of Trust was adopted to allow for the severance of any provisions or application of such provisions of the Amended Declaration of Trust that are deemed to be invalid by any federal or state court having jurisdiction over such issues. As a result, the remaining provisions or application of such provisions of the Amended Declaration of Trust would continue in effect even in the event that other provisions or the application of such other provisions may be deemed to be invalid.

SHAREHOLDER VOTE

     The affirmative vote of the holders of two-thirds of the outstanding Common Shares (6,666,667 Common Shares) is required to approve the Amended Declaration of Trust. Abstentions and broker non-votes will have the same effect as a vote against the proposal. The Trust Managers have unanimously approved the proposal, subject to shareholder approval. USAA REALCO and management of the Trust who collectively own 32.99% of the outstanding Common Shares have advised the Trust that they intend to vote in favor of this proposal.

RECOMMENDATION OF THE TRUST MANAGERS

     THE TRUST MANAGERS UNANIMOUSLY RECOMMEND THAT THE SHAREHOLDERS VOTE FOR PROPOSAL TWO.

                                 PROPOSAL THREE
                       AUTHORIZATION OF PREFERRED SHARES

DESCRIPTION OF PREFERRED SHARES

     GENERAL. If this proposal is approved, under the Amended Declaration of Trust, the Trust will be authorized to issue 50,000,000 Preferred Shares. The Trust Managers have no present intention to issue Preferred Shares.

     Under the Amended Declaration of Trust, the Board of Trust Managers, could, without further shareholder approval, from time to time establish and issue Preferred Shares in one or more series with such designations, powers, preferences or rights of the shares of such series and the qualifications, limitations or restrictions thereon.

     It is anticipated that the Preferred Shares shall have the dividend, liquidation, redemption and voting rights described below unless otherwise provided with respect to a particular series of the Preferred Shares including:
(i) the amount of liquidation preference per share; (ii) the dividend rate (or method of calculation), the dates on which dividends shall be payable and the dates from which dividends shall commence to cumulate, if any; (iii) any redemption or sinking fund provisions; (iv) any conversion right; and (v) any additional voting, dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions not in conflict with the Amended Declaration of Trust or the Texas REIT Act. The Preferred Shares will, when issued for lawful consideration therefor, be fully paid and nonassessable and will have no preemptive rights.

     RANK. Unless otherwise specified with respect to a particular series, the Preferred Shares will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Trust, rank (i) senior to all classes or series of Common Shares and to all equity securities ranking junior to such Preferred Shares; (ii) on a parity with all equity securities issued by the Trust, the terms of which specifically provide that such equity securities rank on a parity with the Preferred Shares; and (iii) junior to all equity securities issued by the Trust the terms of which specifically provide that such equity securities rank senior to the Preferred Shares. The rights of the holders of each series of the Preferred Shares will be subordinate to those of the Trust's general creditors.

     DIVIDENDS. Holders of each series of Preferred Shares shall be entitled to receive, when, as and if declared by the Board of Trust Managers, out of assets of the Trust legally available for payment, cash or share dividends. Such rates may be fixed or variable or both. Each such dividend shall be payable to holders of record as they appear on the share transfer books of the Trust on such record dates as shall be fixed by the Board of Trust Managers.

     Dividends on any series of the Preferred Shares may be cumulative or non-cumulative. If the Board of Trust Managers of the Trust fails to declare a dividend payable on a dividend payment date on any series of the Preferred Shares for which dividends are noncumulative, then the holders of such series of the Preferred Shares will have no right to receive a dividend in respect of the dividend period ending on such dividend payment date, and the Trust will have no obligation to pay the dividend accrued for such period, whether or not dividends on such series are declared payable on any future dividend payment date. Dividends on shares of each series of Preferred Shares for which dividends are cumulative will accrue from the date on which the Trust initially issues shares of such series.

     So long as any series of the Preferred Shares shall be outstanding, unless
(i) full dividends (including if such dividends are cumulative, dividends for prior dividend periods) shall have been paid or declared and set apart for payment on all outstanding Preferred Shares of such series and all other classes and series of Preferred Shares of the Trust (other than Junior Shares, as defined below); and (ii) the repurchase or other mandatory retirement of, or with respect to any sinking or other analogous fund for, any shares of Preferred Shares of such series or any other Preferred Shares of the Trust of any class or series (other than Junior Shares), the Trust may not declare any dividends on any Common Shares of the Trust or any other shares of the Trust ranking as to dividends or distributions of assets junior to such series of Preferred Shares (the Common Shares and any such other shares being herein referred to as "Junior Shares"), or make any payment on account of, or set apart money for, the purchase, redemption or other retirement of, or for a sinking or other analogous fund for, any Junior Shares or make any distribution in respect thereof, whether in cash or property or in obligations or shares of the Trust, other than Junior Shares which are neither convertible into, nor exchangeable or exercisable for, any securities of the Trust other than Junior Shares.

     Any dividend payment made on a series of Preferred Shares shall first be credited against the earliest accrued but unpaid dividend due with respect to shares of such series which remains payable. No interest, or sum of money in lieu of interest, shall be payable in respect to any dividend payment or payments on Preferred Shares of such series which may be in arrears.

     REDEMPTION. A series of Preferred Shares may be redeemable, in whole or from time to time in part, at the option of the Trust, and may be subject to mandatory redemption pursuant to a sinking fund or otherwise, in each case upon terms, at the times and at the redemption prices set forth in the instrument creating the series of Preferred Shares. Shares of the Preferred Shares redeemed by the Trust will be restored to the status of authorized but unissued Preferred Shares of the Trust.

     The instrument creating the series of Preferred Shares that is subject to mandatory redemption will specify the number of shares of such Preferred Shares that shall be redeemed by the Trust in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid dividends thereon (which shall not, if such Preferred Shares do not have a cumulative dividend, include any accumulation in respect of unpaid dividends for prior dividend periods) to the date of redemption. The redemption price may be payable in cash or other property. If the redemption price for Preferred Shares of any series is payable only from the net proceeds of the issuance of shares of beneficial interest of the Trust, the terms of such Preferred Shares may provide that, if no such shares shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, such Preferred Shares shall automatically and mandatorily be converted into shares of the applicable shares of beneficial interest of the Trust pursuant to specified conversion provisions.

     So long as any dividends on shares of any series of the Preferred Shares or any other series of Preferred Shares of the Trust ranking on a parity as to dividends and distribution of assets with such series of the Preferred Shares are in arrears, no shares of any such series of the Preferred Shares or such other series of Preferred Shares of the Trust will be redeemed (whether by mandatory or optional redemption) unless all such shares are simultaneously redeemed, and the Trust will not purchase or otherwise acquire any such shares; provided, however, that the foregoing will not prevent the purchase or acquisition of such shares to preserve the REIT status of the Company or pursuant to a purchase or exchange offer made on the same terms to holders of all such shares outstanding.

     In the event that fewer than all of the outstanding shares of a series of the Preferred Shares are to be redeemed, whether by mandatory or optional redemption, the number of shares to be redeemed will be determined by lot or pro rata (subject to rounding to avoid fractional shares) as may be determined by the Trust or by any other method as may be determined by the Trust in its sole discretion to be equitable. From and after the redemption date (unless default shall be made by the Trust in providing for the payment of the redemption price plus accumulated and unpaid dividends, if any), dividends shall cease to accumulate on the Preferred Shares called for redemption and all rights of the holders thereof (except the right to receive the redemption price plus accumulated and unpaid dividends, if any) shall cease.

     LIQUIDATION PREFERENCE. Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Trust then, before any distribution or payment shall be made to the holders of any Junior Shares, the holders of each series of Preferred Shares shall be entitled to receive out of assets of the Trust legally available for distribution to shareholders, liquidating distributions in the amount of the liquidation preference per share, plus an amount equal to all dividends accrued and unpaid thereon (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such Preferred Shares do not have a cumulative dividend). After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Preferred Shares will have no right or claim to any of the remaining assets of the Trust. In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the available assets of the Trust are insufficient to pay the amount of the liquidating distributions on all outstanding Preferred Shares and the corresponding amounts payable on all shares of other classes or series of shares of beneficial interest of the Company ranking on a parity with the Preferred Shares in the distribution of assets, then the holders of the Preferred Shares and all other such classes or series of shares of beneficial interest shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

     If liquidating distributions shall have been made in full to all holders of Preferred Shares, the remaining assets of the Trust shall be distributed among the holders of Junior Shares, according to their respective rights and preferences and in each case according to their respective number of shares.
For such purposes, the consolidation or merger of the Trust with or into any other corporation, or the sale, lease or conveyance of all or substantially all of the property or business of the Trust, shall not be deemed to constitute a liquidation, dissolution or winding up of the Trust.

     VOTING RIGHTS. Except as indicated below in the instrument establishing the series of Preferred Shares, or except as required by applicable law, holders of the Preferred Shares will not be entitled to vote for any purpose.

     So long as any series of Preferred Shares remain outstanding, the consent or the affirmative vote of the holders of at least two-thirds of the votes entitled to be cast with respect to the then outstanding shares of such series of the Preferred Shares together with any Other Preferred Shares (as defined below), voting as one class, either expressed in writing or at a meeting called for that purpose, will be necessary (i) to permit, effect or validate the authorization, or any increase in the authorized amount, of any class or series of shares of the Trust ranking prior to the Preferred Shares of such series as to dividends, voting or upon distribution of assets; and (ii) to repeal, amend or otherwise change any of the provisions applicable to the Preferred Shares of such series in any manner which adversely affects the powers, preferences, voting power or other rights or privileges of such series of the Preferred Shares. In case any series of the Preferred Shares would be so affected by any such action referred to in clause (ii) above in a different manner than one or more series of the Other Preferred Shares which will be similarly affected, the holders of the Preferred Shares of such series, together with any series of the Other Preferred Shares which will be similarly affected, will be entitled to vote as a class, and the Trust will not take such action without the consent or affirmative vote, as above provided, of at least two-thirds of the total number of votes entitled to be cast with respect to each such series of the Preferred Shares and the Other Preferred Shares, then outstanding, in lieu of the consent or affirmative vote hereinabove otherwise required.

     CONVERSION RIGHTS. The terms and conditions, if any, upon which shares of any series of Preferred Shares are convertible into Common Shares will be set forth in the applicable instrument establishing the series of Preferred Shares. Such terms will include the number of shares of Common Shares into which the Preferred Shares are convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders of the Preferred Shares or the Trust, the events requiring an adjustment of the conversion price and provisions affecting conversion.

DETRIMENTS

     The issuance of Preferred Shares by action of the Board of Trust Managers could adversely affect the voting power, dividend rights and other rights of holders of the Common Shares. Issuance of additional series of Preferred Shares also could, depending on the terms of such series, either impede or facilitate the completion of a merger, tender offer or other takeover attempt. Although the Board of Trust Managers is required to make a determination as to the best interests of the shareholders of the Trust when issuing Preferred Shares, the Board of Trust Managers could act in a manner that would discourage an acquisition attempt or other transaction that some or a majority of the shareholders might believe to be in the best interest of the Trust or in which shareholders might receive a premium for their shares over the then prevailing market price. Although there are currently no plans to issue additional Preferred Shares or rights to purchase such shares, management believes that the availability of the Preferred Shares will provide the Trust with increased flexibility in structuring possible future financing and acquisitions and in meeting other needs that might arise. The approval of proposal two will result in Preferred Shares being available for issuance without further action by the Trust's shareholders, unless such action is required by applicable law or the rules of any stock exchanges on which the Common Shares may then be listed.

SHAREHOLDER VOTE

     The affirmative vote of the holders of two-thirds of the outstanding Common Shares (6,666,667 Common Shares) is required to authorize 50,000,000 Preferred Shares, $0.10 par value per share. Abstentions and broker non-votes will have the same effect as a vote against the proposal. The Trust Managers have unanimously approved the proposal, subject to shareholder approval. USAA REALCO and management of the Trust who collectively own 32.99% of the outstanding Common Shares have advised the Trust that they intend to vote in favor of this proposal.

RECOMMENDATION OF THE TRUST MANAGERS

     THE TRUST MANAGERS UNANIMOUSLY RECOMMEND THAT THE SHAREHOLDERS VOTE FOR PROPOSAL THREE.

                                 PROPOSAL FOUR

                        ELIMINATION OF CUMULATIVE VOTING

GENERAL

     Management has proposed that the right to cumulate votes in the election of Trust Managers be eliminated.

     Article Twelve of the proposed Amended Declaration of Trust denies cumulative voting, whereas the Current Declaration of Trust provides for cumulative voting in any election of Trust Managers on or after the date on which the Trust becomes aware that a 30% Shareholder (as defined below) has become a 30% Shareholder. For purposes of the Current Declaration of Trust, "30% Shareholder" means any person who or which is the beneficial owner, directly or indirectly, of 30% or more of the outstanding Common Shares. This provision was designed to enable a 30% shareholder to assure itself a representative as a Trust Manager. USAA REALCO is the only such shareholder and currently owns 31.82% of the Trust's issued and outstanding Common Shares. The proposed amendment will reconcile any inconsistencies between the voting requirements to elect Trust Managers enumerated in the Trust's Bylaws consistent with the Texas REIT Act (i.e., vote of holders of a majority of outstanding voting shares to elect Trust Managers) and cumulative voting (i.e., generally determined by the vote of the holders of a plurality of voting shares voted in the election of Trust Managers). The elimination of cumulative voting will have the effect of allowing the holders of a majority of the outstanding Common Shares to elect all of the Trust Managers then standing for election.

     Based on USAA REALCO's ownership of Common Shares, under the Current Declaration of Trust, the Trust's shareholders have the right to cumulate their votes in the election of Trust Managers. See "PROPOSAL NINE: ELECTION OF TRUST MANAGERS -- VOTING PROCEDURES."

SHAREHOLDER VOTE

     The affirmative vote of the holders of two-thirds of the outstanding Common Shares (6,666,667 Common Shares) is required to approve the proposal to eliminate cumulative voting. Abstentions and broker non-votes will have the same effect as a vote against the proposal. The Trust Managers have unanimously approved the proposal, subject to shareholder approval. USAA REALCO and management of the Trust who collectively own 32.99% of the outstanding Common Shares have advised the Trust that they intend to vote in favor of this proposal.

RECOMMENDATION OF THE TRUST MANAGERS

     THE TRUST MANAGERS UNANIMOUSLY RECOMMEND THAT THE SHAREHOLDERS VOTE FOR PROPOSAL FOUR.

                                 PROPOSAL FIVE
               CONVERSION OF USAA REALCO DEBT INTO COMMON SHARES

BACKGROUND

     On May 22, 1996, the Trust and certain of its affiliates entered into a settlement agreement (the "MLI Agreement") to repay the Trust's 8.8% unsecured notes (the "MLI Notes") to The Manufacturers Life Insurance Company and The Manufacturers Life Insurance Company (U.S.A.) (collectively referred to as "MLI") at a substantial discount in connection with the settlement of the Trust's litigation with MLI and Fidelity Management and Research Company and certain of its affiliates.

     Pursuant to the MLI Agreement, the Trust was granted the option to repay the approximately $45,239,000 principal amount of the MLI Notes for $36,800,000 (the "Option Price"). In order to achieve this discount, the Trust was required to pay at least $25,000,000 to MLI by November 23, 1996, such amount to be applied pro rata to the outstanding principal balance of the MLI Notes and dollar-for-dollar to the Option Price. This amount was funded on November 19, 1996 with the proceeds of a $26,452,500 loan from Life Investors Insurance Company of America, an affiliate of AEGON USA Realty Advisors, Inc., which was secured by first liens on nine of the Trust's properties, and the sale of two of the Trust's properties. In order to achieve the remaining discount, the Trust would have been required to pay $5,449,618 (the remaining amount of the Option Price) by March 31, 1997 (or June 30, 1997, subject to the payment of an additional principal payment in the amount of $150,000, which would be applied pro rata to the outstanding principal balance of the MLI Notes, but not the Option Price).

TRANSACTION WITH USAA REALCO

          On December 19, 1996, USAA REALCO purchased from the Trust the remaining 924,600 unissued shares of the Trust. In connection with the settlement of the litigation involving the Trust, Pure World, Inc. and Robert Strougo, USAA REALCO purchased on December 20, 1996, (i) 907,000 Common Shares of the Trust from Pure World, Inc.; (ii) 352,506 Common Shares of the Trust from Jonathan Tratt, Stanley D.L. Horwitz, David Bradley, Keith Sexton and C.J. Scott; and (iii) 998,100 Common Shares of the Trust previously owned by Black Bear Realty, Ltd. and Turkey Vulture Fund XIII, Ltd., affiliates of Richard Osborne. These purchases resulted in USAA REALCO owning 31.82% of the Common Shares of the Trust. Prior to such purchase, on December 18, 1996, the Trust executed a letter agreement with USAA REALCO wherein, among other things, USAA REALCO agreed to commence negotiations to purchase or repay the MLI Notes. The Trust believed that the purchase of the MLI Notes by USAA REALCO would remove the risks and uncertainties of the Trust's ability to perform under the MLI Agreement in connection with the payment of the remaining portion of the Option Price. See "BACKGROUND" and "--REASONS FOR THE USAA REALCO TRANSACTION" below. As a result of these negotiations, USAA REALCO acquired the MLI Notes for $5,481,151.52 and, pursuant to the Renewal, Extension, Modification and Amendment Agreement dated as of February 26, 1997, by and between the Trust and USAA REALCO (the "Renewal Agreement"), the MLI Notes have been modified to incorporate various amendments described below (the "Modified Notes"). The aggregate principal balance of the MLI Notes of approximately $9,419,213 was amended, resulting in an aggregate principal balance of the Modified Notes of $7,040,721. The maturity date of the MLI Notes has been extended from March 31, 1997 to December 31, 2000 and the existing security for the MLI Notes has been released. The Trust also made a $1,591,103 principal payment on the Modified Notes, resulting in a current principal balance on the Modified Notes of approximately $5,449,618.

     The provisions of the Renewal Agreement were the result of negotiations between USAA REALCO and the non-USAA REALCO Trust Managers, including the right of USAA REALCO to convert the Modified Notes into Common Shares for $2.00 before December 31, 1997, and $2.25 after December 31, 1997 (but before December 31,
2000) as described below.

     If this proposal is approved by the shareholders by June 30, 1997, the Modified Notes will continue to accrue interest at a non-default rate of 8.8% per annum, with accrued interest payable monthly in arrears. If this proposal is not approved by the shareholders by June 30, 1997, the interest rate applicable to the Modified Notes will increase to 18% (but in no event will exceed the highest lawful rate), and the Trust will be required to pay the outstanding principal balance of the Modified Notes, plus accrued and unpaid interest, by October 31, 1997. The Modified Notes do not contain the discounted prepayments contemplated by the Settlement Agreement and, except for the payment of $1,591,103 made by the Trust at the time USAA REALCO acquired the MLI Notes, the Modified Notes are not prepayable.

     If the shareholders approve this proposal, the Modified Notes will be convertible (in whole or in part) at USAA REALCO's option, at any time, into a number of Common Shares determined as follows:

                                   P / C = S

For this purpose: (i) "P" equals the aggregate principal balance of the Modified Notes at the date of conversion; and (ii) "S" equals such number of converted Common Shares. If the conversion of the Modified Notes occurs on or before December 31, 1997, the conversion price "C" per share will be $2.00. If the conversion of the Modified Notes occurs after December 31, 1997, but on or before December 31, 2000, the conversion price "C" per share will be $2.25. The

$2.00 conversion price is equal to the closing price of the Trust's Common Shares on December 18, 1996, the date of the letter agreement between the Trust and USAA REALCO.

     If the shareholders approve this proposal, and USAA REALCO converts the Modified Notes into Common Shares prior to December 31, 1997 at $2.00 per Common Share (assuming a principal balance of $5,449,618), USAA REALCO will receive approximately 2,724,809 Common Shares upon conversion. Upon such an event, USAA REALCO will own 46.42% of the outstanding Common Shares (assuming no other issuances of Common Shares).

     If USAA REALCO converted the Modified Notes into Common Shares on April 1, 1997, and the aggregate principal balance of the Modified Notes was $5,449,618, it would have received 2,724,809 Common Shares upon conversion, representing a $0.625 per share discount ($1,703,006 aggregate discount) from the closing price of the Common Shares on March 31, 1997.

     The Modified Notes provide that the Trust may not pay dividends until the debt is paid in full; however, the Modified Notes allow dividends to be paid in the event the shareholders approve this proposal, or if USAA REALCO, in its sole discretion, permits dividends to be paid prior to the Modified Notes being fully paid.

     Upon conversion of the Modified Notes into Common Shares, the Trust is required to enter into a registration rights agreement with USAA REALCO granting USAA REALCO the right to demand that the Trust register the converted Common Shares or, if the Trust is registering Common Shares for its own account, that the Trust also register the converted Common Shares.

     USAA REALCO has advised the Trust that if the shareholders do not approve proposal one, it is highly doubtful that it would convert the Modified Notes into Common Shares.

REASONS FOR THE USAA REALCO TRANSACTION

     In order for the Trust to perform under the MLI Agreement, as described above, the Trust was required to pay $5,449,618 (the remaining portion of the Option Price) by March 31 1997 (or June 30, 1997, if the Trust paid an additional extension fee of $150,000). Failure to perform would not only cause the Trust to lose the remaining discount available on the MLI Notes, but would also have resulted in a default under the MLI Agreement. Such a default would require the Trust to immediately be required to pay the outstanding principal balance on the MLI Notes of $9,419,213 plus 8.8% interest thereon (net of any interest payments paid on the Option Price as described above). Management believes that the value of the remaining unencumbered properties of the Trust was insufficient to support conventional financing to allow the Trust to finance this payment to MLI. Accordingly, in order to achieve the funds necessary to make this payment, the Trust would have been forced to liquidate these properties prior to June 30, 1997. There was no assurance that these properties could be liquidated at the prices necessary to achieve the payment of the remaining Option Price, or that such sales would occur prior to June 30, 1997. Accordingly, the Trust Managers entered into the USAA REALCO transaction for the following reasons:

     (i) USAA REALCO's purchase of the MLI Notes removed the risk of the Trust's inability to pay the remaining Option Price, the failure of which would have resulted in the loss of the remaining discount and caused the Trust to be in default under the MLI Agreement;

     (ii) USAA REALCO's purchase of the MLI Notes removed the necessity for the Trust to liquidate certain of its properties to pay the remaining Option Price and the risk that the Trust would not achieve sufficient proceeds from the sale of such properties prior to June 30, 1997;

     (iii) USAA REALCO's purchase of the MLI Notes allowed the Trust to get a release of its collateral under the MLI Notes resulting in the Modified Notes being an unsecured obligation of the Trust;

     (iv) USAA REALCO's purchase of the MLI Notes eliminated the necessity for the Trust to pay an additional extension fee of $150,000 to extend the time period to pay the remaining Option Price from March 31, 1997 until June 30, 1997;

     (v) USAA REALCO's purchase of the MLI Notes allowed the Trust to recognize an extraordinary gain of approximately $2,643,000 or $0.26 per share in the first quarter of 1997; and

     (vi) USAA REALCO's purchase of the MLI Notes allowed for the possibility of the conversion of the Modified Notes into Common Shares (in the event this proposal is approved by the shareholders), thus enhancing the Trust's financial structure and affording the Trust additional flexibility to (a) finance additional growth by taking advantage of the lower prevailing interest rates in today's financial markets or by raising additional equity in the capital markets due to the Trust's improved capital structure and (b) exchange the payment of interest by the Trust to a creditor for the possible payment of dividends on the Common Shares issued upon conversion of the Modified Notes.

     The Trust Managers also considered the following negative factors in connection with the USAA REALCO transaction:

     (i) $1,591,103 of the total discount available to the Trust ($9,806,000) was ultimately not realized by the Trust;

     (ii) The conversion price of $2.00 per share was at a discount to the closing price per share of $2.375 on the date of execution of the Renewal Agreement (February 26, 1997); and

     (iii) Failure by the Trust to perform under the Renewal Agreement as described above would cause the interest rate on the Modified Notes to adjust up to 18% per annum.

     After considering the negative factors described above, the Trust Managers decided that the risk of default under the MLI Agreement and the possibility of having to liquidate the Trust's remaining unencumbered properties by June 30, 1997 for prices possibly less than the Option Price, outweighed the negative factors and decided to proceed with the transaction with USAA REALCO.

     Management believes the approval of this proposal will allow the Trust to reduce its outstanding debt if USAA REALCO converts its debt. If there is no conversion, the debt will continue to accrue interest at the favorable rate of 8.8% per annum. If this proposal is not approved, the debt will bear interest at the rate of 18% per annum (or the maximum rate allowed by law) and the debt will be due and payable on October 31, 1997. There can be no assurance that the Trust would be able to obtain financing or liquidate unencumbered properties in an amount sufficient to retire the debt to USAA REALCO. For this reason, management recommends that shareholders vote in favor of this proposal.

     By voting in favor of this proposal, you will also be voting to increase the number of authorized Common Shares to enable the conversion to occur. If proposal one is approved, the additional shares will not be needed to permit conversion of the Modified Notes, therefore, no additional Common Shares will be authorized other than those described in proposal one.

SHAREHOLDER VOTE

     The affirmative vote of the holders of two-thirds of the outstanding Common Shares (6,666,667 Common Shares) is required to approve the conversion of the Trust's debt to USAA REALCO into Common Shares and, if proposal one is not approved, the authorization of additional Common Shares necessary to enable the conversion of such debt. Abstentions and broker non-votes will have the same effect as a vote against the proposal. The Trust Managers have unanimously approved the proposal, subject to shareholder approval. USAA REALCO and management of the Trust who collectively own 32.99% of the outstanding Common Shares have advised the Trust that they intend to vote in favor of this proposal.

RECOMMENDATION OF THE TRUST MANAGERS

     THE TRUST MANAGERS UNANIMOUSLY RECOMMEND THAT THE SHAREHOLDERS VOTE FOR PROPOSAL FIVE.

                                  PROPOSAL SIX
                CONVERSION OF ADDITIONAL DEBT INTO COMMON SHARES

BACKGROUND

     On March 12, 1997, the Trust received a term sheet from the Purchasers regarding a proposed investment in the Trust by the Purchasers. After an arm's length negotiation between MSAM and management of the Trust, the Trust and the Purchasers entered into an agreement setting forth the terms of the Purchasers' investment in the Trust. The obligation of the Purchasers to invest in the Trust is subject to certain contingencies discussed below.

TRANSACTION WITH MSAM

     On May 1, 1997, the Trust and the Purchasers entered into an agreement that sets forth the principal terms of the Purchasers' commitment to invest in the Trust (the "Purchase Agreement"). Pursuant to the Purchase Agreement, the Trust will issue an aggregate of the lesser of $20,000,000 of senior convertible debt or a principal amount of the debt that when converted, would result in the Purchasers not owning in excess of 37.8% of the Trust's Common Shares (the "Purchase Limit") (such amount being issued shall be referred to herein as the "Purchaser Debt") to the Purchasers. The Trust will use the net proceeds from the issuance of the Purchaser Debt for the acquisition of certain real estate properties that the Trust will identify and disclose to the Purchasers prior to the Purchaser Debt being acquired. Each property acquisition must be approved by MSAM, if such acquisition occurs prior to the Annual Meeting, or by the Investment Committee of the Board of Trust Managers thereafter. If MSAM or the Investment Committee (composed of one independent Trust Manager, one Trust Manager designated by USAA REALCO and one Trust Manager designated by MSAM), as the case may be, approves the purchase of a property, the Purchasers must acquire the Purchaser Debt in an amount necessary to enable the Trust to purchase such property, up to the aggregate committed amount.

     The Purchaser Debt is non-interest bearing, unless the shareholders do not approve this proposal. If the shareholders do not approve this proposal, the Purchaser Debt will (i) commence bearing interest at a rate per annum of 10%, which interest shall be payable in kind quarterly in arrears, and (ii) mature and be fully payable by the Trust two years from the date of execution of definitive agreements that further document the agreement with the Purchasers.

     If the shareholders approve this proposal, the Purchaser Debt will automatically convert into a number of Common Shares determined by dividing the amount of Purchaser Debt by $2.45. Accordingly, the Purchaser Debt may be converted into 8,163,265 Common Shares (based upon the Purchaser Debt having a principal amount of $20,000,000) or such lesser amount to the extent the Purchase Limit would be exceeded.

     The convertibility of the Purchaser Debt into Common Shares is expressly conditioned on the assurance from the Purchasers that upon issuance of the Purchaser Debt, and at all times thereafter, the ownership of the Purchasers is such that neither the Purchaser Debt nor the Common Shares into which the Purchaser Debt is to be converted will result in any person actually or constructively owning directly or indirectly more than 9.8% of the number or value of the Common Shares of the Trust after applying the applicable attribution provisions of the Code.

     As a condition to the transaction, the Trust is required to enter into a registration rights agreement with the Purchasers granting them the right to demand that the Trust register the converted Common Shares or, if the Trust is registering Common Shares for its own account or for the account of any of its security holders, that the Trust also register the converted Common Shares.

     If the Trust issues additional Common Shares (specifically excluding any conversion by USAA REALCO of the Modified Notes, any issuances to USAA REALCO or its affiliates in connection with a contribution of real property to the Trust and any issuance under the proposed Employee and Trust Manager Share Incentive
Plan) after the issuance of the Purchaser Debt, the Purchaser shall have the right to purchase a proportionate share (on a fully-diluted basis) of any share issues (the "Preemptive Rights"). However, with respect to each Common Share offering by the Company in the amount of $10,000,000 or more, the Purchasers' Preemptive Rights shall be limited in that they shall have the right to exercise such Preemptive Rights to purchase up to a number of Common Shares which will result in the Purchasers' percentage ownership of the Company declining by 5% (on a fully-diluted basis). The Preemptive Rights will immediately terminate once the Trust achieves a Minimum Equity Capitalization. For purposes of the Purchase Agreement, "Minimum Equity Capitalization" means $150,000,000 as calculated using the average closing price of the Common Shares for the most recent ten trading days multiplied by the current number of issued and outstanding Common Shares and Common Share equivalents.

     The Purchase Agreement provides that the Trust may not issue any additional debt securities prior to achieving a Minimum Equity Capitalization without the consent of the Purchasers, unless the proceeds of such debt or senior equity securities will be used to acquire real estate. Additionally, effective upon the earlier of (i) the initial funding of the Purchaser Debt or (ii) shareholder approval of this proposal, the Trust shall increase the number of Trust Managers from five to seven and shall appoint two designees of MSAM to fill the vacancies created by the increase in the number of Trust Managers. At such time as the Trust achieves a Minimum Equity Capitalization, one of each of MSAM's and USAA REALCO's designees shall commit not to seek re-election at the next annual meeting of the Trust. However, if USAA REALCO or its affiliates purchases an additional $20 million of equity securities from the Trust for cash or real property, USAA REALCO may retain its two board seats. At such time as the Trust achieves a $250 million Minimum Equity Capitalization, MSAM's remaining designee shall resign from the Board. If the shareholders fail to elect MSAM's designees, MSAM shall have full board observation rights, including the right to notice of and to attend all meetings of the Trust Managers and committee meetings.

     The obligations of the Purchasers to purchase the Purchaser Debt is subject to the following conditions being satisfied prior to each closing of the transaction: (i) since December 31, 1996, there shall have been no material adverse change or any development involving a material adverse change in the condition (financial or otherwise) of the Trust and its subsidiaries, taken as a whole, or in the earnings, business, prospects or operations of the Trust and its subsidiaries, taken as whole; (ii) MSAM shall have completed its due diligence investigation of the Trust and its subsidiaries, which investigation shall be in scope, and with results reasonably satisfactory to MSAM, and MSAM shall have been given access to the management, records, books of account, contracts and properties of the Trust and its subsidiaries and shall have received such financial, business and other information regarding the Trust and its subsidiaries as it shall have reasonably requested; and (iii) Purchasers and the Trust shall have received at each closing customary closing certificates, schedules, opinions and other closing documents in form and substance satisfactory to MSAM and the Trust and certain other conditions to be agreed upon by the parties. If the conditions described above are not satisfied, the Purchasers shall be under no obligation to purchase the Purchaser Debt. Accordingly, there can be no assurance that the Purchaser Debt will be issued by the Trust. The Trust and the Purchasers will enter into definitive agreements that will embody in detail the terms contained in the Purchase Agreement and certain other matters.

REASONS FOR THE TRANSACTION AND DETRIMENTS

     The Trust Managers entered into the Purchase Agreement in order to obtain funds to finance additional growth through property acquisitions. The conversion of the Purchaser Debt into Common Shares (in the event this proposal is approved by the shareholders) enhances the Trust's financial structure and affords the Trust additional flexibility to (i) finance additional growth by taking advantage of the lower prevailing interest rates in today's financial markets or by raising additional equity capital in the capital markets due to the Trust's improved capital structure and (ii) exchange the payment of interest by the Trust to a creditor for the possible payment of dividends on the Common Shares issued upon conversion of the Purchaser Debt.

     The Trust Managers also considered the negative factors associated with the transaction. First, the conversion price of $2.45 per share was at a discount to the closing price per share of $2.____ on the date of execution of the Purchase Agreement (May 1, 1997). Second, conversion of the Purchaser Debt would cause the percentage ownership of the existing shareholders of the Trust to decline. Third, failure by the shareholders to approve this proposal would cause the Purchaser Debt to commence bearing interest at a rate per annum of 10%. Finally, the Trust may not issue any additional debt or senior equity securities prior to achieving a Minimum Equity Capitalization (as defined above) without the consent of the Purchasers, unless the proceeds of such debt or senior equity securities will be used to acquire real estate.

     After weighing the aforementioned factors, the Trust Managers determined that the additional growth the Trust may achieve through the transaction outweighed the negative factors and would provide the shareholders with the best opportunity for the long-term growth of their investment in the Trust.

     By voting in favor of this proposal, you may also be voting to increase the number of authorized Common Shares to enable the conversion to occur (8,163,265 Common Shares). If proposal one is approved, the additional shares will not be needed to permit conversion of the Purchaser Debt, therefore, no additional Common Shares will be authorized other than those described in proposal one.

SHAREHOLDER VOTE

     The affirmative vote of the holders of two-thirds of the outstanding Common Shares (6,666,667 Common Shares) is required to approve the conversion of the Trust's debt to the Purchasers into Common Shares and, if proposal one is not approved, the authorization of additional Common Shares necessary to enable the conversion of such debt (8,163,265 Common Shares). Abstentions and broker non-votes will have the same effect as a vote against the proposal. The Trust Managers have unanimously approved the proposal, subject to shareholder approval. USAA REALCO and management of the Trust, who collectively own 32.99% of the outstanding Common Shares, have advised the Trust that they intend to vote in favor of this proposal.


RECOMMENDATION OF THE TRUST MANAGERS

     THE TRUST MANAGERS UNANIMOUSLY RECOMMEND THAT THE SHAREHOLDERS VOTE FOR PROPOSAL SIX.


                                 PROPOSAL SEVEN
                 ISSUANCE OF ADDITIONAL SENIOR CONVERTIBLE DEBT

ADDITIONAL PRIVATE PLACEMENT

     The Purchase Agreement provides that prior to the earlier of (i) June 15, 1997 or (ii) the execution of definitive agreements to further document the transaction between the Trust and the Purchasers, the Trust may privately place senior convertible debt on terms no more favorable than the terms of the Purchaser Debt. The Trust Managers are currently negotiating with several institutional investors regarding their potential investment in the Trust. Although no agreements between the Trust and any institutional investors have been executed as of May 1, 1997, the Trust Managers expect that the Trust will enter into an agreement (the "Investment Agreement") with one or more institutional investors (collectively, the "Investor") relating to the private placement of $15,000,000 of senior convertible debt (the "Convertible Debt") prior to the Annual Meeting, although there can be no assurance that such an investment will occur.

     The Investment Agreement and the Convertible Debt will contain terms similar to, but no less favorable to the Trust than, the terms of the Purchase Agreement and the Purchaser Debt. In connection with the Investment Agreement, the Trust Managers contemplate that the Trust will issue up to an aggregate of $15,000,000 of Convertible Debt to the Investor. The Trust will use the net proceeds from the issuance of the Convertible Debt for the acquisition of certain real estate properties. The Convertible Debt likely will be a zero coupon security (which requires no payment of current interest), although the Convertible Debt may bear a stated interest rate equal to or below the market rate. If the shareholders do not approve this proposal, however, the Convertible Debt will likely commence bearing interest at a rate above the market rate and will mature and be fully payable within two years.

     If the shareholders approve this proposal, the Convertible Debt will be convertible into Common Shares at a conversion price of no less than $2.45 per share. The Trust Managers expect that the Investment Agreement will require the Trust to enter into a registration rights agreement with the Investor granting the Investor the right to demand that the Trust register the converted Common Shares or, if the Trust is registering Common Shares for its own account or for the account of any of its security holders, that the Trust also register the converted Common Shares. The Investment Agreement also may grant the Investor certain preemptive rights and contain other terms similar to those contained in the Purchase Agreement. For example, the Investment Agreement may require the Trust to increase the number of Trust Managers and appoint a designee of the Investor to the Board of Trust Managers. In any event, however, the terms of the Investment Agreement will be no more favorable than the terms of the Purchase Agreement. SEE "PROPOSAL SIX--CONVERSION OF ADDITIONAL DEBT INTO COMMON SHARES."

     Management will ensure that the convertibility of the Convertible Debt into Common Shares is expressly conditioned on the assurance from the Investor that upon issuance of the Convertible Debt, and at all times thereafter, the ownership of the Investor is such that neither the Convertible Debt nor the Common Shares into which the Convertible Debt may be converted will result in any individual or entity actually or constructively owning directly or indirectly more than 9.8% of the number or value of the Common Shares of the Trust after applying the applicable attribution provisions of the Code.

REASONS FOR THE INVESTMENT AGREEMENT

     The Trust Managers will enter into the Investment Agreement in order to obtain funds to finance additional growth through property acquisitions. The Conversion of the Convertible Debt into Common Shares (in the event this proposal is approved by the shareholders) enhances the Trust's financial structure and affords the Trust additional flexibility to (i) finance additional growth by taking advantage of the lower prevailing interest rates in today's financial markets or by raising additional equity capital in the capital markets due to the Trust's improved capital structure and (ii) exchange the payment of interest by the Trust to a creditor for the possible payment of dividends on the Common Shares issued upon conversion of the Convertible Debt.

     Many of the negative factors discussed with regard to the Purchaser Debt will also apply to the Convertible Debt. First, the conversion price of the Convertible Debt may be at a discount to the closing price per share of the Common Stock on the date the Investment Agreement is executed. Second, conversion of the Convertible Debt will cause the percentage ownership of the existing shareholders of the Trust to decline. Third, failure by the shareholders to approve this proposal likely will cause the Convertible Debt to commence bearing interest at a rate above the market rate.

     The Trust Managers believe that the aforementioned benefits of the Investment Agreement outweigh any negative factors and that the Investment Agreement will be in the best interests of the Trust and its shareholders. The Trust Managers believe the additional growth that the Trust may achieve through the Investment Agreement will provide the shareholders with the best opportunity for long-term growth of their investment in the Trust.

     By voting in favor of this proposal, you will also be voting to increase the number of authorized Common Shares to enable the conversion to occur. If proposal one is approved, the additional shares will not be needed to permit conversion of the Convertible Debt, therefore, no additional Common Shares will be authorized other than those described in proposal one.

SHAREHOLDER VOTE

     The affirmative vote of the holders of two-thirds of the outstanding Common Shares (6,666,667 Common Shares) is required to approve the conversion of the Convertible Debt into Common Shares and, if proposal one is not approved, the authorization of additional Common Shares necessary to enable the conversion of such debt. Abstentions and broker non-votes will have the same effect as a vote against the proposal. The Trust Managers have unanimously approved the proposal, subject to shareholder approval. USAA REALCO and management of the Trust, who collectively own 32.99% of the outstanding Common Shares, have advised the Trust that they intend to vote in favor of this proposal.

RECOMMENDATION OF THE TRUST MANAGERS

     THE TRUST MANAGERS UNANIMOUSLY RECOMMEND THAT THE SHAREHOLDERS VOTE FOR PROPOSAL SEVEN.

                                 PROPOSAL EIGHT
                 EMPLOYEE AND TRUST MANAGER INCENTIVE SHARE PLAN

     The Trust seeks to adopt an Employee and Trust Manager Incentive Share Plan (the "Plan") to assist the Trust in recruiting, retaining and rewarding employees, officers and Trust Managers ("Eligible Participants") with ability and initiative by enabling such Eligible Participants to participate in its future success and to associate their interests with those of the Trust and its shareholders. The summary of the Plan set forth below is qualified in its entirety by reference to the text of the Plan, a copy of which is attached hereto as Appendix B.
          ----------

     The Board unanimously approved and adopted the Plan as of January 27, 1997,
subject to approval by the Trust's shareholders.   A total of 800,000 Common
Shares have been reserved for issuance under the Plan pursuant to the exercise of incentive and non-qualified share options (collectively, "Options") and the grant of restricted share awards.

     ADMINISTRATION AND ELIGIBILITY. The Plan will be administered by a committee of Trust Managers who are not employees of the Trust ("Non-Employee Trust Managers") appointed by the Board (the "Committee"). The Committee will have complete authority to interpret all provisions of the Plan, to prescribe the form of agreements, to adopt, amend and rescind rules and regulations pertaining to the administration of the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. The Plan may be amended or terminated by the Board, provided, however, that the Board may choose to require that the Trust's shareholders approve any amendment to this Plan in order to satisfy the requirements of Section 422 of the Code, provisions and rules under the Exchange Act or for any other reason. No amendment to the Plan may, without a participant's consent, adversely affect any rights of such participant under any outstanding award of Common Shares of the Trust subject to forfeiture and limitations on transferability ("Restricted Shares") or under any Option, Share Appreciation Right ("SAR") or dividend equivalent rights ("Dividend Equivalent Rights") outstanding at the time such amendment is made.

     Under the terms of the Plan, any person who is a full-time employee or a Trust Manager of the Trust or of an Affiliate (as defined in the Plan) of the Trust or a person designated by the Committee as eligible because such person performs bona fide consulting or advisory services for the Trust or an Affiliate of the Trust (other than services in connection with the offer or sale of securities in a capital-raising transaction) and has a direct and significant effect on the financial development of the Trust or an Affiliate of the Trust, shall be eligible to receive awards under the Plan. As of April 1, 1997, approximately 10 persons were eligible to receive benefits under the Plan.

     OPTIONS. The exercise price of Common Shares covered by Options granted under the Plan will be determined by the Committee, but Options must have an exercise price equal to not less than 100% of the fair market value of a Common Share on the date of the grant. In some instances, the exercise price for Options granted to persons who directly or indirectly own 10% or more of the outstanding shares of the Trust may be required to be 110% of the fair market value of a Common Share on the date of the grant. Options will not be transferable without the consent of the Committee or other than by will or the laws of descent and distribution or pursuant to qualified domestic relations orders, and are exercisable only by the optionee, Committee-approved assignees, or his or her guardian, legal representative or similar party, or executors, administrators or beneficiaries of the optionee.

     The Committee selects the employees (and any consultants or advisors) to whom options will be granted, the number of shares subject to each option and the other terms and conditions of options, but in all cases consistent with the Plan. Each option is evidenced by an option agreement. The option agreement specifies whether the option is intended to be an Incentive Share Option (as defined in the Plan) or Non-Qualified Share Option (as defined in the Plan). The Committee may provide that options will be exercisable from time to time, in installments or otherwise, of and for such periods (up to ten years from the date of the grant) as the Committee may determine in its discretion. The exercise price of options will be payable in cash or, if the Committee permits, by issuance of a full recourse promissory note by the optionee (other than officers and Trust Managers) or the surrender of Common Shares owned by the optionee.

     SHARE APPRECIATION RIGHTS. The Committee may also grant awards of SARs to employees, consultants and advisors. A SAR entitles the holder to receive from the Trust, in cash or (if the Committee so permits) Common Shares, at the time of exercise, the excess of the fair market value at the date of exercise of a Common Share over a specified price fixed by the Committee in the award, multiplied by the number of Common Shares as to which holder of the right is exercising the right.

     RESTRICTED SHARES. The Committee may also grant awards of Restricted Shares to employees, consultants and advisors. Each award of Restricted Shares will specify the number of Common Shares to be issued to the recipient, the date of issuance, any consideration for such Common Shares and the restrictions imposed on the Common Shares (including the conditions of release or lapse of such restrictions). Restricted Shares generally may not be sold, assigned, transferred or pledged until the restrictions have lapsed and the rights to the Common Shares have vested.

     AWARDS TO NON-EMPLOYEE TRUST MANAGERS. Upon approval of the Plan by the shareholders, the Trust will automatically grant to each Non-Employee Trust Manager an option to purchase 10,000 Common Shares at the fair market value of the Common Shares on the date of the Annual Meeting. On an annual basis beginning in 1997, each Non-Employee Trust Manager shall receive a Non-Qualified Share Option to purchase 5,000 Common Shares. Except as described in the preceding sentence, the exercise price of these options is the fair market value of the Common Shares covered by the options on the date of the grant. Each of these Non-Employee Trust Manager options is fully exercisable upon the date of the grant and generally terminates (unless sooner terminated under the terms of the Plan) ten years after the date of the grant. If a Non-Employee Trust Manager ceases to be a member of the Board for any reason other than death or disability, these options will terminate on the first anniversary of the date the Non-Employee Trust Manager ceases to be a member of the Board. If a Non-Employee Trust Manager dies or becomes disabled while a member of the Board, these options will terminate on the second anniversary of the date the Non-Employee Trust Manager dies or becomes disabled.



     DIVIDEND EQUIVALENT RIGHTS. The Committee may grant Dividend Equivalent Rights under the Plan. Each right may, but need not, be related to a specific option granted under the Plan and may be granted simultaneously with or subsequent to the grant of the option. A right will entitle the recipient to receive a cash payment from the Trust equal to the dividend declared and paid on a Common Share for a period to be determined by the Committee at the time of grant. The payment may, if the Committee so provides, be made in Common Shares in lieu of cash. If the right relates to an option, the payment period shall not extend beyond the date of exercise of the option.

     With respect to Dividend Equivalent Rights which do not relate to a specific option, there are not limits on the number of such rights which may be granted under the Plan or on the total amount of cash payments which may be made with respect to such rights. The cash payment may be made as dividends on Common Shares are paid or delayed until the occurrence of a date or event specified by the Committee.

     TERMS AND CONDITIONS TO WHICH ALL AWARDS ARE SUBJECT. If there is a share dividend, share split, reverse share split or reclassification of Common Shares or outstanding Common Shares are converted into or exchanged for other securities as a result of a merger, consolidation or sale of substantially all of the Trust's assets, appropriate adjustments will be made in: (i) the number and class of Common Shares subject to the Plan, each outstanding award and the entitlements of Non-Employee Trust Managers; and (ii) the exercise price of each outstanding award. Each such adjustment will be determined by the Committee in its sole discretion. Further, new awards may be substituted for awards previously granted, or the Trust's obligations respecting outstanding awards may be assumed by an employer entity other than the Trust. In connection with any merger, consolidation or sale of substantial assets in which the Trust is involved (other than a merger, consolidation or sale in which the Trust is the continuing entity and which does not result in any reclassification of the Trust's then-outstanding shares), the Committee may decide to pay cash to plan participants other than Non-Employee Trust Managers and other persons then subject to Section 16(b) who hold awards that have not been outstanding for at least six months. Any such cash award shall be in an amount which, in the sole discretion of the Committee, is an amount by which the fair market value (at the effective time of the transaction) of the consideration the plan participant would have received if the award had been exercised before the effective time of the merger or other transaction exceeds the exercise price of the award. Further, upon the occurrence of such a transaction, the Committee may provide that the vesting of any award shall be automatically accelerated to a date prior to the consummation of such transaction.

     If a participant's employment with the Trust is terminated, generally the participant will forfeit any award that has not vested on or before the date of termination. The Committee will establish the effect of employment termination on vested awards when awards are granted.

     FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN. The grant of an option will not be a taxable event for the optionee or the Trust. An optionee will not recognize taxable income upon exercise of an ISO, and any gain realized upon a disposition of shares received pursuant to the exercise of an ISO will be taxed as long-term capital gain if the optionee holds the shares for at least two years after the date of the grant and for one year after the date of exercise. However, the excess of the fair market value of shares subject to an ISO on the exercise date over the option exercise price will be included in the optionee's alternative minimum taxable income in the year of exercise (except that, if the optionee is subject to certain securities law restrictions, determination of the amount included in alternative minimum taxable income will be deferred, unless the optionee elects within 30 days following exercise to have income determined without regard to such restrictions) for purposes of the alternative minimum tax. An optionee may be entitled to a credit against regular tax liability in future years for alternative minimum taxes paid with respect to the exercise of ISOs. The Trust will not be entitled to any business expense deduction with respect to the exercise of an ISO, except as discussed below.

     For the exercise of an option to qualify for the foregoing tax treatment, the optionee generally must be an employee of the Trust or a subsidiary of the Trust from the date the option is granted through the date that is three months prior to the date of exercise of the option. In the case of an optionee who is disabled, the three-month period for exercise following termination of employment is extended to one year. In the case of an employee who dies, both the time for exercising ISOs after termination of employment and the holding period for shares received pursuant to the exercise of the option are waived.

     If the special holding period rules mentioned above are not met, the optionee will recognize ordinary income upon the disposition of the shares in an amount generally equal to the excess of the fair market value of the shares at the time the option was exercised over the option exercise price (but not in excess of the gain realized on the sale). The Trust will be allowed a business expense deduction to the extent the optionee recognizes ordinary income.

     If an optionee exercises an ISO by tendering Common Shares with a fair market value equal to part or all of the option exercise price, the exchange of shares will be treated as a nontaxable exchange (except that this treatment would not apply if the optionee had acquired the shares being transferred pursuant to the exercise of an ISO and had not satisfied the special holding period requirements summarized above). If the exercise is treated as a tax-free exchange, the optionee would have no taxable income from the exchange and exercise (other than minimum taxable income as discussed above) and the tax basis for the shares received shall be equal to the fair market value of the Common Shares tendered by the optionee. If the optionee used shares received pursuant to the exercise of an ISO (or another statutory option) as to which the optionee had not satisfied the applicable holding period requirement, the exchange would be treated as a taxable disqualifying disposition of the exchanged shares.

     Upon exercising a nonstatutory option or SAR, a Participant will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the shares or cash received on the date of exercise (except that, if the Participant is subject to certain restrictions imposed by the securities laws, the measurement date will be deferred, unless the Participant makes a special tax election within 30 days after exercise to have income determined without regard to the restrictions). If the Trust complies with applicable reporting requirements, it will be entitled to a business expense deduction in the same amount and at the same time as the Participant recognizes ordinary income. Upon a subsequent sale or exchange of shares acquired pursuant to the exercise of a nonstatutory option, the optionee will have taxable gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised).

     If the optionee surrenders shares of Common Shares in payment of part or all of the exercise price for nonstatutory options, no gain or loss will be recognized with respect to the shares surrendered and the optionee will be treated as receiving an equivalent number of shares pursuant to the exercise of the option in a nontaxable exchange. The basis of the shares surrendered will be treated as the substituted tax basis for an equivalent number of option shares received and such shares will be treated as having been held for the same holding period as had expired with respect to the transferred shares. The difference between the aggregate option exercise price and the aggregate fair market value of the shares received pursuant to the exercise of the option will be taxed as ordinary income. The optionee's basis in the additional shares will be equal to the amount included in the optionee's income and the optionee's holding period will begin upon the optionee's acquisition of such Notes.

     An award of Restricted Shares will create no immediate tax consequences for the employee or the Trust, unless the employee makes an election pursuant to
Section 83(b) of the Code. The employee will, however, realize ordinary income when Restricted Shares become vested, in an amount equal to the fair market value of the underlying shares of Common Shares on the date of vesting less any consideration paid by the employee for such shares. If the employee makes an election pursuant to Section 83(b) of the Code with respect to a grant of Restricted Shares, the employee will recognize income at the time the Restricted Shares are awarded (based upon the value of such shares at the time of award), rather than when the Restricted Shares become vested. The Trust will be allowed a business expense deduction for the amount of any taxable income recognized by the employee at the time such income is recognized (assuming the Trust complies with applicable reporting requirements).

     The employee will recognize taxable income for the amount of cash received under a Dividend Equivalent Right for the year such amounts are paid. The Trust is permitted a compensation deduction equal to such amount.

     The foregoing provides only a general description of the federal income tax consequences of transactions contemplated by the Plan. Participants should consult a tax advisor as to their individual circumstances.

SHAREHOLDER VOTE

     The affirmative vote of the holders of a majority of the Common Shares present in person or represented by proxy, and entitled to vote at the Annual Meeting is required to adopt the Plan. The Trust Managers have unanimously approved the proposal, subject to shareholder approval. USAA REALCO and management of the Trust who collectively own 32.99% of the outstanding Common Shares have advised the Trust that they intend to vote in favor of the proposal.

RECOMMENDATION OF THE TRUST MANAGERS

     THE TRUST MANAGERS UNANIMOUSLY RECOMMEND THAT THE SHAREHOLDERS VOTE FOR PROPOSAL EIGHT.

                                 PROPOSAL NINE
                           ELECTION OF TRUST MANAGERS

     The shareholders are asked to elect five Trust Managers at the Annual Meeting. Each shareholder is entitled to cast one vote for each share held on the record date unless a shareholder elects to exercise his or her right to cumulate votes. The Current Declaration of Trust provides that once the Trust is aware that any person beneficially owns 30% or more of the Trust's outstanding Common Shares, shareholders shall have the right to cumulate their votes in the election of Trust Managers. Because USAA REALCO beneficially owns, as of the record date, 31.82% of the outstanding Common Shares, shareholders may cumulate their votes in this election of Trust Managers. Cumulative voting entitles a shareholder to cast as many votes for one nominee as is equal to the number of Trust Managers to be elected, multiplied by the number of Common Shares owned by such shareholder, or to distribute such shareholder's total votes on the same principle between two or more nominees. As a general rule, cumulative voting enhances the ability of minority shareholders to obtain representation on a board. Because election as a Trust Manager requires the affirmative vote of a majority of the outstanding Common Shares, the ability of the minority to elect a Trust Manager is not as greatly enhanced as with a company that elects directors by a plurality of votes. Common Shares represented by proxies will be voted equally for all nominee Trust Managers.
Any current Trust Manager not receiving the affirmative vote of a majority of the outstanding Common Shares shall nevertheless remain a Trust Manager unless another proper nominee receives the requisite vote.

     Any shareholder desiring to cumulate votes must give written notice of his or her intention to cumulate votes to the Board of Trust Managers at the Trust's principal executive office on or before 5:00 p.m. Dallas time on Sunday, June 29, 1997. Faxed notices to (972) 550-6037 will be accepted.

     The Trust increased the number of Trust Managers on the Board of Trust Managers to five, with the additional two Trust Managers being Independent Trust Managers, as defined in the Current Declaration of Trust. The Trust Managers unanimously voted to appoint Edward B. Kelley and T. Patrick Duncan to fill the vacancies created by the increase in the number of Trust Managers pursuant to the terms of the Share Purchase Agreement dated December 13, 1996 (the "Share Purchase Agreement"), by and between the Trust and USAA REALCO. Pursuant to the terms of the Purchase Agreement, at such time as the Company achieves Minimum Equity Capitalization, unless USAA REALCO or its affiliates has purchased or commits to purchase from the Company an additional $20,000,000 of equity securities for cash or real property, one of USAA REALCO's designees as a Trust Manager must commit not to seek re-election at the next annual meeting of the Company.

     Each nominee is presently a Trust Manager and was appointed from time to time as indicated below. The following information as of April 1, 1997, is submitted concerning the following nominees named for election as Trust Managers to fill the presently existing five Trust Manager positions:

                   NAME         AGE     TRUST MANAGER SINCE
            ------------------  ---     -------------------
            William H. Bricker   65     September 1985
            T. Patrick Duncan    48     December 1996
            Robert E. Giles      49     March 1996
            Edward B. Kelley     56     December 1996
            Charles W. Wolcott   44     August 1993

     The following information with respect to the principal occupation or employment, other affiliations and business experience of each nominee during the last five years has been furnished to the Trust by each such nominee:

     William H. Bricker has served as a Trust Manager of the Trust since September 1985. Mr. Bricker has served as President of DS Energy Services Incorporated and has consulted in the energy field and on international trade since 1987. In May 1987, Mr. Bricker retired as the Chairman and Chief Executive Officer of Diamond Shamrock Corporation where he held various management positions from 1969 through May 1987. Mr. Bricker is a director of the LTV Corporation, the Eltech Systems Corporation and the National Paralysis Foundation. He received his Bachelor of Science and Master of Science degrees from Michigan State University.

     T. Patrick Duncan has served as a Trust Manager since December 1996, when he was appointed as an independent Trust Manager at the request of USAA REALCO pursuant to the Share Purchase Agreement. Mr. Duncan joined USAA REALCO in November 1986 as Chief Financial Officer. With over 24 years of experience, Mr. Duncan serves as Senior Vice President of Real Estate Operations with responsibilities which include the direction of all acquisitions, sales, management and leasing of real estate for USAA-affiliated companies. Mr. Duncan received degrees from the University of Arizona in Accounting and Finance. He is a Certified Public Accountant, Certified Commodities Investment Manager, and holds a Texas Real Estate Broker's License. He currently holds memberships in the Texas and Arizona State Boards of Accounting, the Texas and Arizona State Societies of Certified Public Accountants, the International Council of Shopping Centers, the Urban Land Institute, the National Association of Real Estate Investment Trusts and the Pension Real Estate Association, and he is currently Vice-Chairman of the Board of the Daughters of Charity, and a member of the Board of Directors for the North San Antonio Chamber of Commerce. Mr. Duncan is also a member of the Board of Directors of Meridian Industrial Trust, and a member of the Board of Directors of the general partner of USA Investment Income I and II, and USAA Real Estate Partnership III and IV and a member of the Board of Directors of USAA Equities Advisor, Inc.

     Robert E. Giles has served as a Trust Manager since March 15, 1996. Mr. Giles is currently the owner and President of Robert E. Giles Interests, Inc., a real estate consulting and development firm based in Houston, Texas. Mr. Giles also serves as President of Title Network, Ltd., a national title insurance agency. Mr. Giles was a Vice President with the J.E. Roberts Companies, Inc. from 1994 to 1995. From 1990 to 1994, Mr. Giles was President and a Director of National Loan Bank, a publicly-held company created through the merger of Chemical Bank and Texas Commerce Bank. Mr. Giles received his Bachelor of Arts degree from University of Texas - Austin in 1970 and received a Master of Arts degree from University of Texas - Arlington in 1973.

     Edward B. Kelley has served as a Trust Manager since December 1996, when he was appointed as an independent Trust Manager at the request of USAA REALCO pursuant to the terms of the Share Purchase Agreement. Mr. Kelley is President of USAA REALCO. He joined USAA REALCO in April 1989 as executive vice president and chief operating officer before assuming his new title in August 1989. Mr. Kelley received his Bachelor of Business Administration degree from St. Mary's University in 1964 and a Masters in Business Administration from Southern Methodist University in 1967, and is a Member of the Appraisal Institute (MAI). He is past Chairman of the North San Antonio Chamber of Commerce and past board member of the Baptist Memorial Hospital System, La Quinta Motor

Inns, and the National Association of Industrial and Office Parks. Mr. Kelley is also a member of the board of directors and executive committee of the Alamo Area Council of Boy Scouts of America and a member of the Board of Trustees of St. Mary's University, where he has served as past Chairman of the Board. Mr. Kelley is also a member of the Board of Trustees of the Baptist Children's Home in San Antonio and he is a member of the Rotary Club of Downtown San Antonio and the Wednesday Civil Breakfast Club of San Antonio. He was the 1992 chairman of the Greater San Antonio Chamber of Commerce and is on the board of directors of the San Antonio Economic Development Foundation. Mr. Kelley is also a member of the Board of Directors of the general partner of USAA Investment Income I and II and USAA Real Estate Partnership III and IV, and a member of the Board of Directors of USAA Equities Advisor, Inc.

     Charles W. Wolcott has served as a Trust Manager since August 1993 and as President and Chief Executive Officer of the Trust since May 1993. Mr. Wolcott was President and Chief Executive Officer of Trammell Crow Asset Services, a real estate asset and portfolio management affiliate of Trammell Crow Company, from 1990 to 1992. He served as Vice President and Chief Financial and Operating Officer of the Trust from 1988 to 1991. From 1988 to 1990, Mr. Wolcott was a partner in Trammell Crow Ventures Operating Partnership. Prior to joining the Trammell Crow Company in 1984, Mr. Wolcott was President of Wolcott Corporation, a firm engaged in the development and management of commercial real estate properties. Mr. Wolcott graduated from the University of Texas at Austin in 1975 with a Bachelor of Science degree and received a Master of Business Administration degree from Harvard University in 1977.

     The Trust Managers have no reason to believe that any of the nominees will not serve if elected, but if any of them should become unavailable to serve as a Trust Manager, and if the Trust Managers designate a substitute nominee, the persons named in the accompanying Proxy will vote for the substitute nominee designated by the Trust Managers, unless a contrary instruction is given in the Proxy. The Trust Managers did not appoint a nominating committee to nominate Trust Managers for election.

     No family relationship exists among any of the Trust Managers or executive officers of the Trust. The Share Purchase Agreement is the only arrangement or understanding that exists between any Trust Manager or executive officer or any other person pursuant to which any Trust Manager or executive officer was selected as a Trust Manager or executive officer of the Trust.

     Fourteen regularly scheduled or special Trust Manager meetings were held during the fiscal year ended December 31, 1995 (the "1995 Fiscal Year").
Messrs. Bricker and Wolcott attended 100% of all 1995 Fiscal Year Trust Manager and Trust Manager committee meetings. Twelve regularly or special Trust Manager meetings were held during the fiscal year ended December 31, 1996 (the "1996 Fiscal Year"). All Trust Managers attended 100% of all 1996 Fiscal Year Trust Manager and Trust Manager committee meetings held during his 1996 term as a Trust Manager.

                                  PROPOSAL TEN

                      RATIFICATION OF INDEPENDENT AUDITORS

     The shareholders are asked to ratify the appointment by the Trust Managers of Ernst & Young LLP as the Trust's independent auditors for the 1996 Fiscal Year. The selection was based upon the recommendation of the Audit Committee.

     Effective May 24, 1994, the Trust dismissed its prior independent auditors, Kenneth Leventhal & Company and retained as its new independent auditors, Ernst & Young LLP. Kenneth Leventhal & Company's Independent Auditors' Report on the Trust's financial statements for fiscal year ended December 31, 1993 ("1993 Fiscal Year") did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles. The decision to change independent auditors was recommended by the Audit Committee of the Trust Managers and approved by the Trust Managers on May 24, 1994. During the 1993 Fiscal Year and through May 24, 1994, there were no disagreements between the Trust and Kenneth Leventhal & Company on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Kenneth Leventhal & Company, would have caused it to make reference to the subject matter of the disagreements in connection with the report. In June 1995, Kenneth Leventhal & Company merged with Ernst & Young LLP.

     During the 1993 Fiscal Year and through May 24, 1994, the Trust did not consult Ernst & Young LLP regarding the application of accounting principles to a specified transaction or any audit opinion.

     Representatives of Ernst & Young LLP will be present at the Annual Meeting to respond to appropriate questions from shareholders and to make a statement if they desire.

SHAREHOLDER VOTE

     Adoption of this proposal requires approval by the holders of a majority of the Common Shares present in person or represented by proxy, and entitled to vote at the Annual Meeting. The Trust Managers have unanimously approved the proposal, subject to shareholder approval. USAA REALCO and management of the Trust who collectively own 32.99% of the outstanding Common Shares have advised the Trust that they intend to vote in favor of the proposal.

RECOMMENDATION OF THE TRUST MANAGERS

THE TRUST MANAGERS UNANIMOUSLY RECOMMEND THAT THE SHAREHOLDERS VOTE FOR PROPOSAL TEN.

                                   MANAGEMENT

EXECUTIVE OFFICERS

     Set forth below is information regarding the names and ages of the executive officers of the Trust, all positions held with the Trust by each individual, and a description of the business experience of each individual for at least the past five years.

NAME                  AGE                TITLE
--------------------  ---  ----------------------------------
Charles W. Wolcott     44  Trust Manager, President and Chief
                                  Executive Officer
Marc A. Simpson        42  Vice President and Chief Financial
                            Officer, Secretary and Treasurer
David B. Warner        38  Vice President and Chief Operating
                                      Officer

     Information regarding the business experience of Mr. Wolcott is provided under "Proposal Three -- Election of Trust Managers."

     Marc A. Simpson has served as Vice President and Chief Financial Officer, Secretary and Treasurer of the Trust since March 1994. From November 1989 through March 1994, Mr. Simpson was a Manager in the Financial Advisory Services Group of Coopers & Lybrand. Prior to that time, he served as Controller of Pacific Realty Corp., a real estate development company. Mr. Simpson graduated with a Bachelor of Business Administration from Midwestern State University in 1978, and received a Master of Business Administration from Southern Methodist University in 1990.

     David B. Warner has served as Vice President and Chief Operating Officer of the Trust since May 1993. From 1989 through the date he accepted a position with the Trust, Mr. Warner was a Director of the Equity Investment Group for the Prudential Realty Group. From 1985 to 1989, he served in the Real Estate Banking Group of NCNB Texas National Bank. Mr. Warner graduated from the University of Texas at Austin in 1981 with a Bachelor of Business Administration and received a Master of Business Administration from the same institution in 1984.

COMMITTEES OF THE TRUST MANAGERS

     AUDIT COMMITTEE. The Audit Committee of the Trust Managers met once during the 1995 Fiscal Year and once during the 1996 Fiscal Year. The Audit Committee reviews and approves the scope and results of any outside audit of the Trust, and the fees therefor, and makes recommendations to the Trust Managers or management concerning auditing and accounting matters and the efficacy of the Trust's internal control systems. The Audit Committee selects the Trust's independent auditors. Mr. Bricker was the sole member of the Audit Committee during the 1995 Fiscal Year. During the 1996 Fiscal Year, Messrs. Bricker and Giles served on the Compensation Committee. Current members of the Audit Committee are Messrs. Bricker, Giles and Kelley.

     COMPENSATION COMMITTEE. The Compensation Committee met three times during the 1995 Fiscal Year and two times during the 1996 Fiscal Year. The Compensation Committee establishes guidelines for compensation and benefits of the executive officers of the Trust based upon achievement of objectives and other factors. The Compensation Committee is also responsible for acting upon all matters concerning, and exercising such authority as is delegated to it under the provisions of, any benefit, retirement or pension plan. Mr. Bricker was the sole member of the Compensation Committee during the 1995 Fiscal Year. During the 1996 Fiscal Year, Messrs. Bricker and Giles served on the Audit Committee. Current members of the Compensation Committee are Messrs. Bricker, Duncan and Giles.

 ELECTION OF TRUST MANAGERS AND EXECUTIVE OFFICERS

     Trust Managers are elected at each annual meeting of the shareholders of the Trust and remain in office until their successors have been duly elected and qualified, or until their earlier death, resignation or removal. Executive officers serve at the discretion of the Trust Managers.

 EXECUTIVE AND TRUST MANAGER COMPENSATION

     The following table summarizes the compensation paid by the Trust to the executive officers of the Trust for the three years ended December 31, 1996:

                           SUMMARY COMPENSATION TABLE

                                         ANNUAL COMPENSATION
                                     ----------------------------
NAME AND                                                             ALL OTHER
PRINCIPAL POSITION      FISCAL YEAR   SALARY         BONUS         COMPENSATION
----------------------  -----------  --------       --------       ------------
Charles W. Wolcott          1996     $195,000       $100,000  (1)      $8,039  (4)
 President and CEO          1995      189,000         72,000  (2)       7,040  (5)
                            1994      180,000         62,100  (3)       7,222  (6)
Marc A. Simpson             1996      110,000         55,000  (1)       8,039  (4)
 Vice President and         1995      105,000         40,000  (2)       6,838  (5)
 CFO, Secretary and         1994       81,859  (7)    34,500  (3)       4,095  (6)
 Treasurer

David B. Warner             1996      110,000         55,000  (1)       8,039  (4)
 Vice President             1995      100,000         43,000  (2)       6,312  (5)
 and COO                    1994       92,000         34,500  (3)       4,429  (6)


----------------------------

(1) Represents bonus payments for 1996 paid in January 1997.
(2) Represents bonus payments for 1995 paid in January 1996.
(3) Represents bonus payments for 1994 paid in February 1995.
(4) Represents the Trust's contribution to the Retirement and Profit Sharing Plan in January 1997.
(5) Represents the Trust's contribution to the Retirement and Profit Sharing Plan in January 1996.
(6) Represents the Trust's contribution to the Retirement and Profit Sharing Plan paid in February 1995.
(7) Mr. Simpson's annualized salary for 1994 was $100,000.

  In 1995, the Trust paid its Non-Employee Trust Managers an annual fee of $20,000 plus $1,000 for each Trust Manager or committee meeting attended in person. In addition, the Trust Managers are reimbursed for their expenses incurred in connection with their duties as Trust Managers. In addition to the annual fee, Mr. Bricker received $17,000 in 1995 for attendance at Trust Manager and committee meetings. Mr. Wolcott did not receive any compensation for his services as a Trust Manager. In March 1996, the Trust increased the annual fee paid its Non-Employee Trust Managers to $40,000 plus $1,000 for each Trust Manager or committee meeting attended in person. In addition to the annual fee, Mr. Bricker received $16,000 and Mr. Giles received $11,000 in 1996 for attendance at Trust Manager and Committee meetings.

  The Board of Trust Managers has voted to reduce their compensation effective July 1, 1997 to an annual retainer of $25,000 plus $1,000 for each Trust Manager meeting attended in person, $500 for each Trust Manager meeting attended via teleconference, $500 for each committee meeting attended in person and $250 for each committee meeting attended via teleconference. If proposal four is approved by the shareholders, each non-employee Trust Manager will have the right to receive his annual retainer in cash and/or Shares.

BYLAWS AMENDMENTS LIMITING TRUST MANAGER COMPENSATION

  Pursuant to the terms of the Settlement Agreement, Section 3.9 of the Bylaws of the Trust has been amended by the Trust Managers to limit the increase in cash compensation paid to the Trust Managers to 20% over the prior year without the approval of the holders of a majority of the shares cast at the annual meeting of shareholders.

EMPLOYMENT AGREEMENTS

  On March 13, 1996, the Trust entered into Bonus and Severance Agreements with each of Messrs. Wolcott, Simpson and Warner. These agreements formalized the Trust's policy of providing an annual incentive bonus of up to 50% of the employee's base salary upon the achievement of certain objectives established by the Compensation Committee. In addition, the agreements generally provide that if the employee is terminated within one year after a Change in Control (as defined), the employee will be entitled to receive an amount equal to one times the employee's annual base salary, continuation of health and welfare benefits for up to one year and the prorated amount of any annual incentive bonus earned through the date of termination. The agreements are effective through March 13, 1999.

401(K) PLAN

  The Trust has adopted a Retirement and Profit Sharing Plan (the "Profit Sharing Plan") for the benefit of employees of the Trust. Employees who were employed by the Trust on November 1, 1993, and who have attained the age of 21 are immediately eligible to participate in the Profit Sharing Plan. All other employees of the Trust are eligible to participate in the Plan after they have completed six months of service with the Trust and attained the age of 21.

  Each participant may make contributions to the Profit Sharing Plan by means of a pre-tax salary deferral which may not be more than 15% of the employee's compensation. The Trust may make annual discretionary contributions to the Profit Sharing Plan and may be required to contribute, on behalf of each non-highly compensated employee and non-key employee who is actively employed on the last day of each plan year, a special discretionary contribution equal to a percentage of such employee's compensation, which will be determined each year by the Trust. The Code limits the annual amount of salary deferrals that may be made by any employee.

  An employee's salary deferral contribution will always be 100% vested and nonforfeitable, although such contributions will be affected by any investment gains or losses to the Profit Sharing Plan. In general, in the event of retirement, death or disability, 100% of a participating employee's account would be available for distribution to either the employee or such employee's beneficiary, as applicable. The Trust Managers may amend the Profit Sharing Plan at any time. In no event, however, may any amendment (i) authorize or permit any part of the Profit Sharing Plan assets to be used for purposes other than the exclusive benefit of participating employees or their beneficiaries, or
(ii) cause any reduction in the amount credited to each participating employee's account. Likewise, the Trust Managers have the right to terminate the Profit Sharing Plan at any time. In the event of such termination, all amounts credited to each employee's account will continue to be 100% vested.

                      REPORT OF THE COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

     Compensation for the executive officers of the Trust is administered under the direction of the Compensation Committee of the Trust Managers. The following is the Compensation Committee's report, in its role as reviewer of the Trust's pay programs, on 1995 and 1996 compensation practices for the executive officers of the Trust. The report and the performance graph that appears immediately after such report shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission under the Securities Act of 1933 or the Securities Exchange Act of 1934 or incorporated by reference in any document so filed.

     BASE SALARY. The Compensation Committee determines base salaries for executive officers by evaluating the responsibilities of the position held and the experience of the individual, and by reference to the competitive marketplace for executive talent, including a comparison to base salaries for comparable positions at other real estate investment trusts, to historical levels of salary paid by the Trust, and to recommendations of independent compensation consultants to the Trust. Salary adjustments are based on a periodic evaluation of the performance of the Trust and of each executive officer, and also take into account new responsibilities as well as changes in the competitive marketplace. Mr. Wolcott, who has served as President and Chief Executive Officer of the Trust since the commencement of his employment with the Trust in May received a base salary of $189,000 for the 1995 Fiscal Year and $195,000 for the 1996 Fiscal Year. Mr. Warner, who has served as the Vice President and Chief Operating Officer of the Trust since May 1993 received a base salary of $100,000 for the 1995 Fiscal Year and $110,000 for the 1996 Fiscal Year. Mr. Simpson, who has served as Secretary, Treasurer and Chief Financial Officer of the Trust since March 1994, received a base salary of $105,000 for the 1995 Fiscal Year and $110,000 for the 1996 Fiscal Year. The Compensation Committee was advised by a compensation consultant from Kenneth Leventhal & Company (now part of Ernst & Young LLP) that base compensation levels for the Trust for the 1995 Fiscal Year and for the 1996 Fiscal Year were below the REIT industry as a whole, which was consistent with the Trust's desire to bring its operating performance up to the standards of the REIT industry and to focus on the incentive portion of compensation during a period of repositioning the Trust's operations.

     PERFORMANCE-BASED BONUS PLAN. Each year, in order to encourage the accomplishment of the short-term goals of the Trust, the Compensation Committee reviews and approves a performance-based bonus plan for executive officers based in part on increases in Funds From Operations ("FFO") per Share as defined by the National Association of Real Estate Investment Trusts ("NAREIT") and adjusted by the Compensation Committee as described below. The NAREIT definition of FFO is net income (loss) computed in accordance with generally accepted accounting principles, excluding gains or losses from debt restructuring and sales of property, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. Additionally, extraordinary items or significant non-recurring items that distort comparability are not considered in determining FFO. The Compensation Committee also believes FFO, when used as a performance measurement, should be adjusted to exclude certain nonrecurring costs such as litigation and contested proxy costs, as well as effects from other transactions which distort comparability between periods such as property sales and acquisitions. The Compensation Committee noted that other REITs do not adjust the NAREIT definition of FFO as adjusted by the Compensation Committee.
However, the Compensation Committee believes that in light of the large amount of expenses incurred by the Trust due to litigation and proxy contests, an adjustment to FFO was appropriate when determining bonuses. Each executive officer was eligible in 1995 to receive a bonus of up to 20% of his base salary based on an increase of $0.05 per share in adjusted FFO over 1994. In addition to the FFO-related bonus, each executive officer was eligible to receive a bonus of up to 20% of his base salary for achievement of specific goals established by the Compensation Committee. Such goals established for Mr. Wolcott included acquisition of outstanding debt at a discount which would yield a $0.04 per share increase in full-year FFO, maintenance of recurring administrative and overhead expenses of the trust below $1,500,000 and realization of an extraordinary gain on extinguishment of debt in excess of $1.00 per Share. Also during 1995, each executive officer of the Trust was eligible to receive a merit bonus of up to 10% of his or her base salary at the discretion of the Compensation Committee, based strictly on individual performance. With respect to the 1995 Fiscal Year, the Compensation Committee awarded a $72,000 bonus to Mr. Wolcott, a $43,000 bonus to Mr. Warner and a $40,000 bonus to Mr. Simpson. During 1996, each executive officer was eligible to receive a bonus of 40% of base salary based on realization of the first stage of principal discount provided for under the Settlement Agreement executed with MLI. In addition, each executive officer was eligible to receive a bonus of 10% of base salary based on achievement of $0.11 per share in adjusted FFO. With respect to the 1996 Fiscal Year, the Compensation Committee awarded a $100,000 bonus to Mr. Wolcott, a $55,000 bonus to Mr. Warner and a $55,000 bonus to Mr. Simpson.

     OTHER COMPENSATION. Other compensation payable to the executives of the Trust includes contributions to the Employee Retirement and Profit Sharing Plan of the Trust and insurance premiums paid by the Trust under the Trust's medical, dental, life and long-term disability plans. See "Management -- 401(k) Plan."

                                                    1995 Compensation Committee,

                                                              William H. Bricker

                                                    1996 Compensation Committee,

                                                              William H. Bricker
                                                                 Robert E. Giles

NOTICE OF INDEMNIFICATION

     Pursuant to the Texas REIT Act, the Trust hereby reports to its shareholders that the Trust indemnified Messrs. Bricker and Wolcott in connection with certain litigation involving Pure World, Inc., a former shareholder of the Trust, and Robert Strougo, a shareholder of the Trust (the "Shareholder Litigation"). The Trust previously acquired director and officer liability insurance for its Trust Managers, which policy reimbursed the Trust for sums in excess of $200,000 paid by the Trust to indemnify Trust Managers for expenses incurred in connection with actions such as the Shareholder Litigation. In connection with the Shareholder Litigation, the Trust paid the $200,000 retention under the director and officer liability insurance policy.

                               PERFORMANCE GRAPH

     The rules and regulations of the Securities and Exchange Commission require the presentation of a line graph comparing, over a period of five years, the cumulative total shareholder return to a performance indicator of a broad equity market index and either a nationally recognized industry index or a peer group index constructed by the Trust. The chart below compares the performance of the Common Shares with the performance of the Standard & Poors 500 Index and the NAREIT Equity REIT Index. The comparison assumes $100 was invested on December 31, 1990 in the Common Shares and in each of the foregoing indices and assumes reinvestment of dividends.

                       [PERFORMANCE GRAPH APPEARS HERE]



                                              DECEMBER
                          ---------------------------------------------------
                          1990       1992     1993     1994     1995     1996
                          ---------------------------------------------------
S & P INDEX               100      107.67   118.43   119.97   164.88   202.74
EQUITY REIT INDEX         100      120.66   143.23   147.52   164.48   229.82
AIR REIT                  100      117.66   141.68    86.58   128.31   147.43



                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of Common Shares by (i) each Trust Manager and each nominee for Trust Manager, (ii) the Trust's Chief Executive Officer and each executive officer of the Trust, and (iii) all Trust Managers and executive officers of the Trust as a group, and, to the Trust's knowledge, by any person owning beneficially more than 5% of the outstanding shares of such class, in each case at April 1, 1997. Each person named in the table has sole voting and investment power with respect to all Common Shares shown as beneficially owned by such person.

                                               AMOUNT AND NATURE          PERCENTAGE
BENEFICIAL OWNER                            OF BENEFICIAL OWNERSHIP        OF CLASS
----------------                            -----------------------       ----------
William H. Bricker..........................       2,000                      *
T. Patrick Duncan...........................       3,000                      *
Robert E. Giles.............................       3,750                      *
Edward B. Kelley............................       5,000                      *
Charles W. Wolcott..........................      83,000                      *
Marc A. Simpson.............................      14,500                      *
David B. Warner.............................       6,000                      *
USAA Real Estate Company
8000 Robert F. McDermott Freeway
IH-10 West, Suite 600
San Antonio, Texas  78230-3884..............   3,182,206                   31.82%(1)
All Trust Managers and executive officers
  as a group (seven persons)................     117,250                    1.17%


______________
*    Ownership is less than 1% of outstanding Common Shares.
(1) This information was obtained from the Schedule 13D filed by USAA REALCO with the Securities and Exchange Commission on December 19, 1996.

               COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     Based solely upon a review of Forms 3, 4 and 5 (and any amendments thereto) furnished to the Trust with respect to the 1995 Fiscal Year and 1996 Fiscal Year or written representations from certain reporting persons that no forms were required, no person failed to disclose on a timely basis, as disclosed in such forms, reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended.

                           PROPOSALS BY SHAREHOLDERS

     A proper proposal submitted by a shareholder for presentation at the Trust's 1997 Annual Meeting and received at the Trust's principal executive office no later than January 12, 1998 will be included in the Proxy Statement and Proxy related to the 1997 Annual Meeting.

                                 OTHER MATTERS

     The Trust Managers are aware of no other matter that will be presented for action at the Annual Meeting. IF SUCH PROPOSALS OR ANY OTHER MATTERS REQUIRING A VOTE OF THE SHAREHOLDERS PROPERLY COMES BEFORE THE ANNUAL MEETING, THE PERSONS AUTHORIZED UNDER THE PROXIES WILL VOTE AND ACT ACCORDING TO THEIR BEST JUDGMENT.

                                    EXPENSES

     The expense of preparing, printing and mailing proxy materials to the Trust's shareholders will be borne by the Trust. The Trust has engaged The Herman Group, Inc. to assist in the solicitation of proxies from shareholders. Proxies may also be solicited personally or by telephone by officers and employees of the Trust, none of whom will receive additional compensation
therefor.   In addition to mailing this material to Trust shareholders, the
Trust has asked banks and brokers to forward copies to persons for whom they hold shares of the Trust and to request authority for execution of the proxies. The Trust will reimburse the banks and brokers for their reasonable out-of-pocket expenses in doing so. The expense of preparing, printing and mailing the Proxy Statement and all supplemental materials, as well as the cost of the solicitors and attorneys, anticipated to be approximately $275,000, will be borne by the Trust. Of these expenses, the estimated fees for The Herman Group, Inc. are $20,000. The Herman Group, Inc. will be reimbursed for reasonable out-of-pocket expenses. To date, the Trust has not spent any amount of the anticipated expenses.

                         ANNUAL REPORT TO SHAREHOLDERS

     The Trust's 1996 Annual Report (which does not form a part of the proxy solicitation material) was mailed on or about March 13, 1997 to all shareholders of record as of March 10, 1997. The Trust's 1995 Annual Report (which does not form a part of the proxy solicitation material) was mailed on or about August 5, 1996 to all shareholders of record as of August 1, 1996. A copy of the Trust's Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, will be furnished to shareholders, without exhibits and without charge, upon written request to: Investor Relations, American Industrial Properties REIT, 6220 N. Beltline Road, Suite 205, Irving, Texas 75063.

                            SELECTED FINANCIAL DATA

  The following table sets forth selected financial data for the Trust and its subsidiaries for each of the five years in the period ended December 31, 1996. This information should be read in conjunction with the discussion set forth below under "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements of the Trust and accompanying Notes included elsewhere in this Proxy Statement.

                                                          YEAR ENDED DECEMBER 31,
                                          --------------------------------------------------------
                                             1996        1995        1994       1993      1992
                                          ---------    --------    --------   --------  ----------
                                                (in thousands except share and per share data)
OPERATING DATA:
 Total revenues.........................  $11,478     $11,779      $11,226   $10,641   $ 15,139
 Loss from real estate operations  (a)..   (4,732)     (4,338)      (4,311)   (5,121)   (18,719)
 Net income (loss)  (a).................    1,255      (4,584)      (4,655)   (7,867)   (17,593)
 Per share:
  Loss from real estate operations  (a).  $ (0.52)    $ (0.48)     $ (0.47)  $ (0.57)  $  (2.06)
 Net income (loss)  (a).................     0.14       (0.51)       (0.51)    (0.87)     (1.94)
 Distributions paid.....................     0.04        0.04            -      0.16       0.20
BALANCE SHEET DATA:

 Total assets...........................  $78,936     $89,382      $92,550   $88,297   $110,446
 Total debt.............................   53,216      62,815       65,613    57,078     68,578
 Shareholders' equity...................   22,683      19,248       24,196    28,851     38,171

______________

(a) Loss from real estate operations and net loss for 1995, 1994 and 1992 include provisions for possible losses on real estate of $600,000, $650,000 and $14,094,000, respectively. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" for discussion of extraordinary gains and losses of $5,810, ($55), ($344), ($2,530) and $1,910 in 1996, 1995, 1994, 1993 and 1992, respectively.

  MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

    The following discussion should be read in conjunction with the Consolidated Financial Statements of the Trust and accompanying Notes included elsewhere in this Proxy Statement. The statements contained in this Proxy Statement that are not historical facts are forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Actual results may differ materially from those included in the forward-looking statements. These forward-looking statements involve risks and uncertainties including, but not limited to, changes in general economic conditions in the markets that could impact demand for the Trust's properties and changes in financial markets and interest rates impacting the Trust's ability to meet its financing needs and obligations.

RESULTS OF OPERATIONS

     Comparison of 1996 to 1995

     The sale of two properties in late 1996 and the purchase of a property in August 1995 resulted in a net decrease in 1996 property revenue and net operating income of $67,000 and $51,000, respectively, when compared to 1995.
On a same property basis, property revenues decreased from $10,209,000 in 1995 to $10,186,000 in 1996, a decrease of 0.2%, comprised of a 2.9% increase in revenue related to industrial properties and a 6.2% decrease in revenue at the Trust's retail property. The decrease in revenue at the Trust's retail property stemmed principally from lower percentage rents ($115,000) and slower leasing of vacancies and is partially attributable to the opening of a new regional mall in Denver during the third quarter of 1996. Overall leased occupancy of the Trust's portfolio was 94.2% at December 31, 1996 compared to 93.7% at December 31, 1995.

     On a same property basis, net operating income (which is defined as property revenues less property operating expenses and which does not include depreciation and amortization, interest expense, Trust administration and overhead expenses or provision for possible losses on real estate) decreased from $6,704,000 in 1995 to $6,494,000 in 1996, a decrease of 3.1%. This overall decrease is comprised of a 0.5% increase related to industrial properties and a 10.7% decrease related to the Trust's retail property. The decrease in the Trust's retail property is a result of the decrease in revenue explained above. Same property operating expenses increased by 5.3%, an increase in repairs and maintenance expenses and tenant refit costs of $98,000 in 1996. On the same property basis, loss from operations increased from $4,964,000 in 1995 to $5,351,000 in 1996 (see following explanation).

     Loss from operations increased from $4,338,000 in 1995 to $4,732,000 in 1996 as a result of the decrease in net operating income explained above, a decrease in total interest expense of $584,000 (due to the larger accrual of default rate interest on the MLI Notes in 1995), the provision of $600,000 for possible losses on real estate in 1995, an increase in litigation, refinancing and proxy costs of $568,000 (due to the shareholder litigation in 1996), an increase in Trust administration and overhead expenses of $406,000 (due to the accrual of $240,000 in incentive compensation, higher legal fees and increased Trust Manager compensation in 1996) and a decrease in interest income (due to higher invested balances in 1995 from the nonpayment of interest to the Trust's unsecured lender).

     During 1996, the Trust sold two industrial properties and recognized a gain on sale of $177,000, compared to the sale of one property in 1995 resulting in a loss on sale of $191,000. In 1996, the Trust recognized an extraordinary gain on extinguishment of debt of $5,810,000, or $0.64 per share, pursuant to settlement of litigation with MLI.

     Comparison of 1995 to 1994

     Property revenues increased from $11,080,000 in 1994 to $11,410,000 in 1995, resulting from the stabilization in occupancy of the Trust's portfolio and improving rental rates in selected markets. Property operating expenses decreased from $3,952,000 in 1994 to $3,851,000 in 1995, primarily due to the net effect of a sale of a property in February 1995 and the purchase of a property in August 1995. Property net operating income increased from $7,128,000 in 1994 to $7,559,000 in 1995, an increase of 6.0%. On a same property basis, net operating income increased from $6,927,000 in 1994 to $7,474,000 in 1995, an increase of 7.9%. Overall leased occupancy of the portfolio was 93.7% at December 31, 1995 compared to 93.2% at December 31, 1994.

     Loss from operations increased from $4,311,000 in 1994 to $4,338,000 in 1995 as a result of the increase in net operating income and an increase in interest income of $223,000 (due to higher invested balances resulting from the non-payment of interest to the Trust's unsecured lender), a decrease in total administrative expenses of $128,000 (as a result of two proxy contests in 1994 versus one in 1995), a net increase in interest expense of $1,215,000 (due to the November 1994 refinancing transaction and the default rate interest accrued by the Trust in 1995 of $724,000), a decrease in depreciation and amortization of $356,000 (due to the Trust's property transactions in 1995), and a decrease in provision for possible losses on real estate of $50,000 (due to the timing of writedowns related to properties held for sale).

     During 1995, the Trust recognized a loss of $191,000 on the sale of its Quadrant property and an extraordinary loss of $55,000 related to the prepayment of an outstanding mortgage loan. In 1994, the Trust recognized an extraordinary loss of $344,000 on the partial in-substance defeasance of Zero Coupon Notes due 1997.

     During 1995, the Trust incurred approximately $980,000 in expenses related to litigation, a proxy contest in connection with issues before the shareholders at the Trust's annual meeting and attempted recapitalization costs, compared to approximately $1,027,000 in 1994. During 1994, the Trust had no litigation expenses but incurred costs related to two proxy contests.

     The Trust recorded a provision for possible loss on real estate related to its Patapsco property at December 31, 1995 of $600,000. This provision follows a $650,000 provision made at December 31, 1994. The Trust began marketing this property in early 1995.

     Analysis of Cash Flows

     Cash flow used in operating activities in 1996 was $1,965,000. This deficit reflects the results of property operations, interest expense and administrative expenses. Interest expense reflects several items of non-recurring nature, including the accrual of $369,000 of default rate interest which was ultimately forgiven and approximately $535,000 related to principal which was forgiven in November 1996 and February 1997. In addition, administrative expenses includes $1,548,000 of litigation, refinancing and proxy costs which relate to special situations and should not be considered to be recurring expenses. Management believes that, in the future, cash flow provided by operations will increase due to the elimination of the non-recurring items described above and the Trust's plans to attract capital and pursue a growth strategy.

     Cash flow provided by investing activities in 1996 was $5,173,000, representing proceeds from the sale of two properties and amounts expended on capitalized improvements and leasing commissions. The sale of the two properties was necessary to raise capital with which to make payments under the Trust's option to retire certain indebtedness at a discount.

     Cash flow used in financing activities in 1996 was $6,185,000. This amount reflects proceeds from the mortgage financing on nine properties, the payment of amounts on the option to retire certain indebtedness at a discount, the sale of Shares to USAA REALCO, and the first quarter distribution to shareholders.

     Funds from Operations

     In March 1995, NAREIT issued its White Paper on FFO which clarified the treatment of certain items in determining FFO and recommended additional supplemental disclosures. The Trust has adopted the recommendations of NAREIT and restated its FFO calculation for prior years. The changes promulgated by NAREIT eliminate the add back of depreciation and amortization of non-real estate items, including the amortization of deferred financing costs, in determining FFO. The revised definition of FFO is net income (loss) computed in accordance with generally accepted accounting principles, excluding gains or losses from debt restructuring and sales of property, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. In addition, NAREIT recommends that extraordinary items or significant non-recurring items that distort comparability should not be considered in arriving at FFO. Accordingly, the Trust does not include the default rate interest accrued on its $45.2 million in unsecured notes payable in the determination of FFO. Funds Available for Distribution ("FAD") is also presented as it more accurately portrays the ability of the Trust to make distributions because it reflects capital expenditures. The Trust believes FFO and FAD are appropriate measures of performance relative to other REITs. FFO provides investors with an understanding of the ability of the Trust to incur and service debt and make capital expenditures. There can be no assurance that FFO and FAD presented by the Trust is comparable to similarly titled measures of other REITs. While other REITs may not always use a similar definition, this information does add comparability to those which have adopted the NAREIT definitions.

     FFO and FAD should not be considered as an alternative to net income or other measurements under generally accepted accounting principles as an indicator of the Trust's operating performance or to cash flows from operating, investing or financing activities as a measure of liquidity. FFO does not reflect working capital changes, cash expenditures for capital improvements or principal payments on indebtedness.

     FFO and FAD are calculated as follows:

                                                            YEAR ENDED DECEMBER 31,
                                                        -------------------------------
                                                          1996       1995       1994
                                                        ---------  ---------  ---------
                                                                (in thousands)

NET INCOME (LOSS)....................................   $  1,255   $ (4,584)  $ (4,655)
  Exclude effects of:
     Extraordinary (gain) loss on extinguishment of
      debt...........................................     (5,810)        55          -
(Gain) loss on sales of real estate..................       (177)       191          -
Provision for possible losses on real estate.........          -        600        650
Real estate depreciation and amortization............      2,890      2,771      3,102
Default rate interest................................        369        724          -
Extraordinary loss on partial in-substance
 defeasance of Zero Coupon Notes.....................          -          -        344
                                                        --------   --------   --------
FUNDS FROM OPERATIONS................................   $ (1,473)  $   (243)  $   (559)
                                                        ========   ========   ========


Funds from Operations................................   $ (1,473)  $   (243)  $   (559)
Capitalized improvements and leasing commissions (a).     (1,372)    (1,023)    (1,476)
Non-cash effect of straight-line rents on FFO........        193        161        156
                                                        --------   --------   --------
FUNDS AVAILABLE FOR DISTRIBUTION.....................   $ (2,652)  $ (1,105)  $ (1,879)
                                                        ========   ========   ========

Weighted average Shares outstanding..................    9,108.2    9,075.4    9,075.4
--------------------------------------

  (a) The breakdown of capitalized improvements and leasing commissions is as follows for each of the two years ending December 31, 1996:

                                          FYE 12/31/96   FYE 12/31/95
                                        ---------------  -------------
                                          Amount   PSF   Amount   PSF
                                          ------  -----  ------  -----
     Tenant improvements - new tenants    $  287  $3.32  $  343  $2.58
Tenant improvements - renewing tenants       282   1.93     184   1.30
           Leasing costs - new tenants       245   1.71     168   1.16
      Leasing costs - renewing tenants       144   0.58     107   0.55
      Expansions and major renovations       414   0.26     221   0.13
                                          ------         ------
Total                                     $1,372         $1,023
                                          ======         ======

  LIQUIDITY AND CAPITAL RESOURCES

  The principal sources of funds for the Trust's liquidity requirements are funds generated from operations of the Trust's real estate assets and unrestricted cash reserves. As of December 31, 1996, the Trust had $4,010,000 in unrestricted cash on hand. The Trust presently anticipates that these cash reserves will provide sufficient funds for all currently known liabilities and commitments relating to the Trust's operations during 1997.

  The Trust settled its MLI litigation in May 1996 and paid $5,200,000 in settlement of all past due interest on the MLI Notes, thereby allowing the Trust to record an extraordinary gain of $1,367,000. The Trust was also granted an option to repay the approximate $45,239,000 in principal amount outstanding on the MLI Notes for $36,800,000 (the "Option Price"). In November 1996, the Trust completed a mortgage financing on nine properties in the amount of $26,453,000. Net proceeds of $24,805,000 were applied to the Option Price. In addition, the Trust sold two properties during the fourth quarter of 1996, generating net proceeds of $6,545,000 which were also applied to the Option Price. In accordance with the MLI Agreement, $4,220,000 in debt was forgiven, allowing the Trust to record an extraordinary gain of $4,443,000 (including accrued interest forgiven). These notes were purchased by USAA REALCO in February 1997. As discussed under "PROPOSAL THREE -- CONVERSION OF USAA REALCO DEBT INTO COMMON SHARES," USAA REALCO has the option to convert the principal amount of these notes into Common Shares at the conversion rate of $2.00 per share (if converted prior to December 31, 1997) or $2.25 per share (if converted between December 31, 1997 and December 31, 2000), assuming shareholder approval of this conversion right and approval of an increase in the number of authorized Common Shares of the Trust. If conversion of this debt were to occur in 1997, USAA REALCO would own approximately 46.4% of the outstanding Common Shares of the Trust.

  The Trust declared a distribution of $0.04 per Common Share in February 1996. The MLI Agreement related to the MLI litigation, signed in May 1996, prohibited the payment of distributions while the agreement is in effect. The Modified Notes owned by USAA REALCO provide that the Trust may not pay distributions until the debt is paid in full; however, this restriction terminates in the event the shareholders approve USAA REALCO's conversion right and approve an increase in the authorized Common Shares of the Trust or if USAA REALCO, in its sole discretion, permits distributions to be paid prior to the Modified Notes being fully paid. Should the notes be converted to equity as described above, this restriction will be removed. To the extent allowable, the Trust intends to evaluate future distributions on a quarterly basis.

  The Trust currently has borrowings secured by mortgages on the Trust's properties totaling $43,797,000. Of this amount, approximately $1,927,000 represents variable rate financing with a weighted average interest rate of 10.25% and $41,870,000 represents fixed rate financing with a weighted average interest rate of 8.61%. The overall weighted average interest rate on the Trust's mortgage debt is 8.68%. Annual debt service on these borrowings amounts to $4,452,000 and principal maturity during 1997 will approximate $675,000.

  The nature of the Trust's operating properties, which generally provide for leases with a term of between three and five years, results in an approximate turnover rate of 20% to 25% of the Trust's tenants and related revenue annually. Such turnover requires capital outlays related to tenant improvements and leasing commissions in order to maintain or improve the Trust's occupancy levels. These costs amounted to $1,372,000 in the year ended December 31, 1996 and $1,023,000 in the year ended December 31, 1995. These costs have historically been funded out of the Trust's operating cash flow and cash reserves. The Trust has made no commitments for additional capital expenditures beyond those related to normal leasing and releasing activity and related escrows. No capital improvements or renovations of significance are anticipated in the near future for any of the Trust's properties, with the possible exception of a large retail lease at the Trust's retail property. Such a lease, if agreed to, could result in expenditures for tenant improvements in excess of $500,000.

                      AMERICAN INDUSTRIAL PROPERTIES REIT

                INDEX TO CONSOLIDATED FINANCIAL STATEMENTS AND
                         FINANCIAL STATEMENT SCHEDULE


                                                                         PAGE
                                                                         ----

Report of Independent Auditors                                            F-2

Consolidated Financial Statements:
  Consolidated Statements of Operations for the years ended
     December 31, 1996, 1995, and 1994                                    F-3
  Consolidated Balance Sheets as of December 31, 1996 and 1995            F-4
  Consolidated Statements of Changes in Shareholders' Equity
     for the years ended December 31, 1996, 1995 and 1994                 F-5
  Consolidated Statements of Cash Flows for the years ended
     December 31, 1996, 1995 and 1994                                     F-6
  Notes to Consolidated Financial Statements                              F-7

Financial Statement Schedule:
  Schedule III - Consolidated Real Estate and Accumulated Depreciation    F-14
  Notes to Schedule III                                                   F-15


  All other financial statements and schedules not listed have been omitted because the required information is either included in the Financial Statements and the Notes thereto as included herein or is not applicable or required.

                        REPORT OF INDEPENDENT AUDITORS


  Trust Managers and Shareholders
  American Industrial Properties REIT:

     We have audited the accompanying consolidated balance sheets of American Industrial Properties REIT (the "Trust") as of December 31, 1996 and 1995, and the related consolidated statements of operations, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1996. Our audits also included the consolidated financial statement schedule listed in the Index at Item 14(a). These financial statements and schedule are the responsibility of the Trust's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Trust as of December 31, 1996 and 1995, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects the information set forth therein.



     Dallas, Texas
     February 13, 1997
       except for Note 14, as to
       which the date is February 26, 1997

                      American Industrial Properties REIT

                     Consolidated Statements of Operations

                (in thousands, except share and per share data)

                                                                   Year Ended December 31,
                                                          -----------------------------------------
                                                              1996           1995           1994
                                                          -----------    -----------    -----------
REVENUES
    Rents                                                 $     8,592    $     8,676    $     8,397
    Tenant reimbursements                                       2,728          2,734          2,683
    Interest income                                               158            369            146
                                                          -----------    -----------    -----------
                                                               11,478         11,779         11,226
                                                          -----------    -----------    -----------
EXPENSES
    Property operating expenses:
       Property taxes                                           1,421          1,397          1,421
       Property management fees                                   430            428            442
       Utilities                                                  476            478            501
       General operating                                          849            795            705
       Repairs and maintenance                                    529            431            656
       Other property operating expenses                          317            322            227
    Depreciation and amortization                               2,909          2,777          3,133
    Interest on 8.8% notes payable                              4,003          4,707          4,001
    Interest on mortgages payable                               1,898          1,778            850
    Amortization of original issue discount on Zero
            Coupon Notes due 1997                                   -              -            419
    Administrative expenses:
       Trust administration and overhead                        1,830          1,424          1,505
       Litigation, refinancing and proxy costs                  1,548            980          1,027
    Provision for possible losses on real estate                    -            600            650
                                                          -----------    -----------    -----------
                                                               16,210         16,117         15,537
                                                          -----------    -----------    -----------
    Loss from operations                                       (4,732)        (4,338)        (4,311)
    Gain (loss) on sales of real estate                           177           (191)             -
    Extraordinary gain (loss) on extinguishment of debt         5,810            (55)             -
    Extraordinary loss on partial in-substance
       defeasance of Zero Coupon Notes due 1997                     -              -           (344)
                                                          -----------    -----------    -----------
NET INCOME (LOSS)                                         $     1,255    $    (4,584)   $    (4,655)
                                                          ===========    ===========    ===========

PER SHARE DATA
    Loss from operations                                  $     (0.52)   $     (0.48)   $     (0.47)
    Gain (loss) on sales of real estate                          0.02          (0.02)             -
    Extraordinary gain (loss) on extinguishment of debt          0.64          (0.01)             -
    Extraordinary loss on partial in-substance
       defeasance of Zero Coupon Notes due 1997                     -              -          (0.04)
                                                          -----------    -----------    -----------
    Net  Income (Loss)                                    $      0.14    $     (0.51)   $     (0.51)
                                                          ===========    ===========    ===========
    Distributions Paid                                    $      0.04    $      0.04    $      0.00
                                                          ===========    ===========    ===========
    Weighted average shares outstanding                     9,108,241      9,075,400      9,075,400
                                                          ===========    ===========    ===========

   The accompanying notes are an integral part of these financial statements.

                      American Industrial Properties REIT

                          Consolidated Balance Sheets

                (in thousands, except share and per share data)

                                                                                December 31,
                                                                        ----------------------------
                                                                            1996            1995
                                                                        ------------    ------------

                          ASSETS
Real estate:
     Held for investment                                                $     84,693    $     97,091
     Held for sale                                                             9,779           4,806
                                                                        ------------    ------------
     Total real estate                                                        94,472         101,897
     Accumulated depreciation                                                (23,973)        (23,441)
                                                                        ------------    ------------
     Net real estate                                                          70,499          78,456
Cash and cash equivalents:
     Unrestricted                                                              4,010           7,694
     Restricted                                                                1,366             659
                                                                        ------------    ------------
     Total cash and cash equivalents                                           5,376           8,353
Other assets, net                                                              3,061           2,573
                                                                        ------------    ------------

     Total Assets                                                       $     78,936    $     89,382
                                                                        ============    ============


           LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
     Mortgage notes payable                                             $     43,797    $     17,576
     8.8% notes payable                                                        9,419          45,239
     Accrued interest                                                            602           5,178
     Accounts payable, accrued expenses and other liabilities                  1,964           1,620
     Tenant security deposits                                                    471             521
                                                                        ------------    ------------
          Total Liabilities                                                   56,253          70,134
                                                                        ------------    ------------

Shareholders' Equity:
     Shares of beneficial interest, $0.10 par value;
         authorized 10,000,000 Shares; issued and
         outstanding 10,000,000 Shares at 1996 and
         9,075,400 Shares at 1995                                              1,000             908
     Additional paid-in capital                                              127,056         124,605
     Retained earnings (deficit)                                            (105,373)       (106,265)
                                                                        ------------    ------------
          Total Shareholders' Equity                                          22,683          19,248
                                                                        ------------    ------------

          Total Liabilities and Shareholders' Equity                    $     78,936    $     89,382
                                                                        ============    ============


   The accompanying notes are an integral part of these financial statements.

                      American Industrial Properties REIT

          Consolidated Statements of Changes in Shareholders' Equity

                    (in thousands, except number of shares)

                                   Shares of Beneficial
                                         Interest           Additional    Retained
                                   ---------------------     Paid-In      Earnings
                                     Number       Amount     Capital      (Deficit)       Total
                                   ----------     ------     --------     ---------      -------
Balance at January 1, 1994          9,075,400     $  908     $124,605      ($96,662)     $28,851

    Net loss                                -          -            -        (4,655)      (4,655)
                                   ----------     ------     --------      --------      -------

Balance at December 31, 1994        9,075,400        908      124,605      (101,317)      24,196

    Net loss                                -          -            -        (4,584)      (4,584)
    Distributions to shareholders           -          -            -          (364)        (364)
                                   ----------     ------     --------      --------      -------

Balance at December 31, 1995        9,075,400        908      124,605      (106,265)      19,248

    Issuance of additional shares     924,600         92        2,451             -        2,543
    Net income                                                                1,255        1,255
    Distributions to shareholders           -          -            -          (363)        (363)
                                   ----------     ------     --------     ---------      -------

Balance at December 31, 1996       10,000,000     $1,000     $127,056     ($105,373)     $22,683
                                   ==========     ======     ========     =========      =======


   The accompanying notes are an integral part of these financial statements.

                      American Industrial Properties REIT

                     Consolidated Statements of Cash Flows

                                (in thousands)

                                                                   Year Ended December 31,
                                                              --------------------------------
                                                                1996        1995        1994
                                                              --------    --------    --------
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income (loss)                                        $  1,255    $ (4,584)   $ (4,655)
     Adjustments to reconcile net loss to net cash (used
            in) provided by operating activities:
         Extraordinary (gains) losses                           (5,810)         55         344
         (Gains) losses on real estate                            (177)        791         650
         Depreciation                                            2,577       2,479       2,622
         Amortization of deferred financing costs                   70          70           -
         Other amortization                                        332         298         511
         Amortization of original issue discount                     -           -         419
         Changes in operating assets and liabilities:
             (Increase) decrease in other assets                  (563)        183        (256)
             Increase (decrease) in accounts payable, other
                liabilities and tenant security deposits           351         (61)        373
                                                              --------    --------    --------

Net Cash (Used In) Provided By Operating Activities             (1,965)       (769)          8
                                                              --------    --------    --------

CASH FLOWS FROM INVESTING ACTIVITIES:
     Net proceeds from sales of real estate                      6,545       2,476           -
     Capitalized improvements and leasing commissions           (1,372)     (1,023)     (1,476)
     Acquisition of real estate                                      -      (1,309)          -
                                                              --------    --------    --------

Net Cash Provided By (Used In) Investing Activities              5,173         144      (1,476)
                                                              --------    --------    --------

CASH FLOWS FROM FINANCING ACTIVITIES:
     Principal repayments on mortgage notes payable            (31,832)     (2,798)     (1,283)
     Proceeds from mortgage financing                           26,453           -      14,500
     Proceeds from sale of common shares                         2,543           -           -
     (Decrease) increase in accrued interest                    (2,986)      4,674           -
     Distributions to shareholders                                (363)       (364)          -
     Prepayment penalty on extinguishment of debt                    -         (55)          -
     Partial in-substance defeasance of Zero Coupon Notes            -           -      (3,106)
     Partial repurchase of Zero Coupon Notes                         -           -      (2,241)
                                                              --------    --------    --------

Net Cash (Used In) Provided By Financing Activities             (6,185)      1,457       7,870
                                                              --------    --------    --------

Net (Decrease) Increase in Cash and Cash Equivalents            (2,977)        832       6,402

Cash and Cash Equivalents at Beginning of Year                   8,353       7,521       1,119
                                                              --------    --------    --------

Cash and Cash Equivalents at End of Year                      $  5,376    $  8,353    $  7,521
                                                              ========    ========    ========

Cash Paid for Interest                                        $  8,817    $  1,741    $  4,718
                                                              ========    ========    ========

   The accompanying notes are an integral part of these financial statements.

                      AMERICAN INDUSTRIAL PROPERTIES REIT
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1996


  NOTE 1  --  SIGNIFICANT ACCOUNTING POLICIES:

     General.

     American Industrial Properties REIT (the "Trust") is a self-administered Texas real estate investment trust which, as of December 31, 1996, owns and operates thirteen commercial real estate properties consisting of twelve industrial properties and one retail property. The Trust was formed September 26, 1985 and commenced operations on November 27, 1985. Pursuant to the Trust's 1993 Annual Meeting of Shareholders, amendments to the Trust's Declaration of Trust and Bylaws were approved which, among other things, changed the name of the Trust to American Industrial Properties REIT and converted the Trust from a finite life entity to a perpetual life entity.

     Principles of Consolidation.

     The consolidated financial statements of the Trust include the accounts of American Industrial Properties REIT and its wholly-owned subsidiaries. Significant intercompany balances and transactions have been eliminated in consolidation.

     Use of Estimates.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results may differ significantly from such estimates and assumptions.

     Real Estate.

     The Trust carries its real estate at lower of depreciated cost or net realizable value. In accordance with Statement of Financial Accounting Standards No. 121, Accounting for Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, issued in March 1995, the Trust records impairment losses on long-lived assets used in operations when events and circumstances indicate that the assets might be impaired and the undiscounted cash flows estimated to be generated by those assets are less than the related carrying amounts. In addition, the Trust records impairment losses on assets held for sale when the estimated sales proceeds, after estimated selling costs, are less than the carrying value of the related asset (see Note 2).

     Property improvements are capitalized while maintenance and repairs are expensed as incurred. Depreciation of buildings and capital improvements is computed using the straight-line method over forty years. Depreciation of tenant improvements is computed using the straight-line method over ten years.

     Cash and Cash Equivalents.

     Cash equivalents include demand deposits and all highly liquid instruments purchased with an original maturity of three months or less. Restricted amounts reflect escrow deposits held by third parties for the payment of taxes and insurance and reserves held by third parties for property repairs or tenant improvements.

                      AMERICAN INDUSTRIAL PROPERTIES REIT
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

     Other Assets.

     Other assets primarily consists of deferred rent receivable, prepaid commissions and loan fees. Leasing commissions are capitalized and amortized on a straight line basis over the life of the lease. Loan fees are capitalized and amortized to interest expense on a level yield basis over the term of the related loan.

     Rents and Tenant Reimbursements.

     Rental income, including contractual rent increases or delayed rent starts, is recognized on a straight-line basis over the lease term. The Trust has recorded deferred rent receivable (representing the excess of rental revenue recognized on a straight line basis over actual rents received under the applicable lease provisions) of $599,000 and $810,000 at December 31, 1996 and 1995, respectively.

     Several tenants in the Trust's retail property are also required to pay as rent a percentage of their gross sales volume, to the extent such percentage rent exceeds their base rents. Such percentage rents amounted to $154,000, $269,000 and $245,000 for the years ended December 31, 1996, 1995, and 1994,
respectively.    In addition to paying base and percentage rents, most tenants are required to reimburse the Trust for operating expenses in excess of a negotiated base amount.

     Tamarac Square, the Trust's only retail property, has rental revenues in excess of 10% of the total revenues of the Trust. Rental revenues and tenant reimbursements from Tamarac totaled $3,308,000, $3,525,000, and $3,441,000 in 1996, 1995, and 1994, respectively.

     Income Tax Matters.

     The Trust operates as a real estate investment trust ("REIT") for federal income tax purposes. Under the REIT provisions, the Trust is required to distribute 95% of REIT taxable income and is allowed a deduction for dividends paid during the year. The Trust had a taxable loss in each of the years ending December 31, 1996, 1995, and 1994. Accordingly, no provision for income taxes has been reflected in the financial statements.

     The Trust has a net operating loss carryforward from 1996 and prior years of approximately $34,800,000. Subject to certain restrictions, the losses may be carried forward for up to 15 years. The present losses will expire beginning in the year 2004. Management intends to operate the Trust in such a manner as to continue to qualify as a REIT and to continue to distribute cash flow in excess of taxable income.

     Earnings and profits, which will determine the taxability of distributions to shareholders, will differ from that reported for financial reporting purposes due primarily to differences in the basis of the assets and the estimated useful lives used to compute depreciation.

     Concentrations.

     The Trust owns industrial properties in Baltimore, Dallas, Houston, Los Angeles, Milwaukee, and Minneapolis, and one retail property in Denver. The principal competitive factors in these markets are price, location, quality of space, and amenities. In each case, the Trust owns a small portion of the total similar space in the market and competes with owners of other space for tenants. Each of these markets is highly competitive, and other owners of property may have competitive advantages not available to the Trust. The Trust's retail property, Tamarac Square, represents approximately 29% of the rent and tenant reimbursement revenues for the year ended December 31, 1996, and approximately 41% of net real estate at December 31, 1996.

                      AMERICAN INDUSTRIAL PROPERTIES REIT
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

     Reclassification.

     Certain amounts in prior years financial statements have been reclassified to conform with the current year presentation.

NOTE 2  --  REAL ESTATE AND PROVISIONS FOR POSSIBLE LOSSES ON REAL ESTATE:

     At December 31, 1996 and 1995, real estate was comprised of the following:

                                               1996          1995
                                          -------------  ------------
       Held for investment:
        Land                                $15,149,000  $ 17,526,000
        Buildings and improvements           69,544,000    79,565,000
                                            -----------  ------------
                                             84,693,000    97,091,000
                                            -----------  ------------
       Held for sale:
        Land                                  1,728,000       897,000
        Buildings and improvements            8,051,000     3,909,000
                                            -----------  ------------
                                              9,779,000     4,806,000
                                            -----------  ------------
        Total                               $94,472,000  $101,897,000
                                            ===========  ============

     During 1996, the Trust reclassified four properties from held for investment to held for sale in anticipation of the need to raise capital to complete the discounted purchase of certain indebtedness. Two of these properties were sold in the fourth quarter of 1996 for net proceeds of $6,545,000, resulting in a net gain of $177,000, and two remain classified as held for sale at December 31, 1996. The net operating income of the properties held for sale at December 31, 1996 was approximately $827,000 in 1996. During 1995, the Trust sold one industrial property for net proceeds of $2,476,000, resulting in a net loss of $191,000, and acquired a 72,000 square foot industrial distribution property in Arlington, Texas for total consideration of approximately $1,309,000. One property was classified as held for sale at December 31, 1995. This property, on which provisions for possible losses on real estate were recorded of $600,000 and $650,000 in 1995 and 1994, respectively, was reclassified to held for investment in 1996.

     If unforeseen factors should cause a reclassification of the Trust's real estate from held for investment to held for sale, significant adjustments to reduce the depreciated cost of the real estate to net realizable value could be required.

  NOTE 3  --  MORTGAGES PAYABLE:

     At December 31, 1996, the Trust's properties were subject to liens securing mortgage notes payable totaling $43,797,000. Of this amount $1,927,000 represented a note with a variable interest rate of prime plus 2% (at December 31, 1996, the prime rate was 8.25%) and $41,870,000 represented notes with fixed interest rates ranging from 8.40% to 11.0%.

     Principal payments due during each of the next five years are as follows:
$675,000 in 1997, $2,632,000 in 1998, $1,973,000 in 1999, $818,000 in 2000,
$13,776,000 in 2001 and $23,923,000 thereafter.

     The Bylaws of the Trust, the settlement agreement relating to the 8.8% Notes Payable, and certain mortgages payable contain various borrowing restrictions and operating performance covenants. The Trust is in compliance with all such restrictions and covenants as of December 31, 1996.

                      AMERICAN INDUSTRIAL PROPERTIES REIT
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

  NOTE 4  --  8.8% NOTES PAYABLE:

     In February 1992, the Trust issued $53,234,000 of unsecured notes payable due November 1997 (the "8.8% Notes Payable"), proceeds of which were used to retire certain other indebtedness. In May 1995, the Trust initiated litigation against the holder of these notes and elected not to make scheduled interest payments thereafter. In June 1995, the noteholder declared the entire principal amount and all accrued interest on the notes due and payable and, effective June 13, 1995, began accruing interest on the principal amount at the 11.7% default rate provided for in the Note Purchase Agreement.

     In May 1996, the Trust settled this litigation and, as a result, the notes became secured by first or second liens on various properties and by pledges of ownership interests in certain Trust entities owning properties. The Trust paid $5,200,000 to satisfy all accrued interest payable through April 12, 1996, allowing the Trust to recognize an extraordinary gain of $1,367,000 in the second quarter of 1996.

     As part of the settlement, the Trust obtained an option to pay the remaining $45,239,000 in outstanding principal indebtedness for $36,800,000 (the "Option Price"). As a result of a mortgage financing on nine properties and the sale of two other properties in the fourth quarter of 1996, the Trust made payments of $31,350,000 during 1996 on the Option Price, decreasing the remaining required payment under the option to $5,450,000. The Trust paid $250,000 to extend the date by which the Option Price must be paid to March 31, 1997. This amount reduced the principal amount outstanding on the 8.8% Notes Payable but did not reduce the Option Price. The principal amount of indebtedness outstanding on the 8.8% Notes Payable is $9,419,000. In connection with the settlement of the litigation and the terms of the option, the Trust recorded an extraordinary gain on extinguishment of debt of $1,367,000 in the second quarter of 1996 and $4,443,000 in the fourth quarter of 1996.

     In February 1997, the notes were sold to a major shareholder of the Trust (see Note 14).

     NOTE 5  --  ZERO COUPON NOTES:

     As part of its original capitalization in 1985, the Trust issued $179,698,000 (face amount at maturity) of Zero Coupon Notes due 1997 (the "Notes"). These Notes, which were collateralized by first and second mortgage liens on each of the Trust's real estate properties, accreted at 12%, compounded semiannually. In 1991, the Trust began a program to retire the outstanding Notes, resulting in a reduction of the outstanding Notes to $19,491,000 (face amount at maturity) at December 31, 1993. On December 31, 1993, the Trust effected a partial in-substance defeasance on $12,696,000 (face amount at maturity) of the Notes and recorded an extraordinary loss of $2,530,000. In November 1994, the Trust completed a partial in-substance defeasance on $3,669,000 (face amount at maturity) of Notes and recorded an extraordinary loss of $344,000. In December 1994, the Trust purchased the remaining non-defeased Notes outstanding in the open market and submitted the Notes to the Trustee for cancellation. The legal defeasance of the Notes resulted in the release of the Zero Coupon Note mortgage liens which encumbered each of the Trust's properties.

     The accreted value of the Notes defeased at December 31, 1996 and 1995 was $14,725,000 and $13,104,000, respectively.

                      AMERICAN INDUSTRIAL PROPERTIES REIT
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

  NOTE 6  --  ENVIRONMENTAL MATTERS:

     The Trust has been notified of the existence of limited underground petroleum based contamination at a portion of Tamarac Square, the Trust's Denver retail property. The source of the contamination is apparently related to underground storage tanks ("USTs") located on adjacent property. The owner of the adjacent property has agreed to remediate the property to comply with state standards and has indemnified the Trust against costs related to its sampling activity. The responsible party for the adjacent USTs has submitted a corrective Action Plan to the Colorado Department of Public Health and Environment. Implementation of the plan is ongoing. The responsible party is negotiating to obtain access agreements from impacted landowners, including the Trust.

     With the exception of Tamarac Square, the Trust has not been notified, and is not otherwise aware, of any material non-compliance, liability or claim relating to hazardous or toxic substances in connection with any of its properties.

  NOTE 7  --  SHAREHOLDER TRANSACTIONS:

     In January 1996, the Trust filed a lawsuit in federal court in Dallas, Texas against a major shareholder of the Trust, alleging violations of federal and state securities laws. The defendants filed a counterclaim against the Trust and its Trust Managers and, in February 1996, another shareholder filed a claim against the Trust and its Trust Managers. The litigation related to these claims was consolidated in April 1996.

     In December 1996, a settlement of this litigation was approved by the Court. This settlement provided, among other things, that certain amendments to the Trust's Bylaws be made and that the Trust pay the shareholders a total of $955,000. Of this amount, $625,000 was paid by the Trust's directors and officers liability insurance.

     In connection with the settlement, USAA Real Estate Company ("USAA REALCO") purchased the Shares held by several shareholders. Prior to these purchases, the Trust had sold to USAA REALCO 924,600 authorized but unissued Shares for $2,542,650. Upon completion of the purchases from the shareholders, USAA REALCO owned a total of 3,182,206 Shares, representing 31.82% of the total Shares of the Trust outstanding.

     On December 18, 1996, the Trust executed an agreement with USAA REALCO contemplating the purchase by USAA REALCO of certain outstanding indebtedness of the Trust. On February 26, 1997, USAA REALCO purchased this debt (see Note 14).

  NOTE 8  --  LITIGATION:

     During 1996, the Trust concluded two significant litigation matters (see Notes 4 and 7). Although the Trust is not currently involved in any significant litigation, the Trust may, on occasion and in the normal course of business, be involved in legal actions relating to the ownership and operations of its properties. In management's opinion, the liabilities, if any, that may ultimately result from such legal actions are not expected to have a materially adverse effect on the consolidated financial position of the Trust.

                      AMERICAN INDUSTRIAL PROPERTIES REIT
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

  NOTE 9  --  RETIREMENT AND PROFIT SHARING PLAN:

     During 1993, the Trust adopted a retirement and profit sharing plan which qualifies under section 401(k) of the Internal Revenue Code. All existing Trust employees at adoption and subsequent employees who have completed six months of service are eligible to participate in the plan. Subject to certain limitations, employees may contribute up to 15% of their salary. The Trust may make annual discretionary contributions to the plan. Contributions by the Trust related to the years ended December 31, 1996, 1995 and 1994 were $30,000, $25,000 and $20,000, respectively.

  NOTE 10  --  OPERATING LEASES:

     The Trust's properties are leased to others under operating leases with expiration dates ranging from 1997 to 2011. Future minimum rentals on noncancellable tenant leases at December 31, 1996 are as follows:

        YEAR                              AMOUNT
        ----                           -----------

        1997                           $ 7,592,000
        1998                             6,179,000
        1999                             4,328,000
        2000                             2,844,000
        2001                             2,091,000
        Thereafter                       2,217,000
                                       -----------
                                       $25,251,000
                                       ===========

  NOTE 11  --  DISTRIBUTIONS:

     The Trust's distributions of $363,000 ($0.04 per share) in 1996 and $364,000 ($0.04 per share) in 1995 represent a return of capital to shareholders (to the extent of the shareholder's basis in the Shares.) The Trust did not pay any distributions in 1994.

  NOTE 12  --  PER SHARE DATA:

     Per share data is based on a weighted average number of Shares outstanding of 9,108,241 for the year ending December 31, 1996 and 9,075,400 or the years ended December 31, 1995 and 1994.

  NOTE 13  --  FAIR VALUE OF FINANCIAL INSTRUMENTS:

     Accounts receivable, accounts payable and accrued expenses and other liabilities are carried at amounts that reasonably approximate their fair values. The fair values of the Trust's mortgage notes payable are estimated using discounted cash flow analyses, based on the Trust's incremental borrowing rates for similar types of borrowing arrangements. The carrying values of such mortgage notes payable reasonably approximate their fair values.

  NOTE 14  --  SUBSEQUENT EVENT:

     On February 26, 1997, USAA REALCO, a shareholder owning 31.8% of the outstanding Shares in the Trust, purchased outstanding indebtedness of the Trust totaling $9,419,213 pursuant to an earlier agreement with the Trust. USAA REALCO and the Trust then entered into an agreement modifying the terms of the indebtedness. The amount of the outstanding debt was reduced from $9,419,213 to $7,040,721, allowing the Trust to recognize an extraordinary gain on extinguishment of debt (including accrued interest) of $2,643,000 in the first quarter of 1997. The Trust made an immediate principal reduction on the modified notes of $1,591,103, leaving an outstanding principal balance of $5,449,618.

                       AMERICAN INDUSTRIAL PROPERTIES REIT
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

     The terms of the modified notes provide for monthly payments of interest at 8.8% and an extension in the maturity date from March 31, 1997 to December 31, 2000. In addition, USAA REALCO has the option to convert the principal amount of the notes into Shares of the Trust at the conversion rate of $2.00 per share (if converted prior to December 31, 1997) or $2.25 per share (if converted between December 31, 1997 and December 31, 2000). In order for USAA REALCO to convert its debt into Shares, the shareholders must approve an increase in the authorized Shares of the Trust. An increase in the authorized Shares of the Trust requires approval by holders of two-thirds of the outstanding Shares. In addition, the shareholders must approve the right of USAA REALCO to convert its debt into Shares. The notes provide that if shareholder approval of this conversion right is not approved by June 30, 1997, interest on the debt will increase to the lesser of 18% or the highest lawful rate effective July 1, 1997 and the full principal amount will become due and payable on October 31, 1997. Management believes that the sale of one or more properties would be required to satisfy this obligation in the event the notes become due and payable.

                                                                    SCHEDULE III
                      AMERICAN INDUSTRIAL PROPERTIES REIT
             CONSOLIDATED REAL ESTATE AND ACCUMULATED DEPRECIATION
                               DECEMBER 31, 1996
                                   ($000'S)

                                           INITIAL COST
                              ENCUM-    --------------------                            WRITEDOWNS
                             BRANCES              BLDINGS &  CAPITALIZED                    AND
     DESCRIPTION           AT 12/31/96    LAND    IMPRVMNTS   IMPRVMNTS   RETIREMENTS   ALLOWANCES
     -----------           -----------    ----    ---------  -----------  -----------   ----------

INDUSTRIAL PROPERTIES:
    TEXAS--
Beltline Business Ctr        $ 2,775    $ 1,303    $ 5,213     $   424          ($5)     ($3,516)
Commerce Park                  2,100      1,108      4,431         542                    (2,014)
Gateway 5 & 6                  2,850        935      3,741         693                    (1,861)
Northgate II                   5,175      2,153      8,612         758                    (4,122)
Northview                      2,194        658      2,631          38
Plaza Southwest                3,375      1,312      5,248         979
Westchase                      1,327        697      2,787         322          (74)      (1,158)
Meridian                       1,163        262      1,047

   CALIFORNIA--
Huntington Drive               4,575      1,559      6,237         731

   MARYLAND--
Patapsco                       3,112      1,147      4,588         371                    (1,250)

   MINNESOTA--
Burnsville                     1,927        761      3,045         443          (18)      (1,563)

   WISCONSIN--
Northwest Business Pk          1,278      1,296      5,184         762         (131)

RETAIL PROPERTY:
   COLORADO--
Tamarac Square                11,946      6,799     27,194       4,383         (241)

TRUST HOME OFFICE                                                   31
                             -------    -------    -------     -------        -----      -------
TOTAL                        $43,797    $19,990    $79,958     $10,477        ($469)    ($15,484)
                             =======    =======    =======     =======        =====      =======


                                        GROSS AMT CARRIED
                                      AT DECEMBER 31, 1996
                              --------------------------------------
                                        BLDINGS &           ACCUM.     DATE OF       DATE
                                LAND    IMPRVMNTS   TOTAL   DEPREC.  CONSTRUCTION  ACQUIRED
                                ----    ---------   -----   -------  ------------  --------
INDUSTRIAL PROPERTIES:
    TEXAS--
Beltline Business Ctr          $   600    $ 2,819  $ 3,419  $ 1,320       1984       1985
Commerce Park                      705      3,362    4,067    1,214       1984       1985
Gateway 5 & 6                      563      2,945    3,508    1,208      1984-85     1985
Northgate II                     1,329      6,072    7,401    2,365      1982-83     1985
Northview                          658      2,669    3,327      215       1980       1993
Plaza Southwest                  1,312      6,227    7,539    1,737      1970-74     1985
Westchase                          465      2,109    2,574      773       1983       1985
Meridian                           262      1,047    1,309       35       1981       1995

   CALIFORNIA--
Huntington Drive                 1,559      6,968    8,527    2,004      1984-85     1985

   MARYLAND--
Patapsco                           897      3,959    4,856    1,155      1980-84     1985

   MINNESOTA--
Burnsville                         432      2,236    2,668      941       1984       1986

   WISCONSIN--
Northwest Business Pk            1,296      5,815    7,111    1,668      1983-86     1986

RETAIL PROPERTY:
   COLORADO--
Tamarac Square                   6,799     31,336   38,135    9,307      1976-79     1985

TRUST HOME OFFICE                              31       31       31        N/A      various

TOTAL                          -------    -------  -------  -------
                               $16,877    $77,595  $94,472  $23,973
                               =======    =======  =======  =======

         The accompanying notes are an integral part of this schedule.

                      AMERICAN INDUSTRIAL PROPERTIES REIT
                             NOTES TO SCHEDULE III
                               DECEMBER 31, 1996
                                    ($000)

RECONCILIATION OF REAL ESTATE:
------------------------------
                                                   1996      1995      1994
                                                 --------  --------  --------
Balance at beginning of year...................  $101,897  $103,843  $103,710
   Additions during period:
   Improvements................................       982       752     1,024
   Acquisitions................................         -     1,309         -
                                                 --------  --------  --------
                                                  102,879   105,904   104,734
   Deductions during period:
   Dispositions................................     8,407     3,402         -
   Writedowns..................................         -       600       650
   Asset retirements...........................         -         5       241
                                                 --------  --------  --------

Balance at end of year.........................  $ 94,472  $101,897  $103,843
                                                 --------  --------  --------

RECONCILIATION OF ACCUMULATED DEPRECIATION:
------------------------------------------
                                                   1996      1995      1994
                                                 --------  --------  --------

Balance at beginning of year...................  $ 23,441  $ 21,859  $ 19,315
   Additions during period:
   Depreciation expense for period.............     2,577     2,479     2,622
                                                 --------  --------  --------
                                                   26,018    24,338    21,937
   Deductions during period:
   Accumulated depreciation of real estate
    sold.......................................     2,045       897         -

   Asset retirements...........................         -         -        78
                                                 --------  --------  --------

Balance at end of year.........................  $ 23,973  $ 23,441  $ 21,859
                                                 --------  --------  --------

TAX BASIS:
----------

The income tax basis of real estate, net of accumulated tax depreciation, is approximately $89,033 at December 31, 1996.

DEPRECIABLE LIFE:
-----------------

Depreciation is provided by the straight-line method over the estimated useful lives which are as follows:

           Buildings and capital improvements.................. 40 years
           Tenant improvements................................. 10 years

                                  APPENDIX A
                                  ----------

                          THIRD AMENDED AND RESTATED
                             DECLARATION OF TRUST
                                      OF
                      AMERICAN INDUSTRIAL PROPERTIES REIT

     The undersigned, acting as the Trust Managers of a real estate investment trust under the Texas Real Estate Investment Trust Act (the "Texas REIT Act"), hereby adopt the following Third Amended and Restated Declaration of Trust for such trust, which replaces in its entirety the previously enacted Second Amended and Restated Declaration of Trust, which Third Amended and Restated Declaration of Trust was adopted by the Shareholders of the Trust on ________________, 1997 pursuant to the affirmative vote of the holders of at least two-thirds of the outstanding Shares of the Trust.


                                  ARTICLE ONE

     The name of the trust (the "Trust") is "American Industrial Properties REIT." An assumed name certificate setting forth such name has been filed in the manner prescribed by law.


                                  ARTICLE TWO

     The Trust is formed pursuant to the Texas REIT Act and has the following as its purpose:

          To purchase, hold, lease, manage, sell, exchange, develop, subdivide and improve real property and interests in real property, and in general, to carry on any other business and do any other acts in connection with the foregoing and to have and exercise all powers conferred by the laws of the State of Texas upon real estate investment trusts formed under the Texas REIT Act, and to do any or all of the things hereinafter set forth to the same extent as natural persons might or could do. The term "real property" and the term "interests in real property" for the purposes stated herein shall not include severed mineral, oil or gas royalty interests.


                                 ARTICLE THREE

     The address of the Trust's principal office and place of business is 6220 North Beltline, Suite 205, Irving, Texas 75063.

                                 ARTICLE FOUR

     The street address of the Trust's registered office is 6220 North Beltline, Suite 205, Irving, Texas 75063. The name of the Trust's registered agent at that address is Marc A. Simpson.


                                 ARTICLE FIVE

     The names and business addresses of the Trust Managers approving and adopting this Declaration of Trust are as follows:

             Name                       Mailing Address
William H. Bricker           16475 Dallas Parkway, Suite 350
                             Dallas, Texas  75248

T. Patrick Duncan            8000 Robert F. McDermott Frwy., Suite 600
                             San Antonio, Texas  78230

Robert E. Giles              3040 Post Oak Blvd., Suite 315
                             Houston, Texas  77056

Edward B. Kelley             8000 Robert F. McDermott Frwy., Suite 600
                             San Antonio, Texas  78230

Charles W. Wolcott           6220 North Beltline, Suite 205
                             Irving, Texas  75063


                                  ARTICLE SIX

     The period of the Trust's duration is perpetual. The Trust may be sooner terminated by the vote of the holders of at least a majority of the outstanding voting Shares.


                                 ARTICLE SEVEN

     The aggregate number of shares of beneficial interest which the Trust shall have authority to issue is five hundred million common shares, par value $0.10 per share ("Common Shares"), and fifty million preferred shares, par value $0.10 per share ("Preferred Shares"). All of the Common Shares shall be equal in all respects to every other such Common Share, and shall have no preference, conversion, exchange or preemptive rights.

     Unless otherwise specified, the term "Shares" in this Declaration of Trust shall be deemed to refer to the Common Shares and, solely to the extent specifically required by law or as specifically provided in any resolution or resolutions of the Trust Managers providing for the issue of any particular series of Preferred Shares, to the Preferred Shares. For purposes of

Articles Ten and Nineteen (other than Article Nineteen (j)) of this Declaration of Trust, the term Shares shall be deemed to refer to both the Common Shares and the Preferred Shares and, for purposes of such Articles Ten and Nineteen (other than Article Nineteen (j)), the number of outstanding Shares shall be deemed to be equal to the value of the Trust's outstanding Shares as determined from time to time by resolution of the Trust Managers, such determination to include an allocation of relative value among the Common Shares and any outstanding series of Preferred Shares.

     The Trust may issue one or more series of Preferred Shares, each such series to consist of such number of shares as shall be determined by resolution of the Trust Managers creating such series. The Preferred Shares of each such series shall have such designations, preferences, conversion, exchange or other rights, participations, voting powers, options, restrictions, limitations, special rights or relations, limitations as to dividends, qualifications or terms, or conditions of redemption thereof, as shall be stated and expressed by the Trust Managers in the resolution or resolutions providing for the issuance of such series of Preferred Shares pursuant to the authority to do so which is hereby expressly vested in the Trust Managers.

     Except as otherwise specifically provided in any resolution or resolutions of the Trust Managers providing for the issue of any particular series of Preferred Shares, the number of shares of any such series so set forth in such resolution or resolutions may be increased or decreased (but not below the number of shares of such series then outstanding) by a resolution or resolutions likewise adopted by the Trust Managers.

     Except as otherwise specifically provided in any resolution or resolutions of the Trust Managers providing for the issue of any particular series of Preferred Shares, Preferred Shares redeemed or otherwise acquired by the Trust shall assume the status of authorized but unissued Preferred Shares and shall be unclassified as to series and may thereafter, subject to the provisions of this Article Seven and to any restrictions contained in any resolution or resolutions of the Trust Managers providing for the issuance of any such series of Preferred Shares, be reissued in the same manner as other authorized but unissued Preferred Shares.

     Except as otherwise specifically provided in any resolution or resolutions of the Trust Managers providing for the issue of any particular series of Preferred Shares, holders of Preferred Shares shall have no preemptive rights.

     Except as otherwise specifically required by law or this Declaration of Trust or as specifically provided in any resolution or resolutions of the Trust Managers providing for the issuance of any particular series of Preferred Shares, the exclusive voting power of the Trust shall be vested in the Common Shares of the Trust. Each Common Share entitles the holder thereof to one vote at all meetings of the shareholders of the Trust.


                                 ARTICLE EIGHT

     The Trust shall issue Shares for consideration consisting of any tangible or intangible benefit to the Trust, including cash, promissory notes, services performed, contracts for services to be performed, or other securities of the Trust, such consideration to be determined by the Trust Managers.


                                 ARTICLE NINE

     The Trust Managers shall manage all money and/or property received for the issuance of Shares for the benefit of the shareholders of the Trust.


                                  ARTICLE TEN

     The Trust will not commence business until it has received for the issuance of Shares consideration of at least $1,000 value.


                                ARTICLE ELEVEN

     The Trust shall not engage in any activities beyond the scope of the purpose of a real estate investment trust formed pursuant to the Texas REIT Act, as such purpose is set forth in Article Two hereof.


                                ARTICLE TWELVE

     Cumulative voting for the election of Trust Managers is prohibited.


                               ARTICLE THIRTEEN

     (a) The affirmative vote of the holders of not less than 80% of the outstanding Shares of the Trust, including the affirmative vote of the holders of not less than 50% of the outstanding Shares not owned, directly or indirectly, by any "Related Person" (as hereinafter defined), shall be required for the approval or authorization of any "Business Combination" (as hereinafter defined); provided, however, that the 50% voting requirement referred to above shall not be applicable if the Business Combination is approved by the affirmative vote of the holders of not less than 90% of the outstanding Shares; provided further, that neither the 80% voting requirement nor the 50% voting requirement referred to above shall be applicable if:

          (i) The Trust Managers of the Trust by a vote of not less than 80% of the Trust Managers then holding office (A) have expressly approved in advance the acquisition of Shares of the Trust that caused the Related Person to become a Related Person or (B) have expressly approved the Business Combination prior to the date on which the Related Person involved in the Business Combination shall have become a Related Person; or

          (ii) The Business Combination is solely between the Trust and another entity, 100% of the voting stock, shares or comparable interests of which is owned directly or indirectly by the Trust; or

          (iii) The Business Combination is proposed to be consummated within one year of the consummation of a Fair Tender Offer (as hereinafter defined) by the Related Person in which Business Combination the cash or Fair Market Value (as hereinafter defined) of the property, securities or other consideration to be received per Share by all remaining holders of Shares of the Trust in the Business Combination is not less than the price offered in the Fair Tender Offer; or

          (iv) All of conditions (A) through (D) of this subparagraph (iv) shall have been met: (A) if and to the extent permitted by law, the Business Combination is a merger or consolidation, consummation of which is proposed to take place within one year of the date of the transaction pursuant to which such person became a Related Person and the cash or Fair Market Value of the property, securities or other consideration to be received per share by all remaining holders of Shares of the Trust in the Business Combination is not less than the Fair Price (as hereinafter defined); (B) the consideration to be received by such holders is either cash or, if the Related Person shall have acquired the majority of its holdings of the Trust's Shares for a form of consideration other than cash, in the same form of consideration with which the Related Person acquired such majority; (C) after such person has become a Related Person and prior to consummation of such Business Combination: (1) there shall have been no reduction in the annual rate of dividends, if any, paid per share on the Trust's Shares (adjusted as appropriate for recapitalizations and for Share splits, reverse Share splits and Share dividends) except any reduction in such rate that is made proportionately with any decline in the Trust's net income for the period for which such dividends are declared and except as approved by a majority of the Continuing Trust Managers (as hereinafter defined), and (2) such Related Person shall not have received the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Trust prior to the consummation of such Business Combination (other than in connection with financing a Fair Tender Offer); and (D) a proxy statement that conforms in all respects with the provisions of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations thereunder (or any subsequent provisions replacing the Exchange Act or the rules or regulations thereunder) shall be mailed to holders of the Trust's Shares at least 45 days prior to the consummation of the Business Combination for the purpose of soliciting shareholder approval of the Business Combination; or

          (v) The "Rights" (as defined in paragraph (b) of this Article Thirteen) shall have become exercisable.

     (b) If a person has become a Related Person and within one year after the date (the "Acquisition Date") of the transaction pursuant to which the Related Person become a Related Person (x) a Business Combination meeting all of the requirements of subparagraph (iv) of the proviso to paragraph (a) of this Article Thirteen regarding the applicability of the 80% voting requirement shall not have been consummated and (y) a Fair Tender Offer shall not have been consummated and (z) the Trust shall not have been dissolved and liquidated, then, in such event the beneficial owner of each Share (not including Shares beneficially owned by the Related Person) (each such beneficial owner being hereinafter referred to as a "Holder") shall have the right (individually a "Right" and collectively the "Rights"), which may be exercised subject to the provisions of paragraph (d) of this Article Thirteen, commencing at the opening of business on the one-year anniversary date of the Acquisition Date and continuing for a period of 90 days thereafter, subject to extensions as provided in paragraph (d) of this Article Thirteen (the "Exercise Period"), to sell to the Trust on the terms set forth herein one Share upon exercise of such Right. Within five business days after the commencement of the Exercise Period the Trust shall notify the Holders of the commencement of the Exercise Period, specifying therein the terms and conditions for exercise of the Rights. During the Exercise Period, each certificate representing Shares beneficially owned by a Holder (a "Certificate") shall also represent the number of Rights equal to the number of Shares represented thereby and the surrender for transfer of any Certificate shall also constitute the transfer of the Rights represented by such Shares. At 5:00 P.M., Dallas, Texas time, on the last day of the Exercise Period, each Right not exercised shall become void, all rights in respect thereof shall cease as of such time and the Certificates shall no longer represent Rights.

     (c) The purchase price for a Share upon exercise of an accompanying Right shall be equal to the then-applicable Fair Price paid by the Related Person (plus, as an allowance for interest, an amount equal to the prime rate of interest as published in the Wall Street Journal and as in effect from time to time from the Acquisition Date until the date of the payment for such Share but less the amount of any cash and the Fair Market Value of any property or securities distributed with respect to such Shares as dividends or otherwise during such time period), pursuant to the exercise of the Right relating thereto. In the event the Related Person shall have acquired any of its holdings of the Trust's Shares for a form of consideration other than cash, the value of such other consideration shall be the Fair Market Value thereof.

     (d) Notwithstanding the foregoing in paragraph (b) of this Article Thirteen, the Exercise Period will be deferred in the event (a "Deferral Event") that the Trust is otherwise prohibited under applicable law from repurchasing Shares pursuant to the Rights. In the event the Exercise Period is deferred, or if at any time the Trust reasonably anticipates that a Deferral Event will exist, the Trust will, as soon as practicable, notify the Holders. If at the end of any fiscal quarter the Deferral Event ceases to exist, notice shall be given to the Holders of the commencement of the deferred Exercise Period, which Exercise Period shall commence no sooner than 15 days nor more than 45 days from the date of such notice and which shall continue in effect for a period of time equal in duration to the previously unexpired portion of the Exercise Period. Notwithstanding any other provision of this Declaration of Trust to the contrary, during the Exercise Period (including during the existence of any Deferral Event), neither the Trust nor any subsidiary may declare or pay any dividend or make any distribution on its shares or to its shareholders (other than dividends or distributions payable in its Shares or, in the case of any subsidiary, dividends payable to the Trust) or purchase, redeem or otherwise acquire or retire for value, or permit any subsidiary to purchase or otherwise acquire for value, any Shares of the Trust if, upon giving effect to such dividend, distribution, purchase, redemption, or other acquisition or retirement, the aggregate amount expended for all such purposes (the amount expended for such purposes, if other than in cash, to be determined by a majority of the Continuing Trust Managers, whose determination shall be conclusive) would prejudice the ability of the Trust to satisfy its maximum obligation to purchase Shares upon exercise of the Rights.

     (e) Rights may be exercised upon surrender to the Trust's principal transfer agent (the "Transfer Agent") at its principal office of the Certificate or Certificates evidencing the Shares to be tendered for purchase by the Trust, together with the form on the reverse thereof completed and duly signed in accordance with the instructions thereon. In the event that a Holder shall tender a Certificate which represents greater than the number of Shares which the Holder elects to require the Trust to purchase upon exercise of the Rights, the Holder shall designate on the reverse side of such Certificate the number of Shares to be sold from such Certificate. The Transfer Agent shall thereupon issue a new Certificate or Certificates for the balance of the number of Shares not sold to the Trust, which new Certificate or Certificates shall also represent Rights for an equivalent number of Shares.

     (f)  For the purposes of this Article:

          (i) The term "Business Combination" shall mean (A) any merger or consolidation, if and to the extent permitted by law, of the Trust or a subsidiary, with or into a Related Person, (B) any sale, lease, exchange, mortgage, pledge, transfer or other disposition, of all or any Substantial Part (as hereinafter defined) of the assets of the Trust and its subsidiaries (taken as a whole) (including, without limitation, any voting securities of a subsidiary) to or with a Related Person, (C) the issuance or transfer by the Trust or a subsidiary (other than by way of a pro rata distribution to all shareholders) of any securities of the Trust or a subsidiary of the Trust to a Related Person, (D) any reclassification of securities (including any reverse Share split) or recapitalization by the Trust, the effect of which would be to increase the voting power (whether or not currently exercisable) of the Related Person, (E) the adoption of any plan or proposal for the liquidation or dissolution of the Trust proposed by or on behalf of a Related Person which involves any transfer of assets, or any other transaction, in which the Related Person has any direct or indirect interest (except proportionately as a shareholder), (F) any series or combination of transactions having, directly or indirectly, the same or substantially the same effect as any of the foregoing, and (G) any agreement, contract or other arrangement providing, directly or indirectly, for any of the foregoing.

          (ii) The term "Continuing Trust Manager' shall mean (x) any Trust Manager of the Trust who is not affiliated with a Related Person and who was a Trust Manager immediately prior to the time that the Related Person became a Related Person, and (y) any other Trust Manager who is not affiliated with the Related Person and is recommended either by a majority of the persons described in clause (x) of this subparagraph (ii) or by persons described in this clause (y) who are then Trust Managers of the Trust to succeed a person described in either the said clause
                 (x) or clause (y) as a Trust Manager of the Trust.

          (iii) The term "Fair Market Value" shall mean: (A) in the case of securities, the highest closing sale price during the 30-day period immediately preceding the date in question of such security on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such security is not quoted on the Composite Tape on the New York Stock Exchange, or, if such security is not listed on such Exchange, on the principal United States securities exchange registered under the Exchange Act on which such security is listed, or, if such security is not listed on any such exchange, the highest closing bid quotation with respect to such security during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotation System or any system then in use, or if no such quotations are available, the fair market value on the date in question of such security as reasonably determined by an independent appraiser selected by a majority of the Continuing Trust Managers (or, if there are no Continuing Trust Managers, by the investment banking firm most recently retained by the Trust) in good faith; and (B) in the case of property other than cash or stock, the fair market value of such property on the date in question as reasonably determined by an independent appraiser selected by a majority of the Continuing Trust Managers (or, if there are no Continuing Trust Managers, by the investment banking firm most recently retained by the Trust) in good faith. In each case hereunder in which an independent appraiser is to be selected to determine Fair Market Value, (1) in the event (x) there are no Continuing Trust Managers, and (y) the investment banking firm most recently retained by the Trust is unable or elects not to serve as such appraiser, or (2) in the event there are Continuing Trust Managers that do not select an independent appraiser within 10 days of a request for such appointment made by a Related Person, such independent appraiser may be selected by such Related Person.

          (iv) The term "Fair Price" shall mean the highest per-Share price (which, to the extent not paid in cash, shall equal the Fair Market Value of any other consideration paid), with appropriate adjustments for recapitalizations and for Share splits, reverse Share splits and Share dividends, paid by the Related Person in acquiring any of its holdings of the Trust's Shares.

          (v) The term "Fair Tender Offer" shall mean a bona fide tender offer for all of the Trust's Shares outstanding (and owned by persons other than a Related Person if the tender offer is made by the Related Person), whether or not such offer is conditional upon any minimum number of Shares being tendered, in which the aggregate amount of cash or the Fair Market Value of any securities or other property to be received by all holders who tender their Shares for each Share so tendered shall be at least equal to the then applicable Fair Price paid by a Related Person or paid by the person making the tender offer if such person is not a Related Person. In the event that at the time such tender offer is commenced the terms and conduct thereof are not directly regulated by Section 14(d) or 13(e) of the Exchange Act and the general rules and regulations promulgated thereunder, then the terms of such tender offer regarding the time such offer is held open and regarding withdrawal rights shall conform in all respects with such terms applicable to tender offers regulated by either of such Sections of the Exchange Act. A Fair Tender Offer shall not be deemed to be "consummated" until Shares are purchased and payment in full has been made for all duly tendered Shares.

          (vi) The term "Related Person" shall mean and include any individual, corporation, partnership or other "person" (as defined in Section 13(d)(3) of the Exchange Act), and the "Affiliates" and "Associates" (as defined in Rule 12b-2 of the Exchange Act) of any such individual, corporation, partnership or other person) which individually or together is the "Beneficial Owner" (as defined in Rule 13d-3 of the Exchange
                 Act) in the aggregate of more than 50% of the outstanding Shares of the Trust, other than the Trust or any employee benefit plan(s) sponsored by the Trust, except that an individual, corporation, partnership or other person which individually or together Beneficially Owns or upon conversion of debt securities (owned or with regard to which such individual, corporation, partnership or other person is committed to purchase as of the date of adoption of this Declaration of Trust) would own in excess of 20% of the outstanding Shares at the time this provision is adopted by vote of the Trust's shareholders shall only be considered a Related Person at such time as he, she, it or they acquire in the aggregate Beneficial Ownership of more than 80% of the outstanding Shares.

          (vii) The term "Substantial Part" shall mean more than 35% of the book value of the total assets of the Trust and its subsidiaries (taken as a whole) as of the end of the fiscal year ending prior to the time the determination is being made.

          (viii) Any person (as such term is defined in subsection (vi) of this paragraph (f)) that has the right to acquire any Shares of the Trust pursuant to any agreement, or upon the exercise of conversion rights, warrants or options, or otherwise, shall be deemed a Beneficial Owner of such Shares for purposes of determining whether such person, individually or together with its Affiliates and Associates, is a Related Person.

          (ix) For purposes of subparagraph (iii) of paragraph (a) of this Article Thirteen, the term "other consideration to be received" shall include, without limitation, Shares of the Trust retained by its existing public shareholders in the event of a Business Combination in which the Trust is the surviving entity.

     (g) The affirmative vote of the holders of not less than 80% of the outstanding Shares of the Trust, including the affirmative vote of the holders of not less than 50% of the outstanding Shares not owned, directly or indirectly, by any Related Person (such 50% voting requirement shall not be applicable if such amendment, alteration, change, repeal or rescission is approved by the affirmative vote of not less than 90% of the outstanding Shares) shall be required to amend, alter, change, repeal or rescind, or adopt any provisions inconsistent with, this Article Thirteen.

     (h) The provisions of this Article Thirteen shall be subject to all valid and applicable laws, including, without limitation, the Texas REIT Act, and, in the event this Article Thirteen or any of the provisions hereof are found to be inconsistent with or contrary to any such valid laws, such laws shall be deemed to control and this Article Thirteen shall be regarded as modified accordingly, and, as so modified, to continue in full force and effect.


                               ARTICLE FOURTEEN

     The Trust Managers may from time to time declare, and the Trust may pay, dividends on its outstanding Shares in cash, in property or in its Shares, except that no dividend shall be declared or paid when the Trust is unable to pay its debts as they become due in the usual course of its business, or when the payment of such dividend would result in the Trust being unable to pay its debts as they become due in the usual course of business.


                                ARTICLE FIFTEEN

     Upon resolution adopted by the Trust Managers, the Trust shall be entitled to purchase or redeem, directly or indirectly, its own Shares, subject to any limitations of the Texas REIT Act.


                                ARTICLE SIXTEEN

     (a)  In this Article:

          (i) "Indemnitee" means (A) any present or former Trust Manager or officer of the Trust, (B) any person who while serving in any of the capacities referred to in clause (A) hereof served at the Trust's request as a trust manager, director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another real estate investment trust or foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise and (C) any person nominated or designated by (or pursuant to authority granted by) the Trust Managers or any committee thereof to serve in any of the capacities referred to in clauses (A) or (B) hereof.

          (ii) "Official Capacity" means (A) when used with respect to a Trust Manager, the office of Trust Manager of the Trust and (B) when used with respect to a person other than a Trust Manager, the elective or appointive office of the Trust held by such person or the employment or agency relationship undertaken by such person on behalf of the Trust, but in each case does not include service for any other real estate investment trust or foreign or domestic corporation or any partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise.

          (iii) "Proceeding" means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such an action, suit or proceeding, and any inquiry or investigation that could lead to such an action, suit or proceeding.

     (b) The Trust shall indemnify every Indemnitee against all judgments, penalties (including excise and similar taxes), fines, amounts paid in settlement and reasonable expenses actually incurred by the Indemnitee in connection with any Proceeding in which he or she was, is or is threatened to be named defendant or respondent, or in which he or she was or is a witness without being named a defendant or respondent, by reason, in whole or in part, of his or her serving or having served, or having been nominated or designated to serve, in any of the capacities referred to in paragraph (a)(i) of this Article Sixteen, to the fullest extent that indemnification is permitted by Texas law. An Indemnitee shall be deemed to have been found liable in respect of any claim, issue or matter only after the Indemnitee shall have been so adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom. Reasonable expenses shall include, without limitation, all court costs and all fees and disbursements of attorneys for the Indemnitee.

     (c) Without limitation of paragraph (b) of this Article Sixteen and in addition to the indemnification provided for in paragraph (b) of this Article Sixteen, the Trust shall indemnify every Indemnitee against reasonable expenses incurred by such person in connection with any proceeding in which he or she is a witness or a named defendant or respondent because he or she served in any of the capacities referred to in paragraph (a)(i) of this Article Sixteen.

     (d) Reasonable expenses (including court costs and attorneys' fees) incurred by an Indemnitee who was or is a witness or was, is or is threatened to be made a named defendant or respondent in a Proceeding shall be paid or reimbursed by the Trust at reasonable intervals in advance of the final disposition of such Proceeding after receipt by the Trust of a written undertaking by or on behalf of such Indemnitee to repay the amount paid or reimbursed by the Trust if it shall ultimately be determined that he or she is not entitled to be indemnified by the Trust as authorized in this Article Sixteen. Such written undertaking shall be an unlimited obligation of the Indemnitee but need not be secured and it may be accepted without reference to financial ability to make repayment. Notwithstanding any other provision of this Article Sixteen, the Trust may pay or reimburse expenses incurred by an Indemnitee in connection with his or her appearance as a witness or other participation in a Proceeding at a time when he or she is not named a defendant or respondent in the Proceeding.

     (e) The indemnification provided by this Article Sixteen shall (i) not be deemed exclusive of, or to preclude, any other rights to which those seeking indemnification may at any time be entitled under the Trust's Bylaws, any law, agreement or vote of shareholders or disinterested Trust Managers, or otherwise, or under any policy or policies of insurance purchased and maintained by the Trust on behalf of any Indemnitee, both as to action in his or her Official Capacity and as to action in any other capacity, (ii) continue as to a person who has ceased to be in the capacity by reason of which he or she was an Indemnitee with respect to matters arising during the period he or she was in such capacity, and (iii) inure to the benefit of the heirs, executors and administrators of such a person.

     (f) The provisions of this Article Sixteen (i) are for the benefit of, and may be enforced by, each Indemnitee of the Trust, the same as if set forth in their entirety in a written instrument duly executed and delivered by the Trust and such Indemnitee and (ii) constitute a continuing offer to all present and future Indemnitees. The Trust, by its adoption of this Declaration of Trust,
(x) acknowledges and agrees that each Indemnitee of the Trust has relied upon and will continue to rely upon the provisions of this Article Sixteen in becoming, and serving in any of the capacities referred to in paragraph (a)(i) of this Article Sixteen, (y) waives reliance upon, and all notice of acceptance of, such provisions by such Indemnitees and (z) acknowledges and agrees that no present or future Indemnitee shall be prejudiced in his or her right to enforce the provisions of this Article Sixteen in accordance with their terms by any act or failure to act on the part of the Trust.

     (g) No amendment, modification or repeal of this Article Sixteen or any provision of this Article Sixteen shall in any manner terminate, reduce or impair the right of any past, present or future Indemnitees to be indemnified by the Trust, nor the obligation of the Trust to indemnify any such Indemnitees, under and in accordance with the provisions of this Article Sixteen as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may be asserted.

     (h) If the indemnification provided in this Article Sixteen is either (i) insufficient to cover all costs and expenses incurred by any Indemnitee as a result of such Indemnitee being made or threatened to be made a defendant or respondent in a Proceeding by reason of his or her holding or having held a position named in paragraph (a)(i) of this Article Sixteen or (ii) not permitted by Texas law, the Trust shall indemnify, to the fullest extent that indemnification is permitted by Texas law, every Indemnitee with respect to all costs and expenses incurred by such Indemnitee as a result of such Indemnitee being made or threatened to be made a defendant or respondent in a Proceeding by reason of his or her holding or having held a position named in paragraph (a)(i) of this Article Sixteen.

     (i) The indemnification provided by this Article Sixteen shall be subject to all valid and applicable laws, including, without limitation, the Texas REIT Act, and, in the event this

Article Sixteen or any of the provisions hereof or the indemnification contemplated hereby are found to be inconsistent with or contrary to any such valid laws, such laws shall be deemed to control and this Article Sixteen shall be regarded as modified accordingly, and, as so modified, to continue in full force and effect.


                               ARTICLE SEVENTEEN

     No Trust Manager or officer of the Trust shall be liable to the Trust for any act, omission, loss, damage, or expense arising from the performance of his or her duties under the Trust save only for his or her own willful misfeasance or malfeasance or negligence. In discharging their duties to the Trust, Trust Managers and officers of the Trust shall be entitled to rely upon experts and other matters as provided in the Texas REIT Act and the Trust's Bylaws.


                                ARTICLE EIGHTEEN

     The number of Trust Managers may be increased from time to time by the affirmative vote of the majority of the Trust Managers or decreased by the unanimous vote of the Trust Managers. Each Trust Manager shall serve until his or her successor is elected and qualified or until his or her death, retirement, resignation or removal.

     A Trust Manager may be removed by the vote of the holders of two-thirds of the outstanding Shares at a special meeting of the shareholders called for such purpose pursuant to the Trust's Bylaws.


                                ARTICLE NINETEEN

     (a) No Person may own Shares of any class with an aggregate value in excess of 9.8% of the aggregate value of all outstanding Shares of such class of Shares or more than 9.8% of the number of outstanding Shares of any class of Shares (the limitation on the ownership of outstanding Shares is referred to in this Article Nineteen as the "Ownership Limit" and the 9.8% threshold is referred to in this Article Nineteen as the "Percentage Limit"), and no Securities (as hereinafter defined) shall be accepted, purchased, or in any manner acquired by any Person if such issuance or transfer would result in that Person's ownership of Shares exceeding the Percentage Limit. For purposes of determining if the Ownership Limit is exceeded by a Person, Convertible Securities (as hereinafter defined) owned by such Person shall be treated as if the Convertible Securities owned by such Person had been converted into Shares if the effect of such treatment would be to increase the ownership percentage of such Person in the Trust. The Ownership Limit shall not apply (i) to acquisitions of Securities by any Person that has made a tender offer for all outstanding Shares of the Trust (including Convertible Securities) in conformity with applicable federal securities laws, (ii) to the acquisition of Securities of the Trust by an underwriter in a public offering of Securities of the Trust, or in any transaction involving the issuance of Securities by the Trust, in which a majority of the Trust Managers determines that the underwriter or other Person or party initially acquiring such Securities will timely distribute such Securities to or among others so that, following such distribution, none of such Securities will be Excess Securities (as hereinafter defined), (iii) to the acquisition of Securities pursuant to the exercise of employee share options, or (iv) to the acquisition of Securities pursuant to an exception made pursuant to paragraph (h) hereof.

     (b) Nothing in this Article Nineteen shall preclude the settlement of any transaction in Securities entered into through the facilities of the New York Stock Exchange. If any Securities are accepted, purchased, or in any manner acquired by any Person resulting in a violation of paragraph (a) or (e) hereof, such issuance or transfer shall be valid only with respect to such amount of Securities issued or transferred as does not result in a violation of paragraph
(a) or (e) hereof, and such acceptance, purchase or acquisition shall be void ab initio with respect to the amount of Securities that results in a violation of paragraph (a) or (e) hereof (the "Excess Securities"), and the intended transferee of such Excess Securities shall acquire no rights in such Excess Securities except as set forth in subsection (d) below.

     (c) Each shareholder shall, within ten days of demand by the Trust, disclose to the Trust in writing such information with respect to his, her or its ownership of shares as the Trust Managers in their discretion deem necessary or appropriate in order that the Trust may fully comply with all provisions of the Internal Revenue Code of 1986, as amended, and any successor statute (the "Code") relating to REITs and all regulations, rulings and cases promulgated or decided thereunder (the "REIT Provisions") and to comply with the requirements of any taxing authority or governmental agency. All Persons who own Shares of any class with an aggregate value in excess of 9.8% of the aggregate value of such class of Shares or 9.8% of the number of outstanding Shares of any class must disclose in writing such ownership information to the Trust no later than January 31 of each year. Failure to provide such information, upon reasonable request, shall result in the Securities so owned being treated as Excess Securities pursuant to paragraph (b) hereof for so long as such failure continues.

     (d) The Excess Securities, and the owners thereof, shall have the following characteristics, rights and powers:

          (i) Upon any purported purchase, sale, exchange, acquisition, disposition or other transfer or upon any change in the capital structure of the Trust (including any redemption of Securities) that results in Excess Securities pursuant to paragraphs (a) or
               (e) of this Article Nineteen, such Excess Securities shall be deemed to have been transferred to the Trust, as trustee of a trust for the exclusive benefit of such beneficiary or beneficiaries to whom an interest in such Excess Securities may later be transferred pursuant to subparagraph (v) of this subsection (d) ("Beneficial Trust"). Any such Excess Securities so held in the Beneficial Trust shall be issued and outstanding shares of the Trust. The purported transferee shall have no rights in such Excess Securities except as provided in subparagraph (v) of this subsection (d).

          (ii) The holder of Excess Securities shall not be entitled to receive any dividends, interest payments or other distributions. Any dividend or distribution paid prior to the discovery by the Trust that the Securities have become Excess Securities shall be repaid to the Trust upon demand.

        (iii) In the event of any voluntary or involuntary liquidation, dissolution or winding up of, or any distribution of the assets of, the Trust, each holder of Excess Securities shall be entitled to receive, ratably with each other holder of Securities and Excess Securities, that portion of the assets of the Trust available for distribution to its shareholders. The Trust as holder of all Excess Securities in the Beneficial Trust or if the Trust shall have been dissolved, any trustee of such Beneficial Trust appointed by the Trust prior to its dissolution, shall distribute ratably to the beneficiaries of such Beneficial Trust any such assets received in respect of the Excess Securities in any liquidation, dissolution or winding up of, or any distribution of the assets of, the Trust.

        (iv) The holders of shares of Excess Securities shall not be entitled to vote on any matters (except as required by law).

        (v) Except as otherwise provided in this Article Nineteen, Excess Securities shall not be transferable. The purported transferee may freely designate a beneficiary of an interest in the Beneficial Trust (representing the number of shares of Excess Securities that have not been acquired by the Trust pursuant to subparagraph (vi) of this subsection (d) that are held by the Beneficial Trust attributable to a purported transfer that resulted in the Excess Securities), if (A) the shares of Excess Securities held in the Beneficial Trust would not be Excess Securities in the hands of such beneficiary and (B) the purported transferee does not receive a price from such beneficiary that reflects a price per share for such Excess Securities that exceeds (x) the price per share such purported transferee paid for the Securities in the purported transfer that resulted in the Excess Securities, or (y) if the purported transferee did not give value for such Excess Securities (through a gift, devise or other transaction), a price per share equal to the Market Price on the date of the purported transfer that resulted in the Excess Securities. Upon such transfer of an interest in the Beneficial Trust, the corresponding shares of Excess Securities in the Beneficial Trust shall be automatically exchanged for an equal number of shares of the applicable Securities and such Securities shall be transferred of record to the transferee of the interest in the Beneficial Trust if such Securities would not be Excess Securities in the hands of such transferee. Prior to any transfer of any interest in the Beneficial Trust, the purported transferee must give advance notice to the Trust of the intended transfer and the Trust must have waived in writing its purchase rights under subparagraph (vi) of this subsection (d). Notwithstanding the foregoing, if a purported transferee receives a price for designating a beneficiary of an interest in the Beneficial Trust that exceeds the amounts allowable under the foregoing provisions of this subparagraph (v), such purported transferee shall pay, or cause such beneficiary to pay, such excess to the Trust immediately upon demand.

          (vi) Excess Securities shall be deemed to have been offered for sale to the Trust, or its designee, at a price per share equal to the lesser of (A) the price per share in the transaction that created such Excess Securities (or, in the case of a devise or gift, the Market Price at the time of such devise or gift) and
                 (B) the Market Price on the date the Trust, or its designee, accepts such offer. The Trust shall have the right to accept such offer for a period of 90 days after the later of (x) the date of the transfer which resulted in such Excess Securities and (y) the date the Trust Managers determine in good faith that a transfer resulting in Excess Securities has occurred.

     (e) Any sale, transfer, gift, assignment, devise or other disposition of Shares (a "transfer") that, if effective, would result in (i) the Shares of the Trust being owned by less than 100 persons (determined without reference to any rules of attribution) shall be void ab initio as to the Shares which would otherwise be beneficially owned by the transferee, (ii) the Trust being "closely held" within the meaning of Section 856(h) of the Code, shall be void ab initio as to the transfer of the Shares that would cause the Trust to be "closely held" within the meaning of Section 856(h) of the Code, (iii) the Trust owning, directly or indirectly, 10% or more of the ownership interest in any tenant or subtenant of the Trust's real property within the meaning of Section 856(d)(2)(B) of the Code and the Treasury Regulations thereunder, shall be void ab initio, or (iv) the disqualification of the Trust as a REIT shall be void ab initio as to the transfer of the Shares that would cause the Trust to be disqualified as a REIT, and, in the case of each of clauses (i), (ii), (iii) and
(iv) of this paragraph (e), the intended transferee shall acquire no rights in such Shares except as set forth in subsection (d) above.

     (f)  For purposes of this Article Nineteen:

          (i) The term "Convertible Securities" means any securities of the Trust that are convertible into Shares.

          (ii) The term "individual" shall mean any natural person as well as those organizations treated as natural persons under Section 542(a) of the Code.

          (iii) The term "Market Price" means the average of the last reported sales price of Common Shares reported on the New York Stock Exchange on the five trading days immediately preceding the relevant date, or if the Common Shares are not then traded on the New York Stock Exchange, the last reported sales price of the Common Shares on the five trading days immediately preceding the relevant date as reported on any exchange or quotation system over which the Common Shares may be traded, or if the Common Shares are not then traded over any exchange or quotation system, then the market price of the Common Shares on the relevant date as determined in good faith by the Trust Managers.

          (iv) The term "ownership" (including "own" or "owns") of Shares means beneficial ownership. Beneficial ownership, for this purpose shall be defined to include actual ownership by a Person as well as constructive ownership by such Person after application of principles in accordance with or by reference to Sections 856 or 544 of the Code.

          (v) The term "Person" includes an individual, corporation, partnership, association, joint stock company, limited liability company, trust, unincorporated association or other entity and also includes a "group" as that term is defined in
                 Section 13(d)(3) of the Exchange Act.

          (vi) The term "REIT" means a "real estate investment trust" as defined in Section 856 of the Code and applicable Treasury Regulations.

          (vii)  The term "Securities" means Shares and Convertible Securities.

     (g) If any of the restrictions on transfer set forth in this Article Nineteen are determined to be void, invalid or unenforceable by virtue of any legal decision, statute, rule or regulation, then the intended transferee of any Excess Securities may be deemed, at the option of the Trust, to have acted as an agent on behalf of the Trust in acquiring the Excess Securities and to hold the Excess Securities on behalf of the Trust.

     (h) The Percentage Limit set forth in paragraph (a) hereof shall not apply to Securities which the Trust Managers in their sole discretion may exempt from the Percentage Limit while owned by a Person who has provided the Trust with evidence and assurances acceptable to the Trust Managers that the qualification of the Trust as a REIT would not be jeopardized thereby. The Trust Managers, in their sole discretion, may at any time revoke any exception pursuant to this paragraph (h) in the case of any Person, and upon such revocation, the provisions of paragraph (a) hereof shall immediately become applicable to such Person and all Securities which such Person may own. A decision to exempt or refuse to exempt from the Percentage Limit the ownership of certain designated Securities, or to revoke an exemption previously granted, shall be made by the Trust Managers in their sole discretion, based on any reason whatsoever, including, but not limited to, the preservation of the Trust's qualification as a REIT.

     (i) Subject to the provisions of the first sentence of paragraph (b) hereof, nothing herein contained shall limit the ability of the Trust to impose or to seek judicial or other imposition of additional restrictions if deemed necessary or advisable to protect the Trust and the interests of its security holders by preservation of the Trust's status as a qualified REIT under the Code.

     (j) All Persons who own 5% or more of the Trust's outstanding Shares during any taxable year of the Trust shall file with the Trust an affidavit setting forth the number of Shares during such taxable year (i) owned directly (held of record by such Person or by a nominee or nominees of such Person) and
(ii) constructively owned (within the meaning of Section 544 of the Code or for purposes of Rule 13(d) of the Exchange Act) by the Person filing the affidavit. The affidavit to be filed with the Trust shall set forth all the information required to be reported (i) in returns of shareholders under Section 1.857-9 of the Treasury Regulations or similar provisions of any successor Treasury Regulations and (ii) in reports to be filed under Section 13(d) of the Exchange Act. The affidavit or an amendment to a previously filed affidavit shall be filed with the Trust annually within 60 days after the close of the Trust's taxable year. A Person shall have satisfied the requirements of this paragraph (j) if the person furnishes to the Trust the information in such person's possession after such person has made a good faith effort to determine the Shares it owns and to acquire the information required by income tax regulation 1.857-9 or similar provisions of any successor regulation.


                                 ARTICLE TWENTY

     The Board of Trust Managers shall use its best efforts to cause the Trust and its shareholders to qualify for U.S. federal income tax treatment in accordance with the provisions of the Code applicable to REITs. In furtherance of the foregoing, the Board of Trust Managers shall use its best efforts to take such actions as are necessary, and may take such actions as it deems desirable (in its sole discretion) to preserve the status of the Trust as a REIT.


                               ARTICLE TWENTY-ONE

     Special meetings of the shareholders for any purpose or purposes, unless otherwise prescribed by law or by the Declaration of Trust, may be called by the Trust Managers, any officer of the Trust or the holders of at least five percent (5%) of all of the shares entitled to vote at such meeting.


                               ARTICLE TWENTY-TWO

     This Declaration of Trust may be amended from time to time by the affirmative vote of the holders of at least two-thirds of the outstanding voting Shares, except that (i) Article Eleven hereof (relating to the prohibition against engaging in non-real estate investment trust businesses); (ii) Article Thirteen hereof (relating to the approval of Business Combinations); (iii) Article Eighteen hereof (relating to the number and removal of Trust Managers);
(iv) Article Nineteen hereof (relating to Share ownership requirements); and (v) this Article Twenty-Two may not be amended or repealed, and provisions inconsistent therewith and herewith may not be adopted, except by the affirmative vote of the holders of at least 80% of the outstanding voting Shares.


                              ARTICLE TWENTY-THREE

     If any provision of this Declaration of Trust or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction over the issue, the validity of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court. In lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Declaration of Trust, a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible, and the parties hereto request the court or any arbitrator to whom disputes relating to this Declaration of Trust are submitted to reform the otherwise illegal, invalid or unenforceable provision in accordance with this Article Twenty-Three.

     IN WITNESS WHEREOF, the undersigned Trust Managers do hereby execute this Third Amended and Restated Declaration of Trust as of the ___ day of _______________, 1997.



                                              ----------------------------------
                                              WILLIAM H. BRICKER


                                              ----------------------------------
                                              T. PATRICK DUNCAN


                                              ----------------------------------
                                              ROBERT E. GILES


                                              ----------------------------------
                                              EDWARD B. KELLEY


                                              ----------------------------------
                                              CHARLES W. WOLCOTT

STATE OF TEXAS        (S)
                      (S)
COUNTY OF __________  (S)

     BEFORE ME, the undersigned Notary Public, duly commissioned and qualified within and for the State and County aforesaid, personally came and appeared William H. Bricker, in his capacity as Trust Manager of American Industrial Properties REIT, and acknowledged to me, Notary, in the presence of ____________ ___________________________________________ and ________________________________
______________, the undersigned competent witnesses, that he executed the foregoing instrument in the presence of the undersigned witnesses on behalf of the said American Industrial Properties REIT, as his own free and voluntary act and deed, for the uses, purposes and considerations therein expressed.

     IN WITNESS WHEREOF, said Appearer has executed these presents together with me, Notary, and the undersigned competent witnesses, at my office in the County and State aforesaid, on the _____________ day of ____________________, 1997.


                                              My commission expires:


                                              ----------------------------------

STATE OF TEXAS        (S)
                      (S)
COUNTY OF __________  (S)

     BEFORE ME, the undersigned Notary Public, duly commissioned and qualified within and for the State and County aforesaid, personally came and appeared T. Patrick Duncan, in his capacity as Trust Manager of American Industrial Properties REIT, and acknowledged to me, Notary, in the presence of ____________ ____________________________________________ and _______________________________
_____________________________, the undersigned competent witnesses, that he executed the foregoing instrument in the presence of the undersigned witnesses on behalf of the said American Industrial Properties REIT, as his own free and voluntary act and deed, for the uses, purposes and considerations therein expressed.

     IN WITNESS WHEREOF, said Appearer has executed these presents together with me, Notary, and the undersigned competent witnesses, at my office in the County and State aforesaid, on the _____________ day of _____________________, 1997.


                                              My commission expires:


                                              ----------------------------------

STATE OF TEXAS        (S)
                      (S)
COUNTY OF __________  (S)

     BEFORE ME, the undersigned Notary Public, duly commissioned and qualified within and for the State and County aforesaid, personally came and appeared Robert E. Giles, in his capacity as Trust Manager of American Industrial Properties REIT, and acknowledged to me, Notary, in the presence of ____________ _________________________________________________________ and __________________
___________________________________________, the undersigned competent witnesses, that he executed the foregoing instrument in the presence of the undersigned witnesses on behalf of the said American Industrial Properties REIT, as his own free and voluntary act and deed, for the uses, purposes and considerations therein expressed.

     IN WITNESS WHEREOF, said Appearer has executed these presents together with me, Notary, and the undersigned competent witnesses, at my office in the County and State aforesaid, on the _____________ day of ________________________, 1997.


                                              My commission expires:


                                              ----------------------------------


STATE OF TEXAS        (S)
                      (S)
COUNTY OF __________  (S)

     BEFORE ME, the undersigned Notary Public, duly commissioned and qualified within and for the State and County aforesaid, personally came and appeared Edward B. Kelley, in his capacity as Trust Manager of American Industrial Properties REIT, and acknowledged to me, Notary, in the presence of ____________ _________________________________________________________ and __________________
__________________________________________, the undersigned competent witnesses, that he executed the foregoing instrument in the presence of the undersigned witnesses on behalf of the said American Industrial Properties REIT, as his own free and voluntary act and deed, for the uses, purposes and considerations therein expressed.

     IN WITNESS WHEREOF, said Appearer has executed these presents together with me, Notary, and the undersigned competent witnesses, at my office in the County and State aforesaid, on the _____________ day of ________________________, 1997.


                                              My commission expires:


                                              ----------------------------------

STATE OF TEXAS           (S)
                         (S)
COUNTY OF ____________   (S)

     BEFORE ME, the undersigned Notary Public, duly commissioned and qualified within and for the State and County aforesaid, personally came and appeared Charles W. Wolcott, in his capacity as Trust Manager of American Industrial Properties REIT, and acknowledged to me, Notary, in the presence of ____________ _________________________________________________________ and __________________
__________________________________________, the undersigned competent witnesses, that he executed the foregoing instrument in the presence of the undersigned witnesses on behalf of the said American Industrial Properties REIT, as his own free and voluntary act and deed, for the uses, purposes and considerations therein expressed.

     IN WITNESS WHEREOF, said Appearer has executed these presents together with me, Notary, and the undersigned competent witnesses, at my office in the County and State aforesaid, on the _____________ day of ________________________, 1997.



                                              My commission expires:


                                              ----------------------------------

                                  APPENDIX B
                                  ----------

                     EMPLOYEE AND TRUST MANAGER INCENTIVE
                                  SHARE PLAN
                                      OF
                      AMERICAN INDUSTRIAL PROPERTIES REIT

1.   PURPOSE OF THE PLAN AND DEFINITIONS
     -----------------------------------

     1.1  Purpose.  The purposes of this Employee and Trust Manager Incentive
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Share Plan (the "Plan") of American Industrial Properties REIT (the "Trust") are
to:

     (a) furnish incentive to individuals chosen to receive share-based awards because they are considered capable of responding by improving operations and increasing profits;

     (b) encourage selected persons to accept or continue employment with the Trust; and

     (c) increase the interest of Trust Managers in the Trust's welfare through their participation in the growth in value of the Trust's Shares.

To accomplish these purposes, this Plan provides a means whereby Employees, Trust Managers and other enumerated persons may receive Awards.

     1.2  Definitions.  For purposes of this Plan, the following terms have the
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following meanings:

          "Affiliate" means a parent or subsidiary entity, to be interpreted in
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accordance with the comparable terms "parent" and "subsidiary" corporation in the applicable provisions (currently Section 424) of the Code at the time this definition is being applied.

          "Award" means any award under this Plan, including any grant of
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Options, Restricted Shares, Share Appreciation Rights, Dividend Equivalent
Rights or Trust Manager Shares.

          "Award Agreement" means, with respect to each Award, the written
           ---------------
agreement executed by the Trust and the Participant or other written document approved by the Committee setting forth the terms and conditions of the Award.

          "Board" means the Board of Trust Managers of the Trust.
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          "Code" means the Internal Revenue Code of 1986, as amended from time
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to time, and any successor statute.

          "Commission" means the Securities and Exchange Commission and any
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successor agency.

          "Committee" has the meaning given it in Section 4.1.
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          "Common Shares" or "Shares" means common shares of beneficial interest
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of the Trust, par value $0.10 per share.

          "Declaration of Trust" means the then operative declaration of trust
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adopted by the shareholders of the Trust.

          "Dividend Equivalent Right" means an Award of rights pursuant to
           -------------------------
Section 9.

          "Effective Date" has the meaning given it in Section 19.
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          "Employee" has the meaning ascribed to it for purposes of Section
           --------
3401(c) of the Code and the Treasury Regulations adopted under that Section. It includes an officer or a Trust Manager who is also an employee of the Trust.

          "Employment Termination" means that a Participant has ceased, for any
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reason and with or without cause, to be an Employee or Trust Manager of, or a consultant to, the Trust or any Affiliate of the Trust. However, the term "Employment Termination" shall not include a Non-Employee Trust Manager ceasing to be a Trust Manager or a transfer of a Participant from the Trust to an Affiliate or vice versa, or from one Affiliate to another, or a leave of absence duly authorized by the Trust unless the Committee has provided otherwise.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
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amended form time to time, and any successor statute.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended
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from time to time, and any successor statute.

          "Exercise Notice" has the meaning given it in Section 6.1(h).
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          "Executive Officer" means an eligible person who, as of the earlier
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of: (i) the date an Award is vested, (ii) the date restrictions with respect to an Award lapse or (iii) the date a payment is made pursuant to an Award Agreement, is a "covered employee" as defined in Section 1.162-27(c)(2) of the Treasury Regulations and any successor Treasury Regulation adopted under Section 162(m).

          "Grant Date" has the meaning given it in Section 6.1(d).
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          "Incentive Share Option" or "ISO" mean any Option intended to be and
           ----------------------      ---
designated as an "incentive stock option" within the meaning of Section 422 of the Code or successor provision.

          "Non-Employee Trust Manager" means a person who qualifies as a "Non-
           --------------------------
Employee Director" as defined in Rule 16b-3 and an "outside director" as defined in Treasury Regulation

(S)1.162-27(e)(3) and any successor Treasury Regulation.

          "Non-Qualified Share Option" or "NQO" mean any Option that is not an
           --------------------------      ---
Incentive Share Option.

          "Option" means an option granted under Section 5.
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          "Participant" means an eligible person who is granted an Award.
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          "Plan" means this Employee and Trust Manager Incentive Share Plan.
           ----

          "Restricted Shares" means an Award granted under Section 7.
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          "Retainer" has the meaning given it in Section 10.
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          "Rule 16b-3" means Rule 16b-3 adopted under Section 16(b) of the
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Exchange Act or any successor rule, as it may be amended from time to time, and references to paragraphs or clauses of Rules 16b-3 refer to the corresponding paragraphs or clauses of Rule 16b-3 as it exists at the Effective Date or the comparable paragraph or clause of Rule 16b-3 or successor rule, as that paragraph or clause may thereafter be amended.

          "Securities Act" means the Securities Act of 1933, as amended from
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time to time, and any successor statute.

          "Share Appreciation Right" means an Award granted under Section 8.
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          "Ten Percent Shareholder" means any person who, at the time this
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definition is being applied, owns, directly or indirectly (or is treated as owning by reason of attribution rules currently set forth in Code Section 424 or any successor statute), shares of the Trust constituting more than 10% of the total combined voting power of all classes of outstanding shares of the Trust or of any Affiliate of the Trust.

          "Trust" has the meaning given it in Section 1.1.
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          "Trust Manager" means a person elected or appointed and serving as a
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trust manager of the Trust in accordance with the Declaration of Trust and the
Texas Real Estate Investment Trust Act.

          "Trust Manager Option" has the meaning given it in Section 5.3.
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          "Trust Manager Shares" means Shares issued to a Non-Employee Trust
           --------------------
Manager under Section 10.

2.   ELIGIBLE PERSONS
     ----------------

     Every person who, at or as of the Grant Date, is (a) a full-time Employee of the Trust or an Affiliate of the Trust, (b) a Trust Manager of the Trust or an Affiliate of the Trust, or (c) someone whom the Committee designates as eligible for an Award (other than for Incentive Share Options) because the person (i) performs bona fide consulting or advisory services for the Trust or an Affiliate of the Trust (other than services in connection with the offer or sale of securities in a capital-raising transaction) and (ii) has a direct and significant effect on the financial development of the Trust or an Affiliate of the Trust, shall be eligible to receive Awards hereunder. Trust Managers of the Trust who are not full-time Employees are only eligible to receive Trust Manager Options under Section 5.3 and Trust Manager Shares under Section 10.

3.   SHARES SUBJECT TO THIS PLAN
     ---------------------------

     The total number of Shares that may be issued under Awards, all or any part of which may be issued to any Participant, is 800,000. Such Shares may consist, in whole or in part, of authorized and unissued Common Shares or Shares reacquired in private transactions or open market purchases, but all Shares issued under the Plan, regardless of their source, shall be counted against the 800,000 Share limitation. Any Shares that are retained by the Trust upon exercise or settlement of an Award in order to satisfy the exercise price in whole or in part, or to pay withholding taxes due with respect to such exercise or settlement, shall be treated as issued to the Participant and will thereafter not be available under the Plan. The number of Shares reserved for issuance under this Plan is subject to adjustment in accordance with the provisions for adjustment in this Plan.

4.   ADMINISTRATION
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     4.1  Committee.  This Plan shall be administered by a committee (the
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"Committee") appointed by the Board. The Committee shall be constituted so that, as long as Shares are registered under Section 12 of the Exchange Act, each member of the Committee shall be a Non-Employee Trust Manager. The number of persons that shall constitute the Committee shall be determined from time to time by a majority of all the members of the Board; provided, however, the Committee shall not consist of fewer than two persons.

     4.2  Duration, Removal, Etc.  The members of the Committee shall serve at
          ----------------------
the pleasure of the Board, which shall have the power, at any time and from time to time, to remove members from or add members to the Committee. Removal from the Committee may be with or without cause. Any individual serving as a member of the Committee shall have the right to resign from the Committee by giving at least three days' written notice to the Board. The Board, and not the remaining members of the Committee, shall have the power and authority to fill vacancies on the Committee, however caused. The Board shall promptly fill any vacancy that causes the number of members of the Committee to be fewer than two or any other minimum number that Rule 16b-3 may require from time to time (unless the Board expressly determines not to have Awards under the Plan comply with Rule 16b-3).

     4.3  Meetings and Actions of Committee.  The Board shall designate which of
          ---------------------------------
the Committee members shall be the chairperson of the Committee. If the Board fails to designate a chairperson for the Committee, the members of the Committee shall elect one of the Committee members as chairperson, who shall act as chairperson until he or she ceases to be a member of the Committee or until the Board elects a new chairperson. The Committee shall hold its meetings at those times and places as the chairperson of the Committee may determine. At all meetings of the Committee, a quorum for the transaction of business shall be required and a quorum shall be deemed present if at least a majority of the members of the Committee is present. At any meeting of the Committee, each member shall have one vote. All decisions and determinations of the Committee shall be made by the majority vote of all of its members present at a meeting at which a quorum is present and a unanimous vote of the members of the Committee shall be required if the Committee is comprised of only two members; provided, however, that any
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decision or determination reduced to writing and signed by all members of the
Committee shall be as fully effective as if it had been made at a meeting that was duly called and held. The Committee may make any rules and regulations for the conduct of its business that are not inconsistent with this Plan, the Declaration of Trust or bylaws of the Trust or Rule 16b-3 (so long as it is applicable).

     4.4  Committee's Powers.  Subject to the express provisions of this Plan
          ------------------
and Rule 16b-3 (so long as it is applicable), the Committee shall have the authority, in its sole discretion: (a) to adopt, amend and rescind administrative and interpretive rules and regulations relating to the Plan; (b) to determine the eligible persons to whom, and the time or times at which, Awards shall be granted; (c) to determine the number of Shares that shall be the subject of each Award; (d) to determine the terms and provisions of each Award Agreement (which need not be identical) and any amendments thereto, including provisions defining or otherwise relating to (i) the period or periods and extent of exercisability of any Option or Share Appreciation Right, (ii) the extent to which the transferability of Shares issued or transferred pursuant to any Award is restricted, (iii) the effect of Employment Termination on an Award, and (iv) the effect of approved leaves of absence (consistent with any applicable Treasury Regulations); (e) to accelerate the time of exercisability of any Option, Dividend Equivalent Right or Share Appreciation Right; (f) to construe the respective Award Agreements and the Plan; (g) to make determinations of the fair market value of Shares; (h) to waive any provision, condition or limitation set forth in an Award Agreement; (i) to delegate its duties under the Plan to such agents as it may appoint from time to time, provided, however, that the Committee may not delegate its duties with respect
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to making or exercising discretion with respect to Awards to eligible persons if such delegation would cause Awards not to qualify for the exemptions provided by Rule 16b-3 (unless the Board expressly determines not to have Awards under the Plan comply with Rule 16b-3); and (j) to make all other determinations, perform all other acts and exercise all other powers and authority necessary or advisable for administering the Plan, including the delegation of those ministerial acts and responsibilities as the Committee deems appropriate.
Subject to Rule 16b-3 (so long as it is applicable), the Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan, in any Award or in any Award Agreement in the manner and to the extent it deems necessary or desirable to implement the Plan, and the Committee shall be the sole and final judge of that necessity or desirability. The determinations of the Committee on the matters referred to in this Section 4.4 shall be final and conclusive. Notwithstanding any provision in this Plan to the contrary, Awards will be made to Non-Employee Trust Managers only under Sections 5.3 and 10 of this Plan. In addition, notwithstanding any provision of this Plan to the contrary, the Committee may not in any manner exercise discretion under the Plan with respect to any Awards made to Non-Employee Trust Managers.

     4.5  Term of Plan.  No Awards shall be granted under this Plan after 10
          ------------
years from the Effective Date of this Plan.

5.   GRANT OF OPTIONS
     ----------------

     5.1  Written Agreement.  Each Option shall be evidenced by an Award
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Agreement.  The Award Agreement shall specify whether each Option it evidences is a NQO or an ISO.

     5.2  Annual $100,000 Limitation on ISOs.  To the extent that the aggregate
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"fair market value" of Shares with respect to which ISOs first become exercisable by a Participant in any calendar year exceeds $100,000, taking into account ISOs granted under this Plan and any other plan of the Trust or any Affiliate of the Trust, the Options covering such additional Shares becoming exercisable in that year shall cease to be ISOs and thereafter be NQOs. For this purpose, the "fair market value" of Shares subject to Options shall be determined as of the date the Options were granted. In reducing the number of Options treated as ISOs to meet this $100,000 limit, the most recently granted Options shall be reduced first.

     5.3  Annual Grants to Non-Employee Trust Managers.  On the date of approval
          --------------------------------------------
of this Plan by the Trust's shareholders, the non-employee Trust Managers shall receive an option to purchase 10,000 Shares for the fair market value of such Shares on the date of approval by shareholders. The options will vest upon the date of shareholder approval. In addition to the foregoing, on the last day of each calendar year beginning with the last day of 1997, each Non-Employee Trust Manager who is then a member of the Board shall automatically be granted a NQO to purchase 5,000 Shares. Each option referred to in the previous sentence is referred to as a "Trust Manager Option." The exercise price of Trust Manager Options shall be the fair market value of the Shares subject to the Option on the date the Option is granted. Each Trust Manager Option shall be fully exercisable upon the date of grant and continuing, unless sooner terminated as provided in this Plan, for 10 years after the date it is granted. If, for any reason other than death or permanent and total disability, a Non-Employee Trust Manager ceases to be a member of the Board, each Trust Manager Option held by that Non-Employee Trust Manager on the date that the Non-Employee Trust Manager ceases to be a member of the Board may be exercised in whole or in part at any time within one year after the date of such termination or until the expiration of the Trust Manager Option, whichever is earlier. If a Non-Employee Trust Manager dies or becomes permanently and totally disabled (within the meaning of Section 422(c)(6) of the Code) while a member of the Board (or within the period that the Trust Manager Options remain exercisable after the Non-Employee Trust Manager ceases to be a member of the Board), each Trust Manager Option then held by that Non-Employee Trust Manager may be exercised, in whole or in part, by the Non-Employee Trust Manager, by the Non-Employee Trust Manager's personal representative or by the person to whom the Non-Employee Trust Manager transferred the Trust Manager Option by will or the laws of descent and distribution, at any time within two years after the date of death or permanent and total disability of the Non-Employee Trust Manager or until the expiration date of the Trust Manager Option, whichever is earlier. Each Trust Manager Option shall be evidenced by an Award Agreement.

6.   CERTAIN TERMS AND CONDITIONS OF OPTIONS AND OTHER AWARDS
     --------------------------------------------------------

     Each Option shall be designated as an ISO or a NQO and shall be subject to the terms and conditions set forth in Section 6.1. Notwithstanding the foregoing, the Committee may provide for different terms and conditions in any Award Agreement or amendment thereto as provided in Section 4.4.

     6.1  All Awards.  All Options and other Awards shall be subject to the
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following terms and conditions:

     (a) Changes in Capital Structure.  If the number of outstanding Shares is
         ----------------------------
increased by means of a share dividend payable in Shares, a share split or other subdivision or by a reclassification of Shares, then, from and after the record date for such dividend, subdivision or reclassification, the number and class of Shares subject to this Plan (including without limitation its Sections 3, 5.3 and 10) and each outstanding Award shall be increased in proportion to such increase in outstanding Shares and the then-applicable exercise price of each outstanding Award shall be correspondingly decreased. If the number of outstanding Shares is decreased by means of a share split or other subdivision or by a reclassification of Shares, then, from and after the record date for such split, subdivision or reclassification, the number and class of Shares subject to this Plan (including without limitation its Sections 3, 5.3 and 10) and each outstanding Award shall be decreased in proportion to such decrease in outstanding Shares and the then-applicable exercise price of each outstanding Award shall be correspondingly increased.

     (b) Certain Corporate Transactions.  This Section 6.1(b) addresses the
         ------------------------------
impact of certain corporate transactions on outstanding Awards other than Awards granted to Non-Employee Trust Managers (except to the extent provided in Section 6.1(c)) and other than transactions requiring adjustments in accordance with
Section 6.1(a). In the case of any reclassification or change of outstanding Shares issuable upon exercise of an outstanding Award or in the case of any consolidation or merger of the Trust with or into another entity (other than a merger in which the Trust is the surviving entity and which does not result in any reclassification or change in the then-outstanding Shares) or in the case of any sale or conveyance to another entity of the property of the Trust as an entirety or substantially as an entirety, then, as a condition of such reclassification, change, consolidation, merger, sale or conveyance, the Trust or such successor or purchasing entity, as the case may be, shall make lawful and adequate provision whereby the holder of each outstanding Award shall thereafter have the right, on exercise of such Award, to receive the kind and amount of securities, property and/or cash receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of the number of securities issuable upon exercise of such Award immediately before such reclassification, change, consolidation, merger, sale or conveyance. Such provision shall include adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in Section 6.1(a). Notwithstanding the foregoing, if such a transaction occurs, in lieu of causing such rights to be substituted for outstanding Awards, the Committee may, upon 20 days' prior written notice to Participants in its sole discretion: (i) shorten the period during which Awards are exercisable, provided they remain exercisable, to the extent otherwise exercisable, for at least 20 days after the date the notice is given, or (ii) cancel an Award upon payment to the Participant in cash, with respect to each Award to the extent then exercisable, of an amount which, in the sole discretion of the Committee, is determined to be equivalent to the amount, if any, by which the fair market value (at the effective time of the transaction) of the consideration that the Participant would have received if the Award had been exercised before the effective time exceeds the exercise price of the Award. The actions described in this Section 6.1(b) may be taken without regard to any resulting tax consequences to the Participant. The fourth sentence of this Section 6.1(b) shall not apply to any Award held by a person then subject to Section 16(b) if such Award has not been outstanding for at least six months.

     (c) Special Rule For Non-Employee Trust Managers.  In the case of any of
         --------------------------------------------
the transactions described in the second sentence of Section 6.1(b), that second sentence and the third sentence, but not the fourth sentence, of Section 6.1(b) shall apply to any outstanding Options granted to Non-Employee Trust Managers under Section 5.3.

     (d) Grant Date.  Each Award Agreement shall specify the date as of which it
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shall be effective (the "Grant Date").

     (e) Fair Market Value.  For purposes of this Plan, the fair market value of
         -----------------
Shares shall be determined as follows:

          (i) If the Shares are listed on any established stock exchange or a national market system, including, without limitation, the National Market System of the National Association of Securities Dealers Automated Quotation System, its fair market value shall be the closing sales price for the Shares, or the mean between the high bid and low asked prices if no sales were reported, as quoted on such system or exchange (or, if the Shares are listed on more than one exchange, then on the largest such exchange) for the date the value is to be determined (or if there are no sales or bids for such date, then for the last preceding business day on which there were sales or bids), as reported in The Wall Street Journal or similar publication.

          (ii) If the Shares are regularly quoted by a recognized securities dealer but selling prices are not reported, its fair market value shall be determined in good faith by the Committee, with reference to the Trust's net worth, prospective earning power, dividend-paying capacity and other relevant factors, including the goodwill of the Trust, the economic outlook in the Trust's industry, the Trust's position in the industry and its management, and the values of stock of other corporations in the same or similar lines of business.

     (f) Time of Exercise; Vesting.  Awards may, in the sole discretion of the
         -------------------------
Committee, be exercisable or may vest, and restrictions may lapse, as the case may be, at such times and in such amounts as may be specified by the Committee in the grant of the Award.

     (g) Nonassignability of Rights.  No Award that is a derivative security (as
         --------------------------
defined in Rule 16a-1(c) under the Exchange Act) shall be transferable other than with the consent of the Committee (which consent will not be granted in the case of ISOs unless the conditions for transfer of ISOs specified in the Code have been satisfied) or by will or the laws of the descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of ERISA. Awards requiring exercise shall be exercisable only by the Participant, assignees that were approved by the Committee, executors, administrators or beneficiaries of the Participant

(who are the permitted transferees hereunder), guardians or members of a committee for an incompetent Participant, or similar persons duly authorized by law to administer the estate or assets of a Participant.

     (h) Notice and Payment.  To the extent it is exercisable, an Award shall be
         ------------------
exercisable only by written or recorded electronic notice of exercise, in the manner specified by the Committee from time to time, delivered to the Trust or its designated agent during the term of the Award (the "Exercise Notice"). The Exercise Notice shall: (a) state the number of Shares with respect to which the Award is being exercised; (b) be signed by the holder of the Award or by the person authorized to exercise the Award pursuant to Section 6.1(g); and (c) include such other information, instruments and documents as may be required to satisfy any other condition to exercise set forth in the Award Agreement. Except as provided below, payment in full, in cash or check, shall be made for all Shares purchased at the time notice of exercise of an Award is given to the Trust. The proceeds of any payment shall constitute general funds of the Trust. At the time an Award is granted or before it is exercised, the Committee, in the exercise of its sole discretion, may authorize any one or more of the following additional methods of payment:

          (i) for all Participants other than officers and Trust Managers, acceptance of such Participants' full recourse promissory note for some or all of the exercise price of the Shares being acquired, payable on such terms and bearing such interest rate as determined by the Committee, and secured in such manner, if at all, as the Committee shall approve, including, without limitation, by a security interest in the Shares which are the subject of the Award or other securities;

          (ii) for all Participants, delivery by such Participants of Shares of the Trust already owned by such Participants for all or part of the exercise price of the Award being exercised, provided that the fair market value of such Shares are equal on the date of exercise to the exercise price of the Award being exercised, or such portion thereof as the Participants are authorized to pay and elects to pay by delivery of such Shares;

          (iii) for all Participants, surrender by such Participants, or withholding by the Trust from the Shares issuable upon exercise of the Award, of a number of Shares subject to the Award being exercised with a fair market value equal to some or all of the exercise price of the Shares being acquired, together with such documentation as the Committee and the broker, if applicable, shall require; or

          (iv) for all Participants, to the extent permitted by applicable law, payment may be made pursuant to arrangements with a brokerage firm under which that brokerage firm, on behalf of such Participants, shall pay to the Trust the exercise price of the Award being exercised (either as a loan to the Participant or from the proceeds of the sale of Shares issued under that Award), and the Trust shall promptly cause the Shares being purchased under the Award to be delivered to the brokerage firm. Such transactions shall be effected in accordance with the procedures that the Committee may establish from time to time.

If the exercise price is satisfied in whole or in part by the delivery of Shares pursuant to paragraph

(ii) above, the Committee may issue the Participant an additional Option, with terms identical to those set forth in the option agreement governing the exercised Option, except for the exercise price which shall be the fair market value used for such delivery and the number of Shares subject to such additional Option shall be the number of Shares so delivered.

     (i) Termination of Employment.  Any Award or portion thereof which has not
         -------------------------
vested on or before the date of a Participant's Employment Termination shall expire on the date of Employment Termination. As to an Award or portion thereof that has vested by the time of Employment Termination, the Committee shall establish, in respect of each Award when granted, the effect of an Employment Termination on the rights and benefits thereunder and in so doing may, but need not, make distinctions based upon the cause of termination (such as retirement, death, disability or other factors) or which party effected the termination (the employer or the Employee). Notwithstanding any other provision in this Plan or the Award Agreement, the Committee may decide in its discretion at the time of any Employment Termination (or within a reasonable time thereafter) to extend the exercise period of an Award (but not beyond the period specified in Section 6.2(b) or 6.3(b), as applicable) and not decrease the number of Shares covered by the Award with respect to which the Award is exercisable or vested. A transfer of a Participant from the Trust to an Affiliate or vice versa, or from one Affiliate to another, or a leave of absence duly authorized by the Trust, shall not be deemed an Employment Termination or a break in continuous employment unless the Committee has provided otherwise.

     (j) Death.  Any Award or portion thereof which has not vested on or before
         -----
the date of the Participant's death shall expire on the date of such Participant's death. As to an Award or portion thereof that has vested by the date of death of the Participant, such Awards or portions thereof must be exercised within two years of the date of the Participant's death by a person authorized under this Plan to exercise such Awards.

     (k) Payment of Dividends Upon Exercise of Options.  Upon exercise of an
         ---------------------------------------------
Option, the Participant shall be entitled to receive a cash payment from the Trust equal to the amount of dividends that have been paid from the Grant Date of the Option through the date of exercise of the Option on that number of Common Shares that is equal to the number of Common Shares being purchased upon exercise of such Option.

     (l) Other Provisions.  Each Award Agreement may contain such other terms,
         ----------------
provisions and conditions not inconsistent with this Plan, as may be determined by the Committee, and each ISO granted under this Plan shall include such provisions and conditions as are necessary to qualify such Option as an "incentive stock option" within the meaning of Section 422 of the Code, unless the Committee determines otherwise.

     (m) Withholding and Employment Taxes.  At the time of exercise of an Award,
         --------------------------------
the lapse of restrictions on an Award or a disqualifying disposition of Shares issued under an ISO (within the meaning of Section 6.3(c)), the Participant shall remit to the Trust in cash all applicable federal and state withholding and employment taxes. If and to the extent authorized and approved by the Committee in its sole discretion, a Participant may elect, by means of a form of election to be prescribed by the Committee, to have Shares which are acquired upon exercise of an Award withheld by the Trust or tender other Shares owned by the Participant to the Trust at the time the amount of such taxes is determined, in order to pay the amount of such tax obligations, subject to such limitations as the Committee determines are necessary or appropriate to comply with Rule 16b-3 in the case of Participants who are subject to Section 16(b). For example, the Committee may require that the election be irrevocable and that the election not be made within six months of the acquisition of the securities to be tendered to satisfy the tax withholding obligation (except that this limitation shall not apply in the event that death or disability of the Participant occurs before the expiration of the six-month period). Any Shares so withheld or tendered shall be valued by the Trust as of the date they are withheld or tendered. If Shares are tendered to satisfy such withholding tax obligation, the Committee may issue the Participant an additional Option, with terms identical to those set forth in the option agreement governing the Option exercised, except that the exercise price shall be the fair market value used by the Trust in accepting the tender of Shares for such purpose and the number of Shares subject to the additional Option shall be the number of Shares tendered by the Participant.

     6.2  Terms and Condition to Which Only NQOs Are Subject.  Options granted
          --------------------------------------------------
under this Plan which are designated as NQOs shall be subject to the following terms and conditions:

     (a) Exercise Price.  The exercise price of a NQO shall be determined by the
         --------------
Committee; provided, however, that the exercise price of a NQO shall not be less
           --------  -------
than 100% of the fair market value of the Shares subject to the Option on the Grant Date or, if required by applicable state securities laws in the case of a NQO granted to any Ten Percent Shareholder, not less than 110% of such fair market value.

     (b) Option Term.  Unless an earlier expiration date is specified by the
         -----------
Committee at the Grant Date, each NQO shall expire 10 years after the Grant Date or, if required by applicable state securities laws in the case of a NQO granted to a Ten Percent Shareholder, five years after the Grant Date.

     6.3  Terms and Conditions to Which Only ISOs Are Subject.  Options granted
          ---------------------------------------------------
under this Plan which are designated as ISOs shall be subject to the following terms and conditions:

     (a) Exercise Price.  The exercise price of an ISO shall be determined in
         --------------
accordance with the applicable provisions of the Code and shall in no event be less than 100% of the fair market value of the Shares covered by the ISO at the Grant Date; provided, however, that the exercise price of an ISO granted to a
            --------  -------
Ten Percent Shareholder shall not be less than 110% of such fair market value.

     (b) Option Term.  Unless an earlier expiration date is specified by the
         -----------
Committee at the Grant Date, each ISO shall expire 10 years after the Grant Date; provided, however, that an ISO granted to a Ten Percent Shareholder shall
      --------  -------
expire no later than five years after the Grant Date.

     (c) Disqualifying Dispositions.  If Shares acquired by exercise of an ISO
         --------------------------
are disposed of within two years after the Grant Date or within one year after the transfer of the Shares to the optionee, the holder of the Shares immediately before the disposition shall promptly notify the

Trust in writing of the date and terms of the disposition, shall provide such other information regarding the disposition as the Trust may reasonably require and shall pay the Trust any withholding and employment taxes which the Trust in its sole discretion deems applicable to the disposition.

     (d) Termination of Employment.  All vested ISOs must be exercised within
         -------------------------
three months of the Employment Termination of the optionee unless such Employment Termination is due to the employee being disabled (within the meaning of Section 422 (c)(6) of the Code), in which case the ISO shall be exercised within one year of the Employment Termination.

     6.4  Surrender of Options.  The Committee, acting in its sole discretion,
          --------------------
may include a provision in an option agreement allowing the optionee to surrender the Option covered by the agreement, in whole or in part in lieu of exercise in whole or in part, on any date that the fair market value of the Shares subject to the Option exceeds the exercise price and the Option is exercisable (to the extent being surrendered). The surrender shall be effected by the delivery of the option agreement, together with a signed statement which specifies the number of shares as to which the optionee is surrendering the Option, together with a request for such type of payment. Upon such surrender, the optionee shall receive (subject to any limitations imposed by Rule 16b-3), at the election of the Committee, payment in cash or Shares, or a combination of the two, equal to (or equal in fair market value to) the excess of the fair market value of the Shares covered by the portion of the Option being surrendered on the date of surrender over the exercise price for such Shares. The Committee, acting in its sole discretion, shall determine the form of payment, taking into account such factors as it deems appropriate. To the extent necessary to satisfy Rule 16b-3, the Committee may terminate an optionee's rights to receive payments in cash for fractional Shares. Any option agreement providing for such surrender privilege shall also incorporate such additional restrictions on the exercise or surrender of Options as may be necessary to satisfy the conditions of Rule 16b-3.

7.   RESTRICTED SHARES.
     -----------------

     Restricted Shares shall be subject to the following terms and conditions:

     7.1  Grant.  The Committee may grant one or more Awards of Restricted
          -----
Shares to any Participant other than Non-Employee Trust Managers. Each Award of Restricted Shares shall specify the number of Shares to be issued to the Participant, the date of issuance and the restrictions imposed on the Shares including the conditions of release or lapse of such restrictions. Unless the Committee provides otherwise, the restrictions shall not lapse earlier than six months after the date of the Award. Pending the lapse of restrictions, Share certificates evidencing Restricted Shares shall bear a legend referring to the restrictions and shall be held by the Trust. Prior to the issuance of any Restricted Shares, the Participant receiving such Restricted Shares shall pay to the Trust an amount of cash equal to, at a minimum, the par value per Restricted Share multiplied by the number of Restricted Shares to be issued. Upon the issuance of Restricted Shares, the Participant may be required to furnish such additional documentation or other assurances as the Committee may require to enforce the restrictions.

     7.2  Restrictions.  Except as specifically provided elsewhere in this Plan
          ------------
or the Award Agreement regarding Restricted Shares, Restricted Shares may not be sold, assigned, transferred, pledged or otherwise disposed of or encumbered, either voluntarily or involuntarily, until the restrictions have lapsed and the rights to the Shares have vested. The Committee may in its discretion provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions, in whole or in part, based on service, performance or such other factors or criteria as the Committee may determine.

     7.3  Dividends.  Unless otherwise determined by the Committee, cash
          ---------
dividends with respect to Restricted Shares shall be paid to the recipient of the Award of Restricted Shares on the normal dividend payment dates, and dividends payable in Shares shall be paid in the form of Restricted Shares having the same terms as the Restricted Shares upon which such dividend is paid. Each Award Agreement for Awards of Restricted Shares shall specify whether and, if so, the extent to which the Participant shall be obligated to return to the Trust any cash dividends paid with respect to any Restricted Shares which are subsequently forfeited.

     7.4  Forfeiture of Restricted Shares.  Except to the extent otherwise
          -------------------------------
provided in the governing Award Agreement, when a Participant's Employment Termination occurs, the Participant shall forfeit all Restricted Shares still subject to restriction.

8.   SHARE APPRECIATION RIGHTS
     -------------------------

     The Committee may grant Share Appreciation Rights to eligible persons other than Non-Employee Trust Managers. A Share Appreciation Right shall entitle its holder to receive from the Trust, at the time of exercise of the right, an amount in cash equal to (or, at the Committee's discretion, Shares equal in fair market value to) the excess of the fair market value (at the date of exercise) of a Share over a specified price fixed by the Committee in the governing Award Agreement multiplied by the number of Shares as to which the holder is exercising the Share Appreciation Right. The specified price fixed by the Committee shall not be less than the fair market value of the Shares at the date of grant of the Share Appreciation Right. Share Appreciation Rights may be granted in tandem with any previously or contemporaneously granted Option or independent of any Option. The specified price of a tandem Share Appreciation Right shall be the exercise price of the related Option. Any Share Appreciation Rights granted in connection with an ISO shall contain such terms as may be required to comply with Section 422 of the Code.

9.   DIVIDEND EQUIVALENT RIGHTS
     --------------------------

     9.1  General.  The Committee shall have the authority to grant Dividend
          -------
Equivalent Rights to Participants other than Non-Employee Trust Managers upon such terms and conditions as it shall establish, subject in all events to the following limitations and provisions of general application set forth in this Plan. Each Dividend Equivalent Right shall entitle a holder to receive, for a period of time to be determined by the Committee, a payment equal to the quarterly dividend declared and paid by the Trust on one Common Share. If the right relates to a specific Option, the period shall not extend beyond the earliest of the date the Option is exercised, the date any

Share Appreciation Right related to the Option is exercised, or the expiration date set forth in the Option.

     9.2  Rights and Options.  Each right may relate to a specific Option
          ------------------
granted under this Plan and may be granted to the optionee either concurrently with the grant of such Option or at such later time as determined by the Committee, or each right may be granted independent of any Option.

     9.3  Payments.  The Committee shall determine at the time of grant whether
          --------
payment pursuant to a right shall be immediate or deferred and if immediate, the Trust shall make payments pursuant to each right concurrently with the payment of the quarterly dividend to holders of Common Shares. If deferred, the payments shall not be made until a date or the occurrence of an event specified by the Committee and then shall be made within 30 days after the occurrence of the specified date or event, unless the right is forfeited under the terms of the Plan or applicable Award Agreement.

     9.4  Termination of Employment.  In the event of Employment Termination,
          -------------------------
any Dividend Equivalent Right held by such Participant on the date of Employment Termination shall be forfeited, unless otherwise expressly provided by the Committee.

10.  TRUST MANAGER SHARES
     --------------------

     10.1 Election.  The Trust intends to pay each Non-Employee Trust Manager an
          --------
annual fee in the amount set from time to time by the Board (the "Retainer"). Each Non-Employee Trust Manager shall be entitled to receive his or her Retainer exclusively in cash, exclusively in unrestricted Shares ("Trust Manager Shares") or any portion in cash and Trust Manager Shares. Following the approval of this Plan by the shareholders of the Trust, each Non-Employee Trust Manager shall be given the opportunity, during the month the Non-Employee Trust Manager first becomes a Non-Employee Trust Manager and during each December thereafter, to elect among these choices for the balance of the calendar year (in the case of the election made during the month the Non-Employee Trust Manager first becomes a Non-Employee Trust Manager) and for the ensuing year (in the case of a subsequent election made during any December). If the Non-Employee Trust Manager chooses to receive at least some of his or her Retainer in Trust Manager Shares, the election shall also indicate the percentage of the Retainer to be paid in Trust Manager Shares. If a Non-Employee Trust Manager makes no election during his or her first opportunity to make an election, the Non-Employee Trust Manager shall be assumed to have elected to receive his or her entire Retainer in cash. If a Non-Employee Trust Manager makes no election during any succeeding election month, the Non-Employee Trust Manager shall be assumed to have remade the election then currently in effect for that Non-Employee Trust Manager.

     10.2 Issuance.  The Trust shall make the first issuance of Trust Manager
          --------
Shares on the first trading day following the last day of the full calendar quarter following the approval of the Plan by the Trust's shareholders. Subsequent issuances of Trust Manager Shares shall be made on the first trading day of each subsequent calendar quarter and shall be made to all persons who are Non-Employee Trust Managers on that trading day except any Non-Employee Trust Manager whose Retainer is to be paid entirely in cash. The number of Shares issuable to those Non-Employee Trust Managers on the relevant trading date indicated above shall equal:

                                  (% x R) / P
                                       -
                                       4

where:
-----
     %    =    the percentage of the Non-Employee Trust Manager's Retainer that the Non-Employee Trust Manager elected or is deemed to have elected to receive in the form of Trust Manager Shares, expressed as a decimal;

     R    =    the Non-Employee Trust Manager's Retainer for the year during which the issuance occurs;

     P    =    the fair market value of Shares determined in accordance with
               Section 6.1(e).


Trust Manager Shares shall not include any fractional Shares. Fractions shall be rounded to the nearest whole Share.

11.  SECURITIES LAWS
     ---------------

     Nothing in this Plan or in any Award or Award Agreement shall require the Trust to issue any Shares with respect to any Award if, in the opinion of counsel for the Trust, that issuance could constitute a violation of the Securities Act, any other law or the rules of any applicable securities exchange or securities association then in effect. As a condition to the grant or exercise of any Award, the Trust may require the Participant (or, in the event of the Participant's death, the Participant's legal representatives, heirs, legatees or distributees) to provide written representations concerning the Participant's (or such other person's) intentions with regard to the retention or disposition of the Shares covered by the Award and written covenants as to the manner of disposal of such Shares as may be necessary or useful to ensure that the grant, exercise or disposition will not violate the Securities Act, any other law or any rule of any applicable securities exchange or securities association then in effect. The Trust shall not be required to register any Shares under the Securities Act or register or qualify any Shares under any state or other securities laws.

12.  EMPLOYMENT OR OTHER RELATIONSHIP
     --------------------------------

     Nothing in this Plan or any Award shall in any way interfere with or limit the right of the Trust or any of its Affiliates to terminate any Participant's employment or status as a consultant or Trust Manager at any time, nor confer upon any Participant any right to continue in the employ of, or as a Trust Manager or consultant of, the Trust or any of its Affiliates.

13.  AMENDMENT, SUSPENSION AND TERMINATION OF PLAN
     ---------------------------------------------

     The Board may at any time amend, suspend or discontinue this Plan without shareholder approval, except as required by applicable law; provided, however,
                                                            --------  -------
that no amendment, alteration, suspension or discontinuation shall be made which would impair the rights of any Participant under any Award previously granted, without the Participant's consent, except to conform this Plan and Awards granted to the requirements of federal or other tax laws including without limitation Section 422 of the Code and/or ERISA, or to the requirements of Rule 16b-3. The provisions of the Plan relating to Awards for Non-Employee Trust Managers may not be amended more than once each six months. The Board may choose to require that the Trust's shareholders approve any amendment to this Plan in order to satisfy the requirements of Section 422 of the Code, Rule 16b-3 or for any other reason.

14.  LIABILITY AND INDEMNIFICATION OF THE COMMITTEE
     ----------------------------------------------

     No person constituting, or member of the group constituting, the Committee shall be liable for any act or omission on such person's part, including but not limited to the exercise of any power or discretion given to such member under this Plan, except for those acts or omissions resulting from such member's gross negligence or willful misconduct. The Trust shall indemnify each present and future person constituting, or member of the group constituting, the Committee against, and each person or member of the group constituting the Committee shall be entitled without further act on his or her part to indemnity from the Trust for, all expenses (including the amount of judgments and the amount of approved settlements made with a view to the curtailment of costs of litigation) reasonably incurred by such person in connection with or arising out of any action, suit or proceeding to the fullest extent permitted by law and by the Declaration of Trust and Bylaws of the Trust.

15.  GRANTS TO PERSONS EXPECTED TO BECOME EMPLOYEES OR TRUST MANAGERS
     ----------------------------------------------------------------

     As allowed by this Plan, the Committee may grant Awards (other than ISOs) to persons who are expected to become Employees, Trust Managers (other than Non-Employee Trust Managers) or consultants of the Trust. The grant shall be deemed to have been made upon the date the grantee becomes an Employee, Trust Manager or consultant of the Trust without further action or approval by the Committee.

16.  CERTAIN TRUST MANAGERS AND OFFICERS
     -----------------------------------

     All Award Agreements for Participants who are subject to Section 16(b) shall be deemed to include such additional limitations, terms and provisions as Rule 16b-3 then requires unless the Committee determines that any such Award should not comply with the requirements of Rule 16b-3. All Award Agreements relating to ISOs shall be deemed to include such additional terms and provisions as Section 422 of the Code or any successor provision thereto then requires under the Committee expressly determines that such Award should not comply with such requirements.

17.  SECURITIES LAW LEGENDS
     ----------------------

     Certificates of Shares and Restricted Shares, when issued, may have the following legend and statements of other applicable restrictions endorsed thereon:

          THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THE SHARES MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF UNTIL THE HOLDER HEREOF PROVIDES EVIDENCE SATISFACTORY TO THE ISSUER (WHICH, IN THE SOLE DISCRETION OF THE ISSUER, MAY INCLUDE AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER) THAT SUCH OFFER, SALE, PLEDGE, TRANSFER OR OTHER DISPOSITION WILL NOT VIOLATE ANY APPLICABLE FEDERAL OR STATE SECURITIES LAWS.

This legend shall not be required for any Shares issued pursuant to an effective registration statement under the Securities Act.

18.  SEVERABILITY
     ------------

     If any provision of this Plan is held to be illegal or invalid for any reason, that illegality or invalidity shall not affect the remaining portions of the Plan, but such provision shall be fully severable and the Plan shall be construed and enforced as if the illegal or invalid provision had never been included in this Plan. Such an illegal or invalid provision shall be replaced by a revised provision that most nearly comports to the substance of the illegal or invalid provision. If any of the terms or provisions of this Plan or any Award Agreement conflict with the requirements of Rule 16b-3 (as those terms or provisions are applied to eligible persons who are subject to Section 16(b) or
Section 422 of the Code (with respect to ISOs)), those conflicting terms or provisions shall be deemed inoperative to the extent they conflict with those requirements. With respect to ISOs, if this Plan does not contain any provision required to be included in a plan under Section 422 of the Code, that provision shall be deemed to be incorporated into this Plan with the same force and effect as if it had been expressly set out in this Plan; provided, however, that, to
                                                  --------  -------
the extent any Option that is intended to qualify as an ISO cannot so qualify, that Option (to that extent) shall be deemed to be a NQO for all purposes of the Plan.

19.  EFFECTIVE DATE AND PROCEDURAL HISTORY
     -------------------------------------

     This Plan was originally approved by the Trust's Board on January 27, 1997. It was approved in that form by the holders of the Trust's voting shares on ___________________________ (the "Effective Date").

PROXY

                      AMERICAN INDUSTRIAL PROPERTIES REIT
           THIS PROXY IS SOLICITED ON BEHALF OF THE TRUST MANAGERS OF
                      AMERICAN INDUSTRIAL PROPERTIES REIT
                    ANNUAL MEETING TO BE HELD JUNE 30, 1997

The undersigned hereby appoints Charles W. Wolcott and Marc A. Simpson, and each of them, jointly and severally, as Proxies, each with the full power of substitution, to vote all of the undersigned's Common Shares of Beneficial Interest in the Trust, held of record on May 12, 1997, at the Annual Meeting of Shareholders or at any postponements or adjournments thereof, on the proposals set forth on the reverse side, as directed.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH THE DIRECTION MADE BELOW. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS ONE THROUGH ELEVEN. THE PROXIES WILL VOTE WITH RESPECT TO THE TWELFTH PROPOSAL ACCORDING TO THEIR BEST JUDGMENT. Please sign exactly as your name appears on your Share certificate. When Shares are held in more than one name, all parties should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by an authorized person.

1.  Authorization of additional Common Shares.

       For             Against           Abstain
       [_]             [_]               [_]

2. Adoption of the Third Amended and Restated Declaration of Trust which includes provisions limiting share ownership, dealing with business combinations, allowing dividends to be paid in cash or shares and allowing the Board to take any action necessary to preserve the Trust's REIT status.

       For             Against           Abstain
       [_]             [_]               [_]

3.  Authorization of Preferred Shares.

       For             Against           Abstain
       [_]             [_]               [_]

4.  Elimination of Cumulative Voting.

       For             Against           Abstain
       [_]             [_]               [_]

5. Conversion of debt to USAA REALCO into Common Shares and, if proposal one is not approved, authorization of additional Common Shares to permit such conversion.

       For             Against           Abstain
       [_]             [_]               [_]

6. Conversion of debt to Morgan Stanley Asset Management into Common Shares and, if proposal one is not approved, authorization of additional Common Shares to permit such conversion.

       For             Against           Abstain
       [_]             [_]               [_]

7. Issuance of up to $15 million of convertible debt securities and, if proposal one is not approved, authorization of additional Common Shares to permit such conversion.

       For             Against           Abstain
       [_]             [_]               [_]

8.  Adoption of the Employee and Trust Manager Incentive Plan.

       For             Against           Abstain
       [_]             [_]               [_]

9.  Election of Trust Managers.

      Nominees:  William H. Bricker, T. Patrick Duncan, Robert E. Giles, Edward
      --------   B. Kelley, Charles W. Wolcott

      For        Withhold
                 Authority
      [_]        [_]

      (Instruction: To withhold authority to vote for any of the above nominees, strike a line through that nominee's name in the list above.)



10.  Ratification of selection of Ernst & Young LLP as independent auditors.

      For             Against           Abstain
      [_]             [_]               [_]

11. Postponement or adjournment of the Annual Meeting for the solicitation of additional votes, if necessary.

      For             Against           Abstain
      [_]             [_]               [_]

12. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF.


By signing and returning this Proxy, the undersigned acknowledges receipt of the Notice of Annual Meeting and Proxy statement delivered herewith.



_________________________________                                ____________
Signature of Shareholder                                              Date

_________________________________                                ____________
Signature if Shares held                                              Date
in more than one name

PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.